UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

YADKIN VALLEY COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transactions:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

$109.00

(2)	Form, Schedule or Registration Statement No.:

Schedule 13E-3

(3)	Filing Party:

Yadkin Valley Company

(4)	Date Filed:

January 24, 2006

YADKIN VALLEY COMPANY

Post Office Box 18747

Raleigh, North Carolina 27619

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on April 24, 2006

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (“the Special Meeting”) of the Yadkin Valley Company (the “Company”) will be held on April 24, 2006, at 10:00 a.m., local time, at the main office of the Company at 4300 Six Forks Road, Raleigh, North Carolina.

The Special Meeting is for the purpose of considering and voting upon the following matters:

1.	To approve an amendment to the Company’s Articles of Incorporation (the “Amendment”), which will effect (i) a 1-for-50 reverse stock split of the Company’s common stock (the “Reverse Stock Split”); and

2.	To transact such other business as may properly come before the Special Meeting or any adjournments thereof. The board of directors is not aware of any other business to be considered at the Special Meeting.

The board of directors has established March 24, 2006, as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournments thereof. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

The board of directors has carefully considered the terms of the proposed Amendment authorizing the Reverse Stock Split and believes that it is fair to, and in the best interests of, the Company and its stockholders. The board of directors has approved this transaction and recommends that you vote FOR the approval of the Amendment authorizing the Reverse Stock Split.

Those stockholders holding fractional shares upon the effectiveness of the Reverse Stock Split will receive cash equal to $78.00 for each pre-split share comprising fractional share interests. Those stockholders who will receive cash for fractional shares if the Reverse Stock Split is approved are entitled to dissenters’ rights under Article 13 of the North Carolina Business Corporation Act, a copy of which is attached. In order to perfect dissenters’ rights, you must comply in full with the requirements of North Carolina law.

A form of proxy is enclosed to enable you to vote your shares at the Special Meeting. Your vote is very important. You are urged, regardless of the number of shares you hold, to complete, sign, date and return the proxy promptly. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors

/s/ Denton F. Lee, Jr.
Denton F. Lee, Jr.
Secretary

Raleigh, North Carolina

March 30, 2006

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE AMENDMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE AMENDMENT OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE ACCOMPANYING PROXY STATEMENT.

YADKIN VALLEY COMPANY

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

To Be Held On April 24, 2006

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Yadkin Valley Company (the “Company”) to be voted at a special meeting of stockholders to be held at the Company’s principal office at 4300 Six Forks Road, Raleigh, North Carolina, North Carolina at 10:00 a.m. on April 24, 2006, (the “Special Meeting.”)

The board of directors is soliciting your vote to approve the proposed amendment (the “Amendment”) to the Company’s Articles of Incorporation, (the “Articles of Incorporation”), which provides for a reverse 1-for-50 stock split of the Company’s common stock (the “Reverse Stock Split.”)

In connection with the Reverse Stock Split, and as permitted under North Carolina law, you, as a Company stockholder, will receive one share for each 50 shares of the Company’s common stock you hold immediately prior to the Reverse Stock Split. If you hold a fractional share resulting from the Reverse Stock Split, you will receive a cash payment from the Company in the amount equal to $78.00, without interest (the “Redemption Price”), for each pre-split share comprising that fractional share interest. If the Company’s stockholders approve the Reverse Stock Split, each stockholder:

•	Holding fewer than 50 shares of the Company’s common stock at the effective time of the Reverse Stock Split, as determined by the board of directors, will receive the Redemption Price for each pre-split share of the Company’s common stock owned by that stockholder; or

•	Holding 50 or more shares at the effective time of the Reverse Stock Split, as determined by the board of directors, will be issued new shares of common stock after the Reverse Stock Split. These stockholders will initially receive one new share of the Company’s common stock for every 50 shares of the Company’s common stock held immediately prior to the effective time of the Reverse Stock Split. In addition, these stockholders will receive a cash payment equal to the Redemption Price for each pre-split share of the Company’s common stock comprising any fraction of a share of the Company’s common stock that would otherwise be issued following the Reverse Stock Split.

After the transaction, the Company anticipates it will have approximately 160 record stockholders and intends to deregister the Company’s common stock with the Securities and Exchange Commission, or SEC, and become a private company. The Company’s common stock would cease to be traded on the OTC Bulletin Board. After the transaction, any trading in our common stock will only occur in the Pink Sheets Electronic Quotation System, or the pink sheets, or in privately negotiated sales. As a result of the deregistration, the Company would no longer be subject to the periodic reporting and related requirements under federal securities laws that are applicable to public companies.

The Reverse Stock Split cannot occur unless the holders of a majority of the issued and outstanding shares of the Company’s common stock approve the proposed Amendment. The officers, directors and other affiliates of the Company own approximately 63.8% of the outstanding common stock. The officers, directors and other affiliates have indicated they intend to vote in favor of the Amendment and the Reverse Stock Split. If they vote as they have indicated that they will, the Amendment and Reverse Stock Split will be approved.

This document provides you with detailed information about the proposed Reverse Stock Split. Please see “Additional Information” on page 52 for additional information about the Company on file with the SEC.

i

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PROPOSED AMENDMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE AMENDMENT OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION DISCLOSED IN THIS PROXY STATEMENT. ANY REFERENCE TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Proxy Statement is being mailed to stockholders of the Company beginning on or about March 30, 2006.

SPECIAL CAUTIONARY NOTICE REGARDING

FORWARD-LOOKING STATEMENTS

This Proxy Statement and the documents that have been incorporated herein by reference contain certain forward-looking statements and information with respect to the financial condition, results of operations, and business of the Company. These forward looking statements are not guarantees of future performance and involve risks and uncertainties and are based on the beliefs and assumptions of management of the Company and on information available to management at the time that these disclosures were prepared. These statements might be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variances of these words and other similar expressions. You should not place undue reliance on forward-looking statements that reflect management’s view only on the date of this Proxy Statement. A number of important factors could cause actual results to differ materially from those in the forward-looking statements.

SUMMARY TERM SHEET

This summary of terms, as well as the questions and answers that follow, highlights selected information about the proposed Reverse Stock Split and Amendment included elsewhere in this Proxy Statement. This summary is qualified in its entirety by reference to the more detailed information appearing or incorporated by reference elsewhere in this Proxy Statement. We encourage you to read the entire Proxy Statement, as well as any information that has been incorporated by reference, before you vote at the Special Meeting. All references to “we”, “us”, “our”, and “ours” refer to the Company and its subsidiary.

•	If adopted by the Company’s stockholders, the Amendment will result in a 1-for-50 Reverse Stock Split of the common stock, which will cause each 50 shares of issued and outstanding shares of common stock to be converted into one new share of common stock. (See page 31.)

•	Each holder of record of 50 or more shares of the Company’s common stock immediately prior to the Reverse Stock Split will be issued new shares of common stock. These stockholders will receive one new share of common stock for every 50 shares of common stock held immediately prior to the Reverse Stock Split. They will also receive cash in lieu of any fractional share to which they would otherwise be entitled. Each holder of record of fewer than 50 shares of common stock immediately prior to the Reverse Stock Split will only be entitled to receive cash in lieu of any fractional share to which they would otherwise be entitled. Fractions of shares resulting from the Reverse Stock Split will be immediately cancelled and exchanged for cash in the amount of $78.00 for each pre-split share comprising the fraction. (See page 32.)

•	Following the Reverse Stock Split, stockholders who owned fewer than 50 shares immediately prior to the Reverse Stock Split will no longer be stockholders of the Company. (See page 32.)

•	All certificates representing issued and outstanding shares of common stock immediately prior to the Reverse Stock Split will be cancelled and must be returned to the Company. After the Amendment has been filed with the North Carolina Secretary of State, the Company will send stockholders transmittal materials that will inform the stockholders how to collect cash to be paid for fractional shares and receive new stock certificates. (See page 33.)

•	Stockholders who retain stock after the Reverse Stock Split will not be able to transfer their shares on the Company’s books until their old certificates are properly surrendered. (See page 33.)

•	The purpose of the Reverse Stock Split is to reduce the number of the Company’s stockholders so that we may deregister our common stock under the Securities Exchange Act of 1934 (the “Exchange Act”) and become a private company. The board of directors’ primary reason for going private is the estimated annual costs savings to the Company. If we deregister, we will not be governed by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) as applicable to public companies. We also will no longer file periodic reports with the Securities and Exchange commission, or SEC, including annual and quarterly reports on Form 10-KSB and Form 10-QSB, nor will we be subject to the SEC’s proxy rules. Other reasons for and anticipated consequences of the Reverse Stock Split are discussed in this Proxy Statement (See page 11.)

•	If we deregister our common stock under the Exchange Act, our common stock will no longer be eligible for trading on the OTC Bulletin Board. We anticipate that our common stock may be quoted in the “pink sheets.” However, we cannot predict whether or when this will occur or that an active trading market will exist for our common stock after it is deregistered under the Exchange Act. As a result, it may be more difficult for remaining stockholders to sell their shares. (See page 27.)

•

The Reverse Stock Split will be taxable to those stockholders who receive cash for their shares. These stockholders will recognize gain or loss for federal, and possibly state and local, income tax purposes when they receive cash for their shares. They generally will recognize gain or loss equal to the difference between the amount of cash received and their tax basis in their shares of common stock which are cashed out. These stockholders should consult their personal tax advisors for a full understanding of their tax consequences resulting from the Reverse Stock Split. (See pages 29-31.)

•	The board of directors has determined that the Reverse Stock Split, including the Redemption Price, is fair to the Company’s unaffiliated stockholders. Our directors separately considered the fairness of the Reverse Stock Split as to those stockholders who will receive cash as well as those stockholders who will retain their shares of common stock after the Reverse Stock Split. (See pages 14-17.)

•	Howe Barnes Investments, Inc, an independent financial advisor to the board of directors, has delivered its written opinion dated September 28, 2005 to the board. The written opinion states that, as of its date, the cash Redemption Price to be paid to our stockholders in the Reverse Stock Split was fair, from a financial point of view, to all the Company stockholders. This written opinion was one of the factors considered by our board of directors in determining the price to be paid for cashed-out shares. A copy of this written opinion is attached as Appendix B to this Proxy Statement. The opinion is based upon and subject to the various assumptions and limitations described in the opinion. Please read this opinion in its entirety. (See pages 18-25.)

•	Stockholders who will receive cash for their fractional shares resulting from the Reverse Stock Split will have dissenters’ rights under Article 13 of the North Carolina Business Corporation Act, the provisions of which are attached to this Proxy Statement as Appendix C. (See page 35.)

•	The Reverse Stock Split will not be effective unless and until the Company’s stockholders approve the proposed Amendment. We anticipate that the Amendment will be filed with the North Carolina Secretary of State, and the Reverse Stock Split will take place, shortly after the Special Meeting. (See page 34.) The board of directors reserves the right to abandon the Reverse Stock Split without further action by the Company’s stockholders at any time before filing of the Amendment with the North Carolina Secretary of State if the board deems it inadvisable to consummate the Reverse Stock Split. The board may deem consummation inadvisable if, in the board’s opinion, the number of shareholders perfecting dissenters’ rights or voting against the Reverse Stock Split is too high. (See page 36.)

•	We estimate that approximately $1,018,000 will be required to pay for the fractional shares cashed out as a result of the Reverse Stock Split. In addition, we estimate that we will incur approximately $112,000 in transaction expenses. We intend to pay for the shares to be cashed out and the expenses of the Reverse Stock Split from a combination of working capital of the Company, short term borrowing and the proceeds of the sale of the non-voting common stock of First Citizens Bancorporation, Inc. (currently held as an asset by the Company) back to the issuer of such stock. We have not considered alternative plans for financing the transaction in the event that the stock sale is not consummated (See page 34-35).

•	You may either vote in person at the Special Meeting or by using the enclosed proxy card. If voting by proxy, you should specify your choice with regard to the Amendment on the enclosed proxy card. All properly executed proxies delivered to the Company in time will be voted at the Special Meeting. You may revoke your proxy at any time before it is voted at the Special Meeting by giving written notice to the Secretary of the Company, executing and delivering to the Secretary of the Company a proxy card bearing a later date, or voting in person at the Special Meeting. Any executed, but unmarked, proxies will be voted for the Amendment. (See pages 37-39.)

•	The officers, directors and other affiliates of the Company own approximately 63.8% of the outstanding common stock, and they have indicated the intend to vote in favor of the Amendment and the Reverse Stock Split. If they vote as they have indicated that they will, the Amendment and the Reverse Stock Split will be approved. (See page 37.)

•	The board of directors believes that the Reverse Stock Split is in the best interests of the Company and its stockholders and has approved the Reverse Stock Split and the Amendment. The board of directors recommends that stockholders vote “FOR” adoption of the Amendment. (See page 39.)

QUESTIONS AND ANSWERS

The questions and answers below are a summary of items described in this Proxy Statement. To fully understand the Reverse Stock Split and the Amendment, you are encouraged to read carefully the entire Proxy Statement.

When is the Special Meeting?

The Special Meeting will be held on April 24, 2006 at 10:00 a.m. local time, at the Company’s principal office at 4300 Six Forks Road, Raleigh, North Carolina.

What am I being asked to vote on at the Special Meeting?

You are being asked to approve the proposed Amendment to our Articles of Incorporation that provides for a 1-for-50 Reverse Stock Split. After the Reverse Stock Split, stockholders will receive cash in lieu of any fractional shares equal to $78.00 for each pre-split share.

Do I need to be present at the Special Meeting?

No. You do not have to attend the Special Meeting to vote your shares of common stock. You may sign and return the enclosed proxy card to vote your shares.

What vote is required to approve the Amendment?

The proposal to approve the Amendment must receive the affirmative vote of the holders of at least a majority of the shares of the Company’s common stock issued and outstanding as of March 24, 2006, the Record Date. If you do not vote your shares, either in person or by proxy, or if you abstain from voting, it has the same effect as a vote against the transaction. In addition, if you do not instruct your broker on how to vote on the transaction, your broker will not be able to vote for you. This will have the same effect as a vote against the transaction.

Can I change my vote after I have mailed the proxy card?

Yes. You can change your vote at any time before your proxy is voted at the Special Meeting so long as you follow the procedures outlined in this Proxy Statement.

What is the recommendation of the board of directors regarding the proposal?

The Company’s board of directors believes that the Reverse Stock Split is fair to unaffiliated stockholders and recommends that you vote for the proposed Amendment.

What do I need to do now?

Please sign, date and complete your proxy card and promptly return it in the enclosed, self-addressed, prepaid envelope so that your shares can be represented at the Special Meeting.

Why has the board of directors chosen this course of action?

The board of directors has approved the Amendment and the Reverse Stock Split in order to reduce the number of stockholders owning the Company’s common stock. After the Reverse Stock Split, we anticipate that the number of stockholders will be less than 300, and we intend to deregister our common stock under the Exchange Act. As a result, we will no longer be subject to the Exchange Act’s periodic reporting requirements or its proxy rules and regulations. In addition, we will not be subject to additional reporting and audit requirements adopted under the

Sarbanes-Oxley Act with respect to public companies. We estimate that this will result in costs savings for the Company of $84,000 annually and will allow our directors and executive officers to better focus on other business opportunities.

Will the Company remain a public company after the completion of the Reverse Stock Split?

No. We estimate that the Reverse Stock Split will result in the number of our record stockholders falling below 300, and we intend to terminate the registration of our common stock under the Exchange Act. Once the Company deregisters from the Exchange Act, we do not expect our common stock will be eligible for listing on the OTC Bulletin Board. Thereafter, we anticipate that our common stock may be quoted in the “pink sheets,” but we cannot predict whether or when this will occur or the liquidity of the market which will thereafter exist for our common stock. As a result, it may become even more difficult for our remaining stockholders to sell their shares.

What is “going private?”

The term “going private” is used within this Proxy Statement to mean the transformation of the Company from a public company filing detailed, periodic reports under the Exchange Act to an entity with less than 300 stockholders that is no longer subject to those reporting requirements.

How will the Company pay for the fractional shares to be purchased after the Reverse Stock Split?

The Company will pay for any fractional shares out of its cash and through the sale of stock owned by the Company. Timing considerations may necessitate the use of short term borrowing to pay for fractional shares pending completion of the sale of such stock.

When will the Reverse Stock Split be completed?

If the stockholders adopt the Amendment, the Reverse Stock Split will take place shortly following the adjournment of the Special Meeting upon the filing of the Amendment with the North Carolina Secretary of State. If the Special Meeting is not postponed or adjourned, we estimate that the Reverse Stock Split will be effective at 6:00 p.m. on April 25, 2006.

How will I receive my new shares or cash following the Reverse Stock Split?

After the Amendment is filed, the Company will send transmittal documents that explain how you should turn in your old share certificates in exchange for new shares and/or cash, if applicable. The Company will issue new shares to those entitled to receive such shares following the Reverse Stock Split and/or pay you for your old shares after you have surrendered your old share certificates.

May I buy additional shares in order to remain a stockholder of the Company or avoid having some of my shares cashed out?

Yes. You may buy additional shares of the Company’s common stock in the open market at any time prior to the Company filing the Amendment. In addition, shares held by a broker in “street name” are considered held of record by the broker so you can transfer your shares to a broker who holds an aggregate of 50 or more shares and avoid being cashed out of some or all of your shares; however you should contact the broker to determine the impact of the Reverse Stock Split on shares held by the broker. Conversely, if you own less than 50 shares in an account with a broker and want to be cashed out, you should instruct your broker to transfer your shares to your name prior to the effective time of the Reverse Stock Split.

Should I send in my share certificates now?

No. After the Reverse Stock Split is complete, the Company will send you written transmittal materials for surrendering your share certificates.

How will the Company operate after the transaction?

After the Reverse Stock Split, we expect the Company’s business and operations to continue as they are currently being conducted and, except as disclosed in this Proxy Statement, the Reverse Stock Split is not anticipated to have any effect upon the conduct of our business. However, the Company will deregister its common stock under the Exchange Act and, as a result, will no longer be subject to the reporting and related requirements under the Exchange Act that are applicable to public companies.

What are the federal income tax consequences of the Reverse Stock Split?

Generally, those stockholders who receive cash for fractional shares after the Reverse Stock Split will be subject to United States federal income taxation. These stockholders may be subject to taxation for state and local tax purposes as well. Please consult with your personal tax advisor to determine the federal, state and local tax consequences of the Reverse Stock Split based on your own particular circumstances. See “Special Factors—Certain United States Federal Income Tax Consequences.”

What will be the effect of the Reverse Stock Split on affiliated stockholders?

Executive officers, directors and other affiliated stockholders will be treated in the same manner as non-affiliated stockholders under the terms of the Reverse Stock Split. To the extent that affiliated stockholders own fractional shares after the Reverse Stock Split, they will receive cash in the Reverse Stock Split. Total beneficial ownership of affiliated stockholders as compared to unaffiliated stockholders will increase slightly after the Reverse Stock Split is completed. In addition, affiliated stockholders will not be subject to the same reporting requirements after the Company deregisters as a reporting company under the Exchange Act.

Who should I contact if I have additional questions?

If you have additional questions about the proxy, this Proxy Statement, the Reverse Stock Split, the Amendment or related matters, you should contact: David Perry at (919) 716-2266.

SPECIAL FACTORS

Background of the Transaction

Introduction. The Company was incorporated under the laws of North Carolina during 1979. Its primary activity is the ownership of all the outstanding capital stock, and serving as the parent holding company, of Yadkin Valley Life Insurance Company (“Yadkin Valley Life”), which is incorporated under the laws of Arizona and is engaged in the business of reinsuring credit life insurance policies.

Yadkin Valley Life’s reinsurance activities are currently limited to assuming risks associated with credit life insurance policies, or credit life policies, up to a maximum risk of $25,000 on any one insured, issued by Triangle Life Insurance Company, Raleigh North Carolina (“Triangle Life”), and sold only in North Carolina by Southern Bank and Trust Company, Mount Olive North Carolina (“Southern”), The Fidelity Bank, Fuquay-Varina, North Carolina (“Fidelity”), and The Heritage Bank, Lucama, North Carolina (“Heritage Bank”). Triangle Life is a wholly-owned subsidiary of First-Citizens Bank & Trust Company, Raleigh, North Carolina (“FCB”). The Company is affiliated with Southern, Fidelity, Heritage Bank and FCB through certain common control relationships. In consideration of its assumption of the risk, Yadkin Valley Life receives a portion of the premium income on policies it reinsures, less the amount of claims paid.

Yadkin Valley Life’s revenues are derived primarily from premium income received in connection with the reinsurance of credit life insurance and income on its investments. Since 2000, the amount of gross revenue generated by Yadkin Valley Life’s reinsurance activities has declined from approximately $250,000 in 2000 to approximately $130,000 in 2004.

Neither the Company nor Yadkin Valley Life employs any personnel. Subject to the supervision and control of the Company’s board of directors, all managerial, administrative and operational services necessary in carrying on the Company’s insurance holding company business and Yadkin Valley Life’s reinsurance business are provided to the Company and Yadkin Valley Life by American Guaranty Insurance Company, Raleigh, North Carolina (“American Guaranty”), pursuant to Administration Agreements. American Guaranty is a wholly-owned subsidiary of First Citizens BancShares, Inc., Raleigh, North Carolina (“BancShares.”)

In addition to its investment in Yadkin Valley Life, over 98% of the Company’s assets are represented by investments it holds in the equity securities of: (i) BancShares; (ii) First Citizens Bancorporation, Inc., a bank holding company headquartered in Columbia South Carolina (“Bancorporation”), and Heritage BancShares, Inc, Lucama, North Carolina, the bank holding company for Heritage Bank (“Heritage BancShares.”)

In light of the Company’s declining revenues from its reinsurance operations and the limited market for the Company’s common stock during the past year, the Company’s board of directors has debated the advantages and disadvantages of remaining a reporting company under the Exchange Act or converting to a privately held company. The board of directors considered many factors which are discussed throughout this Proxy Statement. Ultimately, the board of directors concluded that the advantages of the Company being a reporting company do not outweigh the costs it incurs as a public corporation, particularly in light of the requirements the Sarbanes-Oxley Act imposed upon public companies. As a result, the board of directors approved the Reverse Stock Split and is recommending that the stockholders approve the Amendment and Reverse Stock Split at the Special Meeting. As a result of the Reverse Stock Split, the board of directors estimates that the number of record stockholders will be reduced to below 300, which will allow us to deregister our common stock for reporting purposes under the Exchange Act.

Costs Associated with SEC Regulations. As a result of being a SEC reporting company, we are obligated to prepare and file with the SEC certain reports and information, including the following:

•	Annual Reports on Form 10-KSB;

•	Quarterly Reports on Form 10-QSB;

•	Current Reports on Form 8-K; and

•	Proxy Statements and related materials as required by Regulation 14A of the Exchange Act.

In addition, we assist directors as needed in complying with reports required under the Exchange Act’s transaction and short swing profit reporting requirements for affiliates.

The costs associated with these reports and other filing obligations comprise a significant corporate overhead expense. Expenses associated with being a reporting company include securities counsel fees, auditor fees, costs of printing and mailing documents, and costs associated with converting filings into the proper format for transmission to the SEC. We realize that the costs associated with Exchange Act reporting have been increasing, and we believe that the costs will continue to increase significantly. The principal reason behind the anticipated increases in compliance costs is the enactment of the Sarbanes-Oxley Act and the additional rules and regulations adopted by the SEC related to the Sarbanes-Oxley Act.

We estimate that in 2005 we paid approximately $115,000 in costs as a reporting company which we would not incur as a private company. These costs include filing Forms 10-KSB, 10-QSB, 8-K and proxy statements, amendments to previously filed reports, certifications compliance and printing costs. Costs in 2005 were higher than normal due to an SEC notice regarding valuation of investment securities that required the Company to amend previous filings with the SEC. These costs do not include the time and resources of our directors and in preparation of these reports and compliance with reporting obligations.

Further, we anticipate that in order to complete the documentation and testing of internal controls required by Section 404 of the Sarbanes-Oxley Act, we would incur an additional estimated $20,000 in connection with the initial compliance efforts, with ongoing yearly costs estimated at $30,000. These fees are expected to further increase in connection with any initial Section 404 of the Sarbanes-Oxley Act compliance efforts.

Advantages of a Public Corporation. Upon learning of the significant jump in costs that the Company would incur as a result of continuing as a reporting company, the board of directors wanted to determine if the advantages of the Company remaining a reporting company outweighed the costs. One advantage to being a public company is that it may facilitate a more active trading market. However, based on information available to our board of directors, the board of directors believes that there is an extremely limited market for the common stock of the Company. In fact, the Company’s board of directors believes that based on a review of transfer records, during the two year period prior to the date of this Proxy Statement, virtually all activity in the common stock of the Company consists of: (i) transfers out of street name; (ii) transfers to related parties; and (iii) purchases by the Company or its affiliates.

As a result, our limited trading market has not allowed our stockholders to realize the primary benefit which should be available to stockholders of a publicly traded company, which is the ability to buy and sell stock in a liquid market in which accurate and timely pricing information is readily available.

Another potential advantage of being a publicly traded company is the ability to access public capital markets to meet additional capital needs. However, as a result of the extremely limited operations of the Company and Yadkin Valley Life, we have never had to access the capital markets and our board of directors does not believe we will need to access such markets in the foreseeable future.

Stockholders of public corporations are entitled to another benefit in that they typically have greater access to information about the entity. As discussed above, the SEC requires that reporting companies comply with increasingly stringent reporting and auditing requirements. There are several benefits to this type of SEC oversight and mandated disclosure; however, there is also a large price tag that accompanies this compliance. Given the limited nature of the Company’s revenues, our board of directors believes that it will have difficulty absorbing the additional costs associated with Section 404 compliance.

Background of Board of Directors’ Recommendation. The idea of possibly having the Company engage in a transaction that would enable it to terminate its status as a public reporting company was first discussed informally by the board of directors in April 2004 and again on April 25, 2005. In its April 2004 discussions, the board of directors noted that revenue was continuing to decline and determined that additional revenue opportunities should be considered and expenses reviewed. In its April 25, 2005 discussions, the board of directors noted the limited and decreasing nature of the Company’s revenues and considered two alternative approaches to dealing with the Company’s revenue situation: (i) enhancing the Company’s revenues through the development and marketing of new products; and (ii) further limiting the Company’s expenses, particularly those associated with legal and accounting services and meeting its obligations as a reporting company under the Exchange Act. In these discussions, the board of directors noted that, in light of the fact that the Company has extremely limited operations and a lack of employees, the single biggest opportunity to realize expense savings was to eliminate the current and expected expenses associated with maintaining its status as a reporting company under the Exchange Act. The board of directors also discussed in general terms the possibility of enhancing the Company’s revenues through new product development. In its discussion of this topic, the board of directors observed that, in light of Yadkin Valley Life’s limited customer base and product offerings, any product development efforts would be subject to considerable uncertainty. As a result, the board of directors concluded that although the board of directors should continue to consider product development opportunities, the primary focus of the board of directors should be on expense savings opportunities since these could be executed with a much higher degree of certainty. The Company’s investment in equity securities, which comprises a substantial percentage of the Company’s assets as mentioned above, did not impact the conclusion reached by the board of directors. The Chairperson of the board of directors, Ms. Hope Holding Connell, indicated that she would continue to work with Mr. David Perry, an employee of American Guaranty and a director of the Company, to consider possible product development opportunities.

As a result of the April 25 meeting, the board of directors assigned Mr. Perry to contact Mr. Frank B. Holding Sr., an individual determined by the board of directors to have significant experience in the issues being considered by the board of directors, to review with him the substance of the informal discussions of the board of directors and to receive any input from Mr. Holding as to the path that the Company should pursue. Mr. Holding was one of the organizers of the Company and served as its President for a number of years, making him uniquely qualified to provide input to the board.

In a series of conversations between Mr. Perry and Mr. Holding occurring between May and July 2005, Mr. Perry informed Mr. Holding of the substance of the discussions of the board of directors on April 25 and obtained Mr. Holding’s input regarding the issues being considered by the board of directors. Mr. Holding concluded that he agreed with the assessment of the board of directors regarding the uncertainty associated with possible revenue enhancement strategies. As a result, Mr. Holding stated that he agreed that the primary focus of the efforts of the board of directors should be directed toward expense savings opportunities, since this path offered greater predictability for the Company. Informal conversations among the directors regarding expense savings opportunities took place during this same time period.

In order to facilitate the Company’s efforts to implement the desired expense savings measures, Mr. Holding suggested that he and Mr. Perry contact Mr. William Lathan of Ward and Smith, P.A., the Company’s outside corporate counsel, to discuss the mechanics associated with various alternative transactions that would allow the Company to terminate its status as a reporting company under the Exchange Act. Mr. Perry and Mr. Holding discussed with Mr. Lathan in June 2005 such alternative transactions. Mr. Lathan discussed the mechanics associated with the following types of transactions: (i) reverse stock splits; (ii) cash-out mergers; and (iii) recapitalization transactions where a company issues a new class of stock and certain stockholders of common stock exchange all of their common shares for shares of the newly created class of stock, or Reclassification Transactions. The discussion by Mr. Lathan was purely informational, and he did not offer an opinion as to the relative merits of the alternatives discussed. Mr. Lathan did note, however, that each of the alternatives would require the Company to obtain a company valuation and that the Company would need to retain a financial advisor to provide the required valuation if it wished to proceed with any transaction that would enable the Company to terminate its status as a reporting company under the Exchange Act. Mr. Perry provided the information received from Mr. Lathan to the other directors via telephone.

During July and August of 2005, Mr. Perry also met with Ms. Hope Holding Connell, the Chairman of the board of directors of the Company, in order to discuss possible revenue enhancing actions that could be taken by the Company in order to offset expected expenses associated with initial Section 404 compliance efforts.

Although Mr. Perry and Ms. Connell considered the possibility of implementing new product offerings, including, among others, debt cancellation insurance, they concluded that all implementation plans shared common problems in light of the increased expenses expected in connection with Section 404 compliance efforts. Specifically, the problems centered around the possible diversion of the Company’s limited revenue stream in connection with product development efforts and the uncertainty associated with the timing of any realization of increased revenues as a result of new product implementation. As a result of these problems, Mr. Perry and Ms. Connell concluded that the most prudent path for the Company was to defer new product development efforts and to focus exclusively on realizing expense savings through completing a transaction that would permit the Company to terminate its status as a reporting company.

As a result of the discussion with Mr. Lathan and Mr. Holding and after receiving feedback from the other directors, in early August 2005 Mr. Perry decided to contact Mr. William Wagner of Howe Barnes Investments Inc. (“Howe Barnes”), in order to see if Howe Barnes would be able to act as financial advisor to the Company’s board of directors in connection with a transaction that would allow the Company to terminate its status as a reporting company under the Exchange Act. Mr. Perry decided to contact Mr. Wagner based on his personal reputation and that of his firm as well as Mr. Wagner’s knowledge of the Company.

On August 9, 2005, Mr. Perry and Mr. Wagner met to discuss the possible engagement of Howe Barnes to act as a financial advisor to the board of directors in connection with the contemplated transaction. At this meeting, Mr. Perry explained to Mr. Wagner the goals of the Company’s board of directors. Mr. Wagner discussed with Mr. Perry his firm’s capabilities and experience in connection with transactions of the type under consideration by the Company’s board of directors. As a result of this meeting, Mr. Perry decided to recommend to the Company’s board of directors that they engage Howe Barnes to act as their financial advisor in connection with completing a transaction that would enable the Company to terminate its status as a public reporting company.

As a result of Mr. Perry’s recommendation, on August 10, 2005, the Company’s board of directors took action by unanimous written consent appointing Howe Barnes as financial advisor to the board of directors in connection with a transaction that would enable the Company to terminate its status as a public reporting company. Following the engagement of Howe Barnes, the board of directors planned to meet on August 18, 2005 in order to receive a presentation from Howe Barnes with respect to the alternatives available to the board of directors in connection with a transaction of the type being contemplated. Prior to the August 18, 2005 meeting, Mr. Perry met with Mr. Wagner in order to preview the presentation to be made to the board of directors on August 18, 2005 and provide input with respect to such presentation.

On August 18, 2005, the Company’s board of directors received a presentation from Mr. Wagner. Mr. Wagner started by summarizing for the board of directors some of the general considerations that should be taken into account in making the decision to take a company private, such as stockholder and community reaction and financial impact on the company. He then presented the board of directors with a synopsis of the material terms of recent going private transactions and summarized the reasons why companies typically choose to go private or stay public. Mr. Wagner then summarized for the board of directors various methods of taking a company private, including: (i) open market share repurchases; (ii) tender offers; (iii) reverse stock splits; (iv) cash-out mergers; (v) Reclassification Transactions; (vi) management buy out/leveraged buy out transactions; and (vii) transactions involving ESOPs. Finally Mr. Wagner presented an analysis of the Company’s existing stockholder base in order to further inform the board of directors regarding the number of stockholders that would be eliminated if thresholds for continuing as a stockholder were set at different levels of total share ownership in connection with a going private transaction. Following his presentation, Mr. Wagner answered various questions posed by members of the board of directors, and then the board discussed the substance of Mr. Wagner’s presentation, focusing on the relative advantages and disadvantages associated with each of the alternative transactions included in the presentation. At the conclusion of their discussion, the board of directors voted unanimously to continue consideration of a going private transaction using the reverse stock split method. This method was selected by the board of directors because they felt it offered the proper combination of certainty of outcome and ease of implementation. The board of directors then directed Mr. Wagner to prepare a presentation outlining a specific proposal for completing a reverse stock split, including presenting the board of directors with valuation analyses that would enable the board to set a fair price in connection with the shares to be cashed out as a result of the reverse stock split transaction.

On September 28, 2005 the board of directors of the Company met to receive a presentation from Mr. Wagner and Mr. Matthew H. Paramore of Howe Barnes outlining the relevant factors that should be considered by the board of directors in connection with a reverse stock split going private transaction. The presentation began with an overview of the Company’s current situation, including recent trends in revenue, net income, asset value and equity value, as well as the trading history of the Company’s common stock.

The presentation then focused on valuation analyses, with the representatives of Howe Barnes indicating that while they considered valuation methodologies based on market value, income and net asset value, the only method that produced a meaningful valuation was the net asset value method. The representatives of Howe Barnes reached this conclusion as a result of, among other things: (i) the Company’s extremely limited product offering and affiliated customer base; and (ii) the small amount of revenue generated by the Company relative to the total value of its assets. As a result of (i), Howe Barnes concluded that the Company essentially had no good will and so a market value analysis would become the functional equivalent of a net asset value analysis. As a result of (ii), Howe Barnes concluded that any analysis based on income would produce an artificially low value for the common stock of the Company. Therefore the presentation focused on valuing the Company using the net asset value method.

The representatives of Howe Barnes then presented their valuation analysis using the net asset value method. After adjusting the balance sheet information reflected on the Company’s financial statements as of June 30, 2005 to reflect changes in the value of the portfolio of equity securities held by the Company since the date of the balance sheet, applying a lack of marketability discount and considering premiums paid in connection with comparable going private transactions, the representatives of Howe Barnes informed the board of directors that the range of fair value for the common stock was between $62 and $78 per share. For a more detailed discussion of the valuation methodology employed by Howe Barnes see, “Opinion of Financial Advisor” below.

The representatives of Howe Barnes then presented an analysis of the anticipated financial impact of the reverse stock split going private transaction under consideration. Specifically, Howe Barnes estimated the total number of shares that would have to be cashed out if the ratio of the reverse stock split were set at different levels. Summary prospective financial analysis was provided as to the different outcomes that would result if the ratio of the reverse stock split was set at different levels.

The representatives of Howe Barnes then answered questions from the board of directors regarding their presentation.

Following the conclusion of the presentation by Howe Barnes, the board of directors considered the question of what ratio ought to be used in connection with the reverse stock split transaction. As a result of its discussion, the board of directors concluded that the ratio should be set at 50 to 1. The board of directors determined to use this ratio because it reduced the number of stockholders to approximately 160 at a cost that was acceptable. The board of directors concluded that setting the ratio so that the number of continuing stockholders would be 160 provided the Company an acceptable margin for growth in its stockholder base while maintaining its status as a private company under the Exchange Act.

The board of directors then considered whether the transaction would be fair to continuing stockholders as well as stockholders that would be cashed out as a result of the transaction. The board of directors concluded that with respect to continuing stockholders, assuming the board of directors set the cash out price within the ranges suggested by Howe Barnes, the transaction would be fair given the expense savings that would be realized by the Company as a result of going private. The board of directors then considered the impact of the reverse stock split on stockholders that would be cashed out as a result of the transaction. The board of directors concluded that whether the transaction was fair to these stockholders was really a function of price. Given the fact that some stockholders would be involuntarily cashed out as result of the transaction, the board of directors concluded that setting the cash out price at the high end of the range identified by Howe Barnes was appropriate, and the board of directors set the cash out price at $78 per share. The board of directors concluded that this price would be fair to stockholders involuntarily cashed-out as a result of the reverse stock split transaction.

The board of directors then unanimously voted to proceed with the Amendment and Reverse Stock Split on the terms outlined in this Proxy Statement and recommended that stockholders vote to approve both items.

On October 20, 2005 the Company’s board of directors received the written opinion of Howe Barnes that the cash out price of $78 per share was fair, from a financial point of view, to the stockholders of the Company.

Purposes of the Reverse Stock Split

The board of directors is recommending the Amendment and Reverse Stock Split to the stockholders for the purpose reducing the number of stockholders and terminating the Company’s status as a reporting company under the Exchange Act. We anticipate that upon the completion of the Reverse Stock Split, the number of the Company’s record stockholders will be less than 300. Having less than 300 stockholders will qualify the Company to apply to terminate the registration of its common stock under Section 12(g)(4) of the Exchange Act and suspend its obligations to file reports under Section 15(d) of the Exchange Act.

The primary reason the board of directors recommends that the Company deregister as an Exchange Act reporting company is that it will significantly reduce our on-going and anticipated costs related to Exchange Act reporting requirements and compliance with the Sarbanes-Oxley Act. We estimate that we will save approximately $84,000 in connection with (i) annual professional fees, printing costs, mailing costs and Edgar expenses if we no longer have to comply with Exchange Act reporting requirements and (ii) direct and indirect expenses associated with compliance with Section 404 of the Sarbanes-Oxley Act. The following is a breakdown of our estimated cost savings:

Item	Amount
Current expenses associated with annual and quarterly reports required by the Exchange Act which will no longer be incurred	$24,500
Additional outside assistance for documenting key process flows and controls as required by the Sarbanes-Oxley Act	$7,500
Additional assistance regarding testing of internal controls as required by the Sarbanes-Oxley Act	$7,500
Additional audit costs related to the Sarbanes-Oxley Act	$28,000
Estimated legal fees saved	$7,500
Estimated Edgar and filing costs saved	$2,000
Estimated printing costs saved	$2,000
Estimated Management costs saved	$5,000

Total	$84,000

In addition to reducing expenses, terminating our status as a reporting company under the Exchange Act would relieve our directors and American Guaranty of many of the administrative burdens associated with Exchange Act compliance. The board of directors now estimates that the passage of the Sarbanes-Oxley Act has subjected, and will subject, the Company, its directors and American Guaranty to additional burdens that are relatively substantial in scope. The additional corporate governance, accounting, auditing and internal control provisions required by the Sarbanes-Oxley Act arguably place a disproportionate burden on public companies that are relatively smaller than others subject to the same rules. By removing the Company from these requirements, our board of directors and American Guaranty will be able to better focus on the Company’s business activities, including any long term business strategies, as well as the needs of our customers and remaining stockholders.

The board of directors believes that the direct and indirect cost savings which will result from having the Company go private now outweigh the advantages which would remain available to our stockholders if we elected to remain a reporting company under the Exchange Act. The de-registration could reduce the liquidity of our common stock due to it no longer being quoted on the OTC Bulletin Board, the reduction in publicly available information or other reasons. However, our common stock has experienced extremely limited trading over the past several years, and we have no reason to expect this trading volume to increase in the near future if we were to remain a reporting company. As a private company, we will no longer be subject to many of the reporting and disclosure rules required by the Exchange Act, but we will continue to be subject to state regulation applicable to our reinsurance business. We may have more limited access to capital markets as a private company than we would as an Exchange Act reporting company. However, because we have no anticipated need for additional capital at this time, this concern does not outweigh the anticipated costs savings associated with terminating the Company’s reporting status under the Exchange Act.

An additional advantage for the Company which may result from the Reverse Stock Split is that we will reduce some additional expenses resulting from administering small stockholder accounts. We estimate this expense reduction to be approximately $4,000 annually. The expense of administering accounts of small record stockholders is disproportionate to their ownership interest in the Company. As of the Record Date, we estimate that we had approximately 610 record stockholders that held 49 or fewer shares of common stock. These eligible record stockholders and beneficial owners hold an approximate aggregate of 8,707 (4.82%) shares of our common stock. A disproportionate amount of our administrative expenses relating to stockholder accounts and reporting requirements are attributable to those stockholders holding less than 5% of our issued and outstanding stock. The effects of the Reverse Stock Split, including effects specific as to continuing stockholders and non-continuing stockholders, are later discussed in this Proxy Statement under “General Effects of the Reverse Stock Split,” and we urge you to read this section to further understand the benefits and detriments of the Reverse Stock Split, as well as the impact of deregistering as an Exchange Act reporting company.

The board of directors determined that the best method for reducing the number of record stockholders was the Reverse Stock Split. The Amendment will provide an effective time for when the Reverse Stock Split will be effective. At that effective time, all shares of the Company’s common stock will be automatically converted on a 1-for-50 basis. The board of directors determined to use this ratio because it reduced the number of stockholders to approximately 160 at a cost that was acceptable. The board of directors concluded that setting the ratio so that the number of continuing stockholders would be 160 provided the Company an acceptable margin for growth in its stockholder base while maintaining its status as a private company under the Exchange Act. Fractional shares will then be cashed out at a price equal to $78.00 per pre-split share. By reviewing its list of record stockholders and non-objecting beneficial owners, the board of directors is able to predict with some certainty (i) the number of stockholders who will be completely cashed out as a result of the Reverse Stock Split and (ii) the number of fractional shares which will be purchased from all stockholders after the Reverse Stock Split. As a result, the board of directors is able to estimate that the total number of record stockholders following the Reverse Stock Split will be less than 300, and as a result, we will be able to apply to deregister our common stock from further Exchange Act reporting requirements. Also, the board of directors is able to gauge with reasonable certainty the total number of pre-split shares to be purchased (13,048) and, as a result, the amount of money necessary to buy out those shares ($1,018,000). As a result, the board of directors felt that the Reverse Stock Split was a prudent transaction to reduce the number of the Company stockholders below 300.

Alternatives Considered

Staying Public. Prior to recommending the Reverse Stock Split to its stockholders, the board of directors first considered other alternatives, including remaining a reporting company under the Exchange Act. For the reasons discussed above, the board of directors felt that the costs of remaining an Exchange Act reporting company no longer justified its benefits to the Company and its stockholders. The board of directors could not determine an alternative for significantly reducing its on-going and anticipated costs resulting from qualifying as an Exchange Act reporting company other than terminating its Exchange Act registration.

Once the board of directors determined that the Company should reduce the number of stockholders below 300 so that it could qualify to deregister the Company’s common stock under the Exchange Act, it considered several alternatives to achieve that objective including: (i) open market share repurchases; (ii) a tender offer made available to all holders of common stock; (iii) a cash out merger; (iv) the Reverse Stock Split; (v) a Reclassification Transaction; (vi) a management buy-out or leveraged buy-out; (vii) a transaction using an ESOP; and (viii) a sale of the Company. The board of directors rejected these alternatives (other than the Reverse Stock Split) because it believed that the Reverse Stock Split would be the most effective and cost efficient manner to reduce the number of stockholders comfortably below the 300 record stockholder threshold.

Open Market Share Repurchases. The board of directors considered going into the open market and repurchasing stock from stockholders willing to sell their shares. This repurchase plan would be crafted so that it complied with the safe harbor set forth in Rule 10b-18 of the Exchange Act. In order to avoid manipulation of stock prices, Rule 10b-18 restricts when an issuer can repurchase its shares, the manner in which the repurchase is effected, the volume of shares purchased and the price paid. As a result of these restrictions, there is no guaranty that a stock repurchase plan would result in any reduction of the number of record stockholders within the time period required to accomplish our objectives.

Tender Offer. We investigated the possibility of making a tender offer to purchase shares of common stock from our stockholders. However, as a result of the regulations under the Exchange Act requiring pro-rata purchasing in the event of an oversubscription, the board of directors was concerned that the company might be required to purchase a disproportionate number of shares from large stockholders. If required to purchase a disproportionate number of shares from large stockholders as a result of such regulations, the board of directors was concerned that the number of stockholders would not be sufficiently reduced, and the Company would fail to accomplish our objective of terminating its reporting status under the Exchange Act. In addition, a general tender offer could be more costly than the anticipated costs of the Reverse Stock Split.

Cash-Out Merger. The alternative available to the board of directors which was most similar to the Reverse Stock Split was coordinating a merger with a shell corporation and reissuing stock to the stockholders of the newly merged entity, with shareholders owning fewer than a threshold number of shares being cashed out in connection with the merger. The board of directors concluded there was no significant advantage to the cash-out merger option, since it produced the same result as the Reverse Stock Split, but would likely have higher transaction expenses (since, among other things, a new corporation would have to be formed).

Reclassification Transaction. Under this alternative, the Company would create a new class of stock, and then a certain group of stockholders would be required (through a merger) to convert all of the shares of common stock held by them prior to the transaction into the newly created class of stock. Under this alternative, the Company would not be required to pay any cash in order to complete the transaction. Similarly, the stockholders receiving shares of the newly created class would not be required to pay any consideration for the receipt of such shares. The objective of the transaction would be to divide the stockholders of the Company into two classes each having fewer than 300 registered stockholders, which would enable the Company to terminate its status as a reporting company. In order for this alternative to be viable, the newly created class would have to have economic and/or voting features different than the Company’s outstanding common stock. The board of directors determined that it did not wish to distinguish between one group of common stock holders over the other by granting them, for no consideration, shares with different economic and/or voting features. Additionally, the board felt that the execution of this transaction would be more complex, given the fact that the rights of the newly created class would have to be defined and the separate classes would have to be administered by the Company indefinitely. In addition, if this alternative were selected, the Company would not be able to realize the expense savings associated with eliminating the administration of many smaller stockholder accounts. Given the fact that the Company has access to assets that will enable it to fund the Reverse Stock Split and the conclusion of the board of directors that the Reverse Stock Split would be less difficult to execute than a Reclassification Transaction and more efficient on a going forward basis, the board of directors determined not to pursue the Reclassification Transaction.

Management Buyout/Leveraged Buyout/ESOP Transactions. Given the fact that each of these alternatives typically requires that the company have management and/or employees, the board determined that these alternatives were not, as a practical matter, available to the Company.

Sale of the Company. As a result of its extremely limited product offerings, affiliate customer base and low revenues, the board of directors concluded that there is a very low probability that a buyer could be found for the Company. As a result, the board of directors rejected this alternative.

Recommendation of the Board of Directors; Fairness of the Reverse Stock Split

The board of directors unanimously approved the Reverse Stock Split and determined that the Reverse Stock Split is fair to, and in the best interests of, the Company and its unaffiliated stockholders, including unaffiliated stockholders who will receive cash as well as those who will retain their shares of common stock after the Reverse Stock Split. The board of directors unanimously recommends that the stockholders vote for approval of the Amendment and Reverse Stock Split. Each executive officer and member of the board of directors has advised the Company that he or she intends to vote his or her shares in favor of the Reverse Stock Split.

The board of directors has the authority to reject (and not implement) the Reverse Stock Split (even after approval thereof by stockholders) if it determines subsequently that the Reverse Stock Split is not then in the best interests of the Company and its stockholders. At this point, the board of directors does not anticipate any circumstances in which it would elect to reject (and not implement) the Reverse Stock Split, because it currently believes that the Reverse Stock Split is in the best interests of the Company’s stockholders.

The board of directors considered numerous factors, discussed below, in reaching its conclusion as to the fairness of the Reverse Stock Split and the $78.00 per share price to be paid in connection with shares of common stock cashed out as a result of the stock split. For the reasons indicated below as well as in the discussion of the background of the proposed transaction, the board of directors concluded that the only methodology that produced a reliable valuation of the common stock of the Company was the net asset value method. None of the factors that our board of directors considered led the board of directors to believe that the transaction is unfair to unaffiliated stockholders.

•	Current and Historical Market Prices. The Company’s common stock is traded infrequently. A review of transfer records revealed that for the last two years, virtually all trading activity consisted of transfers in or out of street name, transfers to related parties or purchases by the Company or its affiliates. As a result, the board of directors concluded that this was not a reliable indication of the value of the common stock. During the two year period referred to above, the Company is aware of only a few sales between unrelated parties on the open market. In fact the only significant or known buyer of the common stock of the Company during this time is the Company itself. During 2005, the Company engaged in the following repurchase transactions: (i) April 20, 2005, two shares of common stock for a price of $53 per share; (ii) April 21, 2005, two shares of common stock for a price of $53 per share; (iii) May 19, 2005, 36 shares of common stock for a price of $54 per share; and (iv) June 21, 2005, 62 shares of common stock for a price of $62 per share.

•	Market Value. The board of directors concluded that this valuation methodology did not produce a reliable indication of the value of the Company’s common stock for the following reasons: public or private comparable company sale transactions could not be found due to the fact that the Company has one highly specialized line of business, no employees and very low revenues. Similarly, the board of directors concluded that the Company does not possess any goodwill or intrinsic value due to the fact that 100% of its revenue is derived from one product sold to affiliated entities. As a result, any market valuation would essentially be based on the value of the Company’s assets (this method is discussed below).

•

Net Asset Value. In considering the net asset value methodology, the board of directors considered the net asset value as indicated on the June 30, 2005 balance sheet of the Company, as adjusted to reflect subsequent changes in the value of certain equity securities held by the Company. After adjusting the balance sheet as indicated in the prior sentence, a net asset value per share of $105.41 per share was indicated. In light of the extremely limited market for the Company’s common stock, Howe Barnes indicated that the application of a lack of marketability discount was appropriate and the board of directors agreed with this conclusion. Howe Barnes indicated that based upon its analysis, the appropriate range for the lack of marketability discount was 40% to 60%. In an effort to ensure the price was fair to stockholders, the board of directors elected to apply the minimum discount of 40% to the $105.41 per share price indicated above, resulting in a value of $63.25 per share. The board of directors noted that this price was approximately equal to the price of the last repurchase made by the Company. Finally, Howe Barnes indicated that given the involuntary nature of the transaction to some stockholders, payment of a premium would be consistent with standard practices in these types of transactions. Howe Barnes indicated that the amount of the premium ranged from 5% to 25%. As a result of the foregoing, the board of directors determined that payment of a premium was appropriate in the context of the contemplated transaction. Again, in an effort to ensure the price was fair to stockholders, the board of directors set the premium at the top end of the range indicated by Howe Barnes. Application of the premium to the $63.25 price per share indicated above produced the $78 per share price being utilized in the Reverse Stock Split. The board of directors concluded that the net asset valuation method did produce a meaningful valuation for stockholders. It also concluded that the $78 per share price resulting from the application of this valuation methodology as describe above is fair to stockholders. In reaching this conclusion the board of directors placed particular weight on the fact that this price reflected the application of all market ranges in a manner most favorable to stockholders. The net value analysis is described further in “Opinion of Financial Advisor,” below.

•	Book Value. The board of directors, in its initial consideration of valuation methodology, did not consider book value per share of the Company’s common stock a meaningful valuation because of the Company’s method of determining the value of certain non-marketable equity securities owned by the Company (the lower of cost or estimated fair value.) Subsequently, on August 24, 2005, the SEC notified the Company that it had questions and comments on the Company’s method of determining the values of such securities as reported in its financial statements. In response to this notice, the Company restated its financial statements for the fiscal years ended December 31, 2004 and 2003 and quarterly periods ended March 31, 2005 and June 30, 2005. In addition, the Company now uses a different valuation methodology for these non-marketable equity securities. The board of directors recognized that, after the restatement and use of different valuation methodology, book value would be substantially the same as net asset value. However, the board ultimately concluded that the net asset valuation method (discussed above) provided a more meaningful valuation for stockholders than book value because it more nearly reflected the current value of Company assets.

•	Dividend Discount Analysis. Due to the fact that the Company has never paid dividends and has no plans to pay dividends in the future, the Company’s board of directors considered this valuation methodology, but did not believe it resulted in a meaningful valuation.

•	Discounted Cash Flow Analysis. Given the disproportionate relationship between the value of the Company’s assets (approximately $31 million, based on the Balance Sheet dated June 30, 2005, as adjusted to reflect subsequent changes in the values of certain equity securities held by the Company through September 21, 2005) and its revenues (approximately $136,000 for the twelve month period ended September 30, 2005), the board of directors concluded that utilization of this method would produce an artificially low valuation of the Company’s common stock. As a result, the board of directors elected not to rely on this method or perform an analysis of value using this method.

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Opinion of the Financial Advisor. The board of directors received a written opinion dated September 28, 2005 of Howe Barnes Investments Inc., a financial advisor to the board of directors. The opinion stated that, as of September 28, 2005 and based upon and subject to the various assumptions and limitations described in the opinion, the price to be paid in the Reverse Stock Split was fair, from a financial point of view, to the Company’s stockholders. The board of directors reviewed and considered the financial analyses presented to it in connection with the opinion and adopted Howe Barnes’ conclusions and analyses as its own. The board recognized that the Howe Barnes opinion addressed the fairness of the price to all Company stockholders, both affiliated and unaffiliated. However, the board considered the conclusions drawn in the Howe Barnes’ opinion as factors supporting its recommendation to approve the Reserve Stock Split and its conclusion as to the fairness of the price to be paid to unaffiliated shareholders, including those who will be cashed out and those who would continue to be stockholders after the Reverse Stock Split. A copy of Howe Barne’s written opinion which addresses only the financial fairness of the price to be paid in connection with the Reverse Stock Split is attached as Appendix B to this Proxy Statement and incorporated by reference. You should read this entire opinion carefully. The opinion does not constitute a recommendation by Howe Barnes to any stockholder as to how the stockholder should vote on the Reverse Stock Split at the special meeting or any other matter.

•	Opportunity to Liquidate Shares of Common Stock. The board of directors considered the opportunity the Reverse Stock Split presents for stockholders owning fewer than 50 shares to liquidate their holdings without incurring brokerage costs, particularly given the relatively illiquid market for shares of our common stock, at a price that represents a premium of 25% over $62.00, which was the last price paid by the Company in a share repurchase transaction.

In connection with its fairness determination, the board viewed the absence of any firm offer for the acquisition of the Company, the fact that the board has no plans to seek an acquisition of the Company in the foreseeable future, and its opinion that firm offers are not likely to be forthcoming as factors tending to support its recommendation to approve the Reverse Stock Split and its conclusion as to the fairness of the cash consideration to unaffiliated stockholders. The board did not consider the Company’s liquidation value in connection with its fairness determination for the following reasons. First, liquidation value of the Company’s assets and liabilities would generally command material discounts both to market value and net asset value. In addition, liquidation of a reinsurance business is an expensive and time-consuming process involving regulatory procedures and approvals, further reducing the net proceeds available to shareholders following liquidation. In light of these reasons, the board of directors concluded that the determination of a liquidation value was not material to the financial fairness of the transaction. After consideration of all this information, the board determined that the $78 per share price to be paid in connection with the Reverse Stock Split is a fair price to be paid to unaffiliated stockholders holding fractional shares at the effective time of the Reverse Stock Split, and as a result, the Reverse Stock Split is fair to those stockholders.

The board of directors also believes that the Reverse Stock Split is fair to unaffiliated stockholders who will continue to be stockholders after the Reverse Stock Split. The board of directors continues to believe that it is in the best interests of the Company and its stockholders for the Company not to be subject to the reporting, auditing and review requirements of the Exchange Act, and particularly the Sarbanes-Oxley Act. Not only will this substantially reduce our auditing, accounting, legal and other costs and expenses on an annual basis, it will permit our directors and American Guaranty to focus on other business activities and planning. By reducing the number of record stockholders, the Company will qualify to terminate its Exchange Act reporting requirements, and we believe that the cost savings resulting from this termination are beneficial to all remaining stockholders.

The transaction is not structured so that approval of at least a majority of unaffiliated stockholders is required. The board of directors determined that any such voting requirement would usurp the power of the holders of a large portion of the Company’s outstanding shares to consider and approve the proposed Amendment as provided under North Carolina law and the Company’s charter documents.

No independent committee of the board of directors has reviewed the fairness of the Reverse Stock Split proposal. No unaffiliated representative acting solely on behalf of the unaffiliated stockholders for the purpose of negotiating the terms of the Reverse Stock Split or preparing a report covering the fairness of the Reverse Stock Split was retained by the Company or by a majority of directors who are not officers of the Company. However, in addition to the other steps taken in connection with its consideration of the Reverse Stock Split, the board of directors did elect to engage an independent financial advisor.

With respect to unaffiliated stockholders’ access to the Company’s corporate files, the board of directors determined that this Proxy Statement, together with our other filings under the Exchange Act, provide adequate information for unaffiliated stockholders to make an informed decision with respect to the Reverse Stock Split. The board of directors also considered the fact that under North Carolina corporate law, and subject to certain conditions set forth under North Carolina law, stockholders have the right to review the Company’s relevant books and records of account. The board of directors determined that taking specified steps to ensure unaffiliated stockholders have access to corporate records was not necessary to ensure the procedural fairness of the Reverse Stock Split. The board of directors determined that such steps would be costly and would not provide any meaningful additional benefits. Thus, we have not made any provision in connection with the Reverse Stock Split to grant unaffiliated stockholders access to our corporate files or to obtain counsel or appraisal services at the Company’s expense.

After consideration of the factors described above, the board of directors believes that the Reverse Stock Split is procedurally fair, notwithstanding the absence of such an unaffiliated stockholder approval requirement, independent committee or unaffiliated representative. In considering the procedural fairness of the Reverse Stock Split, the board of directors also noted that stockholders are entitled to exercise dissenters’ rights if they do not believe the Reverse Stock Split is fair to stockholders. In light of these factors, the board of directors approved the Amendment and Reverse Stock Split.

Our board of directors also believes that the transaction is fair to unaffiliated stockholders who will continue to be stockholders after the Reverse Stock Split. This belief is based on the board of director’s consideration of the following material factors:

•	If we are able to terminate the registration of our common stock under the Exchange Act, we believe that the cost savings will benefit continuing stockholders. These cost savings include known and unknown expenses which will be incurred by public companies under the Sarbanes-Oxley Act. Also, our directors and American Guaranty will be able to better focus their resources on the Company’s business opportunities. These cost savings and increase in focus should enhance our ability to increase the Company’s profitability.

•	If we succeed in deregistering our common stock under the Exchange Act, we will no longer be subject to Exchange Act reporting or proxy disclosure requirements. We will be subject to the regulatory and supervisory authority of other governmental agencies applicable to our reinsurance business.

•	If our common stock is no longer subject to the Exchange Act reporting requirements, we will no longer be eligible to have our stock quoted on the OTC Bulletin Board. This could adversely affect the liquidity, trading volume and marketability of our common stock. However, we do not anticipate this change to have a significant impact on the remaining stockholders. There has not been an active trading market for the shares of common stock in the past twelve months on the OTC Bulletin Board. Also, although we cannot guarantee how and when it will occur, we anticipate that the Company stock will trade in the “pink sheets” or in privately negotiated sales.

For the reasons discussed above, the board of directors believes that the Reverse Stock Split is fair to the Company’s stockholders, including unaffiliated stockholders, and in the best interests of the Company and its stockholders.

Our affiliates, who are deemed “filing persons” for purposes of this transaction, consist of our executive officers and directors (Hope Holding Connell, Denton F. Lee, Jr. and David S. Perry), shareholders owning more than 5% of our common stock (Lewis R. Holding, Frank B. Holding, Jr., Olivin B. Holding and Peter M. Bristow as well as Ms. Connell) and Frank B. Holding, Sr. For the Company’s affiliates, the alternatives considered and analyses regarding financial and procedural fairness of the Reverse Stock Split to unaffiliated stockholders receiving cash and to those retaining stock ownership were the same as those of the board of directors. Each of the Company’s affiliates adopted the analyses of the board of directors and Howe Barnes with respect to these issues. Based on these factors and analyses, the Company’s affiliates have concluded that the Reverse Stock Split is procedurally and substantively fair to the Company’s unaffiliated stockholders who will receive cash in the Reverse Stock Split and to its unaffiliated stockholders who will retain shares.

Opinion of Independent Financial Advisor

The Company retained Howe Barnes to act as its financial advisor in connection with the Reverse Stock Split. The total amount of consideration paid or payable by the Company in connection with this engagement is $20,000. Howe Barnes’ financial advisory role included providing a valuation report detailing the range of fair value of the Company’s common stock to be used by the board of directors for the Company to determine the price to be paid to common shareholders that are cashed out as a result of the Reverse Stock Split. Howe Barnes also delivered a written opinion as to the fairness, from a financial point of view, to all holders of the common stock of the Company, including those shareholders receiving cash as a result of the Reverse Stock Split and those remaining shareholders after the Reverse Stock Split. Howe Barnes has permitted this opinion to be included in its entirety in this proxy statement (see Appendix B), but because Howe Barnes was engaged to provide its written opinion solely for the benefit of the Company’s board of directors in connection with the Reverse Stock Split, its opinion may not be relied upon by any other person or entity or for any other purpose. Howe Barnes intends to assert the substance of the foregoing disclaimer as a defense to any shareholder claims that might be brought against it under any applicable state law. The Company has reviewed North Carolina law, which governs House Barnes’ opinion, and has determined that such law does not address the availability of such a defense in connection with any such shareholder claim. As a result, the Company has determined that the issue of whether or not such defense would be available necessarily would have to be resolved by a court of competent jurisdiction. The Company has also concluded that the availability or non-availability of such a defense would have no effect on the rights and responsibilities of its board of directors under governing state law or the rights and responsibilities of the board of directors or Howe Barnes under the federal securities laws. Howe Barnes is a nationally recognized investment banking firm. In the ordinary course of its investment banking business, Howe Barnes is regularly engaged in the valuation of companies and their securities in connection with mergers, acquisitions and other corporate transactions. During the past two years, there has been no other material relationship between the Company and Howe Barnes and their respective affiliates, and no future material relationship is contemplated.

Factors Considered. Prior to rendering its opinion, Howe Barnes reviewed and analyzed, among other things, (i) the terms of the Amendment and the Reverse Stock Split as set forth in the Resolutions of the Company’s board of directors dated September 28, 2005 (the “Resolutions”), (ii) the Company’s annual reports to stockholders on Form 10-KSB and its financial statements for each of the three years ended December 31, 2002, December 31, 2003, and December 31, 2004, (iii) the Company’s quarterly reports filed on from 10-QSB for the quarters ended March 31, 2005 and June 30, 2005, (iv) certain information regarding the historical record of reported prices, trading activity and lack of dividend payments of the Company’s common stock, (v) certain reported financial terms of selected recent going private transactions which Howe Barnes deemed to be relevant, (vi) the consideration proposed to be paid as set forth in the Resolutions, (vii) discussions with the Company’s board of directors regarding the background of the Amendment and the Reverse Stock Split and reasons and basis for the Recapitalization and the board of director’s opinion of the future business prospects for the Company, and (viii) other studies, analyses and investigations, particularly of the financial services industry, and such other information as Howe Barnes deemed appropriate. Howe Barnes did not obtain, make or receive any independent appraisal or evaluations with respect to the Company’s assets or liabilities. It also did not make or receive any analyses or evaluations of the rights of stockholders, creditors or others holding any claims or rights against the Company.

Summary of Financial Analyses. In connection with rendering its opinion to the Company’s board of directors, Howe Barnes considered utilizing methodologies which would value the Company based on: (i) the market value of the Company based on comparison to other publicly traded companies deemed comparable and sale transactions deemed to be comparable; (ii) the income produced by the Company’s operations; and (iii) the net asset value of the Company. Ultimately, for the reasons discussed below, only the net asset value methodology yielded a meaningful result in determining the value of the Company. The preparation of a financial advisor’s opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of those analyses. In its full analysis, Howe Barnes also included assumptions with respect to general economic, financial market and other financial conditions.

Furthermore, Howe Barnes drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the financial services industry as a whole. Any estimates in Howe Barnes’ analyses were not necessarily indicative of actual future results or values, which may significantly diverge more or less favorably from those estimates. Estimates of company valuations do not purport to be appraisals nor do they necessarily reflect the prices at which a company or its respective securities may actually be sold.

The written opinion dated September 28, 2005 provided by Howe Barnes to the Company’s board of directors was based upon certain economic, monetary, financial market and other relevant conditions as of the date of the opinion. Accordingly, the opinion states that although subsequent developments may affect the opinion, Howe Barnes does not have any obligation to further update, revise or reaffirm its opinion, and it has not done so.

In connection with its review and arriving at its opinion, with the consent of the Company’s board of directors, Howe Barnes assumed and relied upon the accuracy and completeness of the financial information and other pertinent information provided by the Company to Howe Barnes for purposes of rendering its opinion. Howe Barnes did not assume any obligation to independently verify any of the information provided, including without limitation information from published sources, as being complete and accurate in all material respects.

In providing its opinion, Howe Barnes assumed and relied upon, without independent verification, the accuracy and completeness of all accounting, legal, tax and other information provided to them by the Company, as well as all of the materials made available to Howe Barnes by the Company or other public sources. Howe Barnes assumed that no material change in the Company’s assets, financial conditions, results of operations, business or prospects had occurred since the most recent financial statements made available to Howe Barnes except for the anticipated accounting restatements to be made in the filing of an amended Form 10-Q for the quarter ended June 30, 2005 as disclosed by the Company to Howe Barnes.

In addition, for the purposes of rendering its written opinion, Howe Barnes assumed that (i) the Amendment and the Reverse Stock Split will be consummated in accordance with the terms set forth in the Resolutions, without any waiver of its material terms or conditions, and that obtaining the necessary stockholder approvals for the Amendment and the Reverse Stock Split will not have an adverse effect on the Company and (ii) the Amendment and the Reverse Stock Split are consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. Howe Barnes expressed no opinion as to whether any alternative transaction might produce consideration for the holders of the Company’s common stock in an amount in excess of that contemplated in the Amendment and the Reverse Stock Split.

Yadkin Valley Company Background Information. In order to understand Howe Barnes’ conclusion that only the net asset valuation methodology yielded a meaningful result in terms of valuing the common stock of the Company, the background information appearing below is relevant:

The Company is the parent holding company of Yadkin Valley Life Insurance Company (“Yadkin Valley Life”), which is engaged in the business of reinsuring credit life insurance policies. Yadkin Valley Life assumes risks of up to $25,000 on each credit life insurance policy reinsured by it. It reinsures Triangle Life Insurance Company policies sold through three affiliated banks, under common control with Yadkin Valley Life (the “Related Customer Banks”). All of the Company’s non-investment revenue is derived from reinsuring the sale of credit life insurance policies by the Related Customer Banks. The Company currently has no employees.

Nearly all of the Company’s assets are the equity securities which it holds of three affiliated banks (the “Yadkin Portfolio Securities”), which are also under common control with the Company. The Company’s assets are significantly greater than its revenue and net income. The Company, through its wholly-owned subsidiary Yadkin Valley Life offers only one product and operates in only one state. All of Yadkin Valley’s customers are affiliates that are under common control with the Company and revenue has been declining over time.

The following tables illustrate the relationship between the Company’s assets and total equity and revenue and net income for the periods indicated:

	Total Assets ($000’s)	Equity ($000’s)	Total Policy Revenue ($000’s)	Net Income ($000’s)
Fiscal Year End 2000	11,502	7,254	226	(1)
Fiscal Year End 2001	13,279	8,328	210	21
Fiscal Year End 2002	16,790	10,467	192	25
Fiscal Year End 2003	21,896	13,588	162	(43)
Fiscal Year End 2004	22,638	14,055	128	41
Last Twelve Months ended June 30, 2005	23,000	14,279	111	(9)

Source: SNL Financial, LC and public filings

The following tables illustrate the total assets, total policy revenue, book value and earnings per share for the periods indicated:

		Per Share
	Shares	Total Assets	Equity	Total Policy Revenue	Net Income
Fiscal Year End 2000	183,465	$62.69	$39.54	$1.23	($0.01)
Fiscal Year End 2001	182,327	$72.83	$45.68	$1.15	$0.11
Fiscal Year End 2002	181,295	$92.61	$57.73	$1.06	$0.14
Fiscal Year End 2003	181,130	$120.89	$75.02	$0.89	($0.24)
Fiscal Year End 2004	180,700	$125.28	$77.78	$0.71	$0.23
Last Twelve Months ended June 30, 2005	180,598	$127.35	$79.07	$0.61	($0.04)

Source: SNL Financial, LC and public filings

Although it dually listed in the OTC Bulletin Board and the pink sheets, the Company currently has very limited liquidity. This is due partly to the very large percentage of its securities that are held by affiliates of the Company (currently estimated at approximately 68%). A review of transfer records for the last two years indicates that all activity consists of: (i) transfers in or out of street name; (ii) transfers to related parties; and (iii) purchases by the Company or related parties. During the aforementioned period, the only significant or known buyer of the common stock of the Company is the company itself or related parties. Although the data regarding trades of the common stock of the Company is unreliable, the Company believes that at the most, there have been three open market trades on the open market in the last two years. The following table lists information regarding repurchases by the Company of its common stock during 2005:

Date	Shares	Price
April 20, 2005	2	$53.00
April 21, 2005	2	$53.00
May 19, 2005	36	$54.00
June 21, 2005	62	$62.00

Total / Weighted Average	102	$58.82

Source: Company

Discussion of Valuation Methodologies

In connection with rendering its opinion to the Company’s board of directors, Howe Barnes considered utilizing methodologies which would value the Company based on: (i) the market value of the Company based on comparison to other publicly traded companies deemed comparable and sale transactions deemed to be comparable; (ii) the income produced by the Company’s operations; and (iii) the net asset value of the Company. Set forth below is a discussion of Howe Barnes’ consideration of each of the aforementioned valuation methodologies.

In addition to the valuation methodologies discussed above, Howe Banes considered the application of a discount to reflect the limited market for the common stock of the Company as well as the application premiums over applicable trading prices paid by financial services companies in going private transactions.

Market Value of Yadkin Valley Company. In attempting to apply this methodology, Howe Barnes considered the following alternatives, all of which were determined to be problematic for the reasons discussed below:

i)	Comparable Publicly Traded Companies Methodology; and

ii)	Comparable Sales Methodology.

Comparable Publicly Traded Companies Methodology. Howe Barnes reviewed the database of 157 publicly traded insurance companies identified by SNL Financial, LC. As a result of the fact that the Company is relatively small and that it has one highly specialized line of business, no employees and minimal revenues, relative to other publicly traded insurance and reinsurance companies, Howe Barnes was unable to locate comparable publicly traded companies. The Company was unaware of any comparable actively traded companies to which it could direct Howe Barnes. As a result, Howe Barnes was unable to apply this methodology.

Comparable Sales Methodology. Howe Barnes reviewed the 217 insurance company sales in the last three years as identified by SNL Financial, LC. For the reasons discussed in paragraph appearing immediately above, Howe Barnes could not locate a sale transaction involving a comparable company for the purpose of applying this methodology. Similarly, the Company was not aware of the sale of any comparable companies. Furthermore, Howe Barnes concluded that the Company would be unlikely to attract any buyer in the open market as a result of the fact that 100% of its non-investment revenue is derived from one product sold by the Related Customer Banks. As a result, Howe Barnes concluded that the Company did not possess any material goodwill or intrinsic value and that any acquisition would be based solely on the value of the Company’s assets. Howe Barnes was unable to apply this methodology.

As a result of the foregoing, Howe Barnes concluded that using a market approach to value the Company would not result in a meaningful valuation.

Income Valuation Methodology. Income valuation analysis discounts future cash flows of the company at an appropriate discount rate in order to determine the present value of such cash flows. Howe Barnes attempted to apply the following two types of income valuation analyses to value the Company:

i)	Dividend discount analysis that discounts the cash flows available to shareholders (this analysis assumes the perspective of the holder of a minority interest in the Company); and

ii)	Discounted cash flow analysis that discounts the cash flows available to shareholders (this analysis assumes a control perspective).

Dividend Discount Analysis. Due to the fact that the Company has never paid a dividend and does not plan on paying a dividend in the near future, and does not appear to have the ability to pay a dividend out of earnings, Howe Barnes determined that dividend discount analysis could not be applied to the Company in a meaningful way.

Discounted Cash Flow Analysis. The Company does not have significant net income, so the application of discounted cash flow analysis would not produce a meaningful valuation. Historically, the Company’s net income has ranged between an insignificant level of earnings to small losses. The Company expects that the recent trend toward decreasing non-investment revenues will continue in the future, resulting in break-even operations or operations at a loss and therefore did not provide any projections regarding future financial performance. According to the data provided to Howe Barnes, even one claim of $25,000 would cause the Company to operate at a loss in a given year. As a result of the unpredictability and insignificance of the Company’s earnings relative to its assets, Howe Barnes concluded that application of this method could not produce a meaningful valuation.

As a result of the foregoing, Howe Barnes concluded that application of an income valuation methodology would not produce a meaningful valuation.

Net Asset Value Methodology. This valuation methodology looks at the value of a company’s assets adjusted to reflect current market values less the market value of the company’s liabilities. Until its recent restatement, Yadkin did not carry certain Yadkin Portfolio Securities at market value. Also, certain Yadkin Portfolio Securities dramatically increased in value after June 30, 2005. The following table shows the adjustments to the value of these certain Yadkin Portfolio Securities from the financial statements in the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, to reflect the increase in the value of such securities through September 21, 2005:

		Per Share		Market Value
Company	Shares	June 30, 2005 Form 10-Q	September 21, 2005	June 30, 2005 Form 10-Q	September 21, 2005	Increase in Market Value
First Citizens Bancorporation, Inc.—voting common stock	35,000	$540.00	$685.00	$18,900,000	$23,975,000	$5,075,000
First Citizens Bancorporation, Inc.—nonvoting common stock	5,631	$47.50	$513.75	267,473	2,892,926	2,625,453
Heritage BancShares, Inc.	7,401	$61.60	$75.00	455,933	555,075	99,142

Total				$19,623,406	$27,423,001	$7,799,595

Source: Company, public filings, and HBI calculations

The following table shows the calculation of the Company’s net asset value as of June 30, 2005, with the adjustments included from the table appearing immediately above:

Net Asset Value(1)

	As Stated per June 30, 2005 Form 10-Q	Adjustment	As Adjusted September 21, 2005
Assets
Cash	$71,838	—	$71,838
Investments in equity securities(2)	22,605,851	7,799,595	30,405,446
Certificates of deposit	322,000	—	322,000
Accrued investment income	588	—	588
Other assets	100	—	100

Total assets	$23,000,377	7,799,595	$30,799,972

Liabilities
Life policy claims reserves	$6,374	—	$6,374
Deferred income taxes(3)	7,812,062	3,041,842	10,853,904
Notes payable	899,205	—	899,205
Accrued interest payable	3,376	—	3,376

Total liabilities	$8,721,017	3,041,842	$11,762,859

Net Asset Value	$14,279,360	4,757,753	$19,037,113

Shares outstanding	180,598	—	180,598

Net Asset Value Per Share	$79.07	$26.34	$105.41

(1)	Based on the Company’s financial statements at 6/30/2005 with adjustments to “Investments in equity securities” and “Deferred income taxes.” Assumes that all assets and liabilities are carried at market value per management.
(2)	As adjusted in the schedule of the investment portfolio above.
(3)	Deferred income taxes are assumed to grow at 39% of the increase in unrealized gain on investments to their increase in market value.

After applying the adjustments above, Howe Barnes determined the net asset value of the Company to be $105.41 as of September 21, 2005. However, Howe Barnes noted that the vast majority of the assets of the Company are equity securities, and as a result the net asset value of the Company is subject to fluctuation give the nature of its assets.

Lack of Marketability Discount. Howe Barnes reviewed certain lack of marketability discount studies to determine if a lack of marketability discount would be appropriate to apply to the results of the valuation based on market demographics, historic trading volume, profitability (historic and future), the size and stability of dividends, prospects for liquidity, the pool of potential buyers and acquisition potential. After reviewing the financial characteristics and investment merits of the Company and after reviewing the lack of marketability discount studies, Howe Barnes concluded that a lack of marketability discount was warranted. Howe Barnes considered the mean and median discounts for lack of marketability reported in twenty-six studies it reviewed. Howe Barnes noted that the mean discount of such studies ranged from 24% to 60% and the median ranged from 32% to 73%. Howe Barnes concluded that the applicable discount for lack of marketability was between 40% and 60%. Howe Barnes then applied the lack of marketability discounts selected to the net asset value of $105.41 illustrated in the tables appearing above and noted the indicated range of value between $42.16 and $63.25 per share. The following table illustrates how Howe Barnes calculated the range of value indicated by the net asset value method:

Lack of Marketability Discount	Net Asset Value Adjusted for Lack of Marketability Discount
40%	$63.25
45%	$57.98
50%	$52.71
55%	$47.44
60%	$42.16

Going Private Premium Analysis. In addition to the other financial analyses performed by Howe Barnes, Howe Barnes also looked at transactions deemed similar to the Reverse Stock Split to determine what premium, if any, has been paid in some other transactions deemed similar to the Reverse Stock Split. Howe Barnes used public sources to identify comparable going private transactions for companies in the financial service industry. Howe Barnes was able to identify 20 going private transactions comparable to the Reverse Stock Split that were announced in the past year. These transactions included only reverse stock splits and cash out mergers conducted by bank or thrift institutions or their holding companies and one broker/dealer and one insurance underwriter. None of the comparable transactions selected resulted in a change of control of the entity. Howe Barnes relied on the reported price paid by these companies in connection with the comparable transactions and compared that price to the closing trading price on the day prior to the announcement of the transaction for the same shares to determine an average premium paid. By observing premiums paid in other similar transactions of publicly traded financial services companies, Howe Barnes was able to estimate a range of premiums comparable for the Reverse Stock Split. Howe Barnes did not consider the trading history of the 20 subject companies other than the closing trading price on the day prior to the announcement of the transaction.

The following is a listing of the 20 transactions considered by Howe Barnes in its going private premium analysis:

Company	Ticker	Industry	Announce Date	Structure	Assets ($000’s)	Transaction Value	% of Shares	Premium Over Prior Price
Illini Corporation	ILIN	B/T	08/23/05	COM	253,463	NA	NA	3.8%
Iowa First Bancshares Corp.	IFST	B/T	07/22/05	COM	376,429	2,478,132	4.7%	10.9%
JB Oxford Holdings, Inc.	JBOH	B/D	07/07/05	RS	31,271	450,000	4.2%	34.5%
Cherokee Banking Company	CHKJ	B/T	07/01/05	COM	164,843	3,398,664	15.4%	14.5%
FC Banc Corp.	FCBQ	B/T	06/24/05	COM	162,234	1,881,152	9.9%	2.2%
Guaranty Bancshares, Inc.	GNTY	B/T	06/07/05	COM	564,295	1,481,976	2.2%	24.0%
FFD Financial Corporation	FFDF	B/T	05/24/05	RS	139,705	1,482,000	6.6%	23.0%
Community Investors Bancorp Inc.	CIBI	B/T	05/17/05	RS	122,762	602,280	3.8%	13.2%
USHEALTH Group, Inc.	USHE	IU	04/18/05	COM	139,444	1,101,570	7.0%	(18.4%)
United Tennessee Bankshares, Inc.	UTBI	B/T	04/14/05	COM	122,659	5,713,400	21.9%	20.5%
Northeast Indiana Bancorp, Inc.	NIDB	B/T	03/16/05	RS	232,611	331,867	1.0%	17.5%
ASB Financial Corp.	ASBP	B/T	03/03/05	RS	172,961	1,985,659	5.0%	11.4%
First Manitowoc Bancorp, Inc.	FWBW	B/T	02/25/05	COM	606,753	1,844,700	1.4%	27.9%
Benchmark Bankshares, Inc.	BMBN	B/T	12/23/04	RS	284,623	11,796,169	20.9%	11.8%
KS Bancorp, Inc.	KSBI	B/T	12/22/04	RS	223,208	1,418,040	4.9%	23.1%
Commercial National Financial Corp.	CEFC	B/T	11/18/04	COM	243,859	8,750,000	17.1%	13.6%
Fidelity Federal Bancorp	FDLB	B/T	11/11/04	RS	201,842	2,000,000	10.0%	6.3%
Blackhawk Bancorp, Inc.	BHWB	B/T	10/22/04	RS	415,911	995,566	2.6%	27.1%
Sturgis Bancorp, Inc.	STBI	B/T	09/29/04	COM	312,431	588,832	1.3%	18.1%
Southern Michigan Bancorp Inc.	SOMC	B/T	09/03/04	COM	310,815	1,213,215	5.1%	20.3%
Low	20				31,271	331,867	1.0%	(18.4%)
Average	20				254,106	2,605,959	7.6%	15.3%
Median	20				227,910	1,482,000	5.0%	16.0%
High	20				606,753	11,796,169	21.9%	34.5%

Notes: B/T—Bank / Thrift; B/D—Broker Dealer; IU—Insurance Underwriter; COM—Cash Out Merger; RS—Reverse Split

The premiums paid with respect to the 20 transactions listed above ranged from -18% to 35%, with a median premium paid of 16%, and an average premium of 15.3%. Based on its review of the 20 transactions listed above, Howe Barnes concluded that a reasonable range of the premium to be paid would be 5% to 25% of the recent prices paid by the Company to repurchase shares of its common stock. The Howe Barnes analysis of premiums as applied to recent prices paid by the Company to repurchase shares of its common stock is illustrated below:

	Premium over Price
	0%	5%	10%	15%	20%	25%
Last Purchase	$62.00	$65.10	$68.20	$71.30	$74.40	$77.50
Weighted Average Purchases 2005	$58.82	$61.76	$64.71	$67.65	$70.59	$73.53

As result of applying the premium analysis set forth in the table appearing above, Howe Barnes concluded that the range of the fair value of the common stock is between $62 and $78 per share. Based on Howe Barnes’ analyses of the Company’s common stock, the Company’s board of directors determined that a price of $78 per share is a fair price to pay common shareholders that are cashed out as a result of the Amendment and the Reverse Stock Split.

Howe Barnes Fairness Opinion. Based upon these analyses, Howe Barnes delivered a written opinion dated September 28, 2005 to the Company’s board of directors that a price of $78 for each share of common stock was fair, from a financial point of view, as of the date of the opinion to all holders of the common stock of the Company, including those shareholders receiving cash as a result of the Amendment and the Reverse Stock Split and those remaining shareholders after the Amendment and the Reverse Stock Split.

Howe Barnes’ opinion does not address the underlying business decision to engage in the Amendment and the Reverse Stock Split. Howe Barnes is not expressing an opinion or recommendation as to how shareholders should vote with respect to the Amendment and the Reverse Stock Split. The full text of Howe Barnes’ opinion, which sets forth many of the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix B to this Proxy Statement with Howe Barnes’ consent. The description of the Howe Barnes opinion set forth herein is qualified in its entirety by reference to Appendix B and the text of the written opinion.

As noted above, the discussion in this section is merely a summary of the analyses and examinations that Howe Barnes considered to be material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Howe Barnes. The fact that any specific analysis has been referenced in the summary above is not meant to indicate that the analysis was given greater weight than any other analysis, except as said herein. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be Howe Barnes’ view of the actual value of the Company.

In performing its analysis, Howe Barnes made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Howe Barnes are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by those analyses. The analyses do not purport to be appraisals or to reflect the prices at which the prices at which any securities have traded or may trade at any time in the future. Accordingly, those analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, and Howe Barnes does not assume any responsibility if future results are materially different from those projected.

General Effects of the Reverse Stock Split

Share Exchange/Cash Out of Fractional Shares. If approved at the Special Meeting, the Reverse Stock Split will affect our stockholders as follows:

Net Effect of Transaction for Stockholders holding 50 or more shares of the Company’s common stock immediately before the Reverse Stock Split:	Net Effect of Transaction for Stockholders holding fewer than 50 shares of the Company’s common stock immediately before the Reverse Stock Split:

•      Following the Reverse Stock Split, you will own the amount of shares of common stock you currently own divided by 50. For example, if you currently own 200 shares, you will own 4 shares following the Reverse Stock Split. If you own 225 shares, then you will own 4 shares following the reverse stock split and receive a cash payment of $1,950, which is the product of 25 shares times the $78 per share cash-out price.

•      You will not have to pay any brokerage commissions or other service charges in connection with the shares of common stock transferred to the Company.

•      You will have no further interest in the Company with respect to your cashed-out shares. Your only right will be to receive cash for these shares.

•      Any cash amounts owed to you will be subject to applicable federal and state income taxes.

•      We will send you a letter of transmittal as soon as practicable following the Reverse Stock Split with instructions on how to surrender your existing certificate(s) in exchange for your new shares and cash payment, if any.

You will receive an amount equal to $78.00 cash, without interest, for each pre-split share you own immediately prior to the Reverse Stock Split. For example, if you own 10 shares of our common stock immediately before the Reverse Stock Split, you will receive a cash payment of $780, which is the product of 10 shares times the $78 per share cash-out price.

•      You will not have to pay any brokerage commissions or other service charges in connection with the Reverse Stock Split.

•      All amounts owed to you will be subject to applicable federal and state income taxes.

•      You will have no further interest in the Company. Your only right will be to receive cash for the shares owned prior to the Reverse Stock Split.

•      We will send you a letter of transmittal as soon as practicable after the Reverse Stock Split with instructions on how to surrender your existing certificate(s) in exchange for your cash payment.

NOTE: If you want to continue to hold the Company’s common stock after the Reverse Stock Split, you may do so by purchasing a sufficient number of shares of our common stock on the open market prior to the effective time of the Reverse Stock Split so that you hold at least 50 shares at that time. In addition, if you own shares in different record holder names (such as individually, as joint tenant with someone else, as trustee) even though you control the voting or disposition of those shares, each record holder will be treated as a separate shareholder for purposes of determining whether the 50 share threshold is met. By consolidating ownership into a single form of ownership you may be able to hold some of your stock after the Reverse Stock Split.

Stockholders holding common stock in street name through a nominee (such as a bank or broker) should contact that nominee to find out how they will be treated as a result of the Reverse Stock Split. We have anticipated that each bank, broker and other nominee will treat the beneficial owners of the Company’s common stock in a manner similar to the record stockholders. As a result, if you hold less than 50 shares of the Company’s common stock with any single nominee, your shares may be cashed out at the price of $78 per share in accordance with the Reverse Stock Split. Nominees may have different procedures as to how they will address the effects of the Reverse Stock Split, and as a result, stockholders holding common stock in street name should contact their nominees.

Reduction in Number of the Company Stockholders. On the Record Date, there were approximately 722 record holders of our common stock. At that date, approximately 562 of the record holders (excluding beneficial owners holding stock in street name) held fewer than 50 shares of the Company’s common stock. If immediately prior to the conclusion of the Reverse Stock Split the number of record stockholders and their stock holdings has not changed, there will be approximately 160 record holders of the Company’s common stock upon the completion of the Reverse Stock Split.

Termination of SEC Public Disclosure Filings. The Board anticipates that the Reverse Stock Split will cause the Company to have less than 300 record stockholders. As a result, we will be eligible to file a Form 15 and deregister our common stock under the Exchange Act, and we currently intend to do so. Once we terminate the registration of our common stock under the Exchange Act, we will no longer file current and periodic reports under the Exchange Act, including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K. We will also no longer be subject to the proxy requirements of the Exchange Act. In addition, following deregistration, our directors and persons owning more than 10% of our outstanding shares will no longer be subject to the reporting and short-swing trading requirements of Section 16 of the Exchange Act. As a result, the amount of information provided to stockholders after deregistration may be less than the amount currently supplied. It will be more difficult for stockholders to obtain information about us. We will also continue to be subject to the antifraud rules and regulations of the SEC. This means that, among other things, officers and directors cannot trade in the common stock on the basis of material, nonpublic information.

Liquidity of Common Stock. Although our common stock does not trade with a great amount of liquidity currently, terminating our status as a SEC reporting company is likely to have a negative net effect on stock liquidity. The number of stockholders will decrease, which may decrease the number of persons willing to actively buy and sell shares. In addition, in the event the Company does not make public certain information required by Rule 144 under the Securities Act of 1933, directors and certain other affiliates will be unable to rely on Rule 144 when selling their shares of the Company’s common stock.

After the Company suspends its obligation to file periodic reports under the Exchange Act, the reduction in public information concerning the Company and the termination of the Company’s status as a reporting company may adversely affect the liquidity and market value of the common stock. This may happen because, among other reasons, potential buyers and sellers may find it more difficult to determine the market value of stock without the benefit of reports under the Exchange Act. The problem may be further aggravated due to the fact that we will no longer be eligible to have our stock quoted on the OTC Bulletin Board. As a result, the trading market for our common stock may become more limited, making it more difficult for holders to dispose of their shares.

Effect on Net Book Value. Upon completion of the Reverse Stock Split, we estimate that the book value per share as of September 30, 2005 will be increased from $5,322.87 per share on a historical basis (as adjusted to account for the decrease in the number of shares of outstanding common stock resulting from the Reverse Stock Split) to approximately $5,463.38 per share on a pro forma basis.

Effect On Earnings. Upon completion of the Reverse Stock Split, net income (including non-recurring income and expenses) for the nine months ended September 30, 2005 would increase from a loss of $39,123 or $(11.68) per share, on a historical basis (as adjusted to account for the decrease in the number of shares of outstanding common stock resulting from the Reverse Stock Split) to approximately $1,096,644, or $327.26 per share, on a pro forma basis. This increase is due principally to the gain on the sale of investment securities, the proceeds of which will be used to pay the costs associated with the Reverse Stock Split.

Value of Assets. We anticipate paying all costs associated with the Reverse Stock Split by liquidating our entire position in 5,631 shares of non-voting common stock of Bancorporation held by the Company. We expect to receive gross proceeds of approximately $2,871,810 as a result of completing such sale. As a result of using such proceeds to fund the expenses associated with the Reverse Stock Split, the value of the assets shown on our balance sheets in the future will be reduced by the value of the assets disposed of in order to fund the Reverse Stock Split. The value of such non-voting stock as reflected on our September 30, 2005 balance sheet was $2,871,810. The value of such stock as adjusted to reflect changes in the value of such security through March 24, 2006 is $2,871,810.

Additional Effects of Reverse Stock Split on Affiliated Stockholders

Affiliated Stockholders Defined. Affiliated stockholders of the Company will participate in the Reverse Stock Split in the same manner and to the same extent as all of the other stockholders of the Company. As used in this Proxy Statement, the term “affiliated stockholder” means any stockholder who is an executive officer, a director or 5% stockholder of the Company, and the term “unaffiliated stockholder” means any stockholder other than an affiliated stockholder. Our affiliates consist of our executive officers and directors: Hope Holding Connell, Denton F. Lee, Jr. and David S. Perry. Lewis R. Holding, Frank B. Holding, Jr., Olivia B. Holding and Peter M. Bristow each own more that 5% of our common stock and each is considered an affiliate of the Company. Frank B. Holding, Sr. is the father of Hope Holding Connell, Olivia B. Holding and Frank B. Holding, Jr. and the brother of Lewis R. Holding and is considered an affiliate of the Company. These affiliates are deemed to be “filing persons” for the purpose of this transaction.

Beneficial Ownership. On the Record Date, affiliated stockholders beneficially owned 115,222 shares of the Company’s common stock, representing 63.8% of the 180,598 outstanding shares. We estimate that after the Reverse Stock Split, affiliated stockholders will own approximately 2,302 of the 3,351 shares of outstanding common stock. This represents a slight increase in the affiliated stockholder beneficial ownership from 63.8% to 68.7% as a result of the Reverse Stock Split. For more information regarding the beneficial ownership of directors and 5% stockholders of the Company before and after the Reverse Stock Split, see “Information About the Company—Security Ownership of Directors and 5% Stockholders” below.

Cash Received. Although no affiliated stockholder will be eliminated as a result of the Reverse Stock Split, the affiliated stockholders will collectively receive approximately $11,622 as result of fractional shares being cashed out pursuant to the Reverse Stock Split.

Reduced Reporting Requirements. The executive officers, directors and other affiliates will no longer be subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act with respect to changes in their beneficial ownership of their common stock. While affiliated stockholders will benefit from not being subject to Section 16 reporting requirements, they will be unable to rely on Rule 144 of the Securities Act of 1933 as a result of the Company no longer filing Exchange Act reports unless the Company chooses to make public certain information required by Rule 144.

Additional Effects of Reverse Stock Split on Non-Affiliated Stockholders

Beneficial Ownership. Because no affiliated stockholders will be eliminated as a result of the Reverse Stock Split, the relative stock ownership of non-affiliated stockholders as a group will decrease following the Reverse Stock Split. On the Record Date, non-affiliated stockholders beneficially owned 36.2% of the outstanding common stock, and following the Reverse Stock Split, they will own approximately 31.3% of the common stock (based on our records on the Record Date and the figures reported above under “Additional Effects of Reverse Stock Split on Affiliated Stockholders—Beneficial Ownership”). However, because there are fewer stockholders, an individual stockholder’s relative stock ownership may increase depending on the number of shares he owned prior to the Reverse Stock Split.

Decreased Access to Information. Upon the completion of the Reverse Stock Split and the requisite reduction in the number of record stockholders below 300, we intend to terminate the registration of our common stock under the Exchange Act. As a result, we will no longer be subject to the periodic reporting requirements and proxy rules of the Exchange Act. Similarly, executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including the reporting and short-swing profit provisions of Section 16. Non-affiliated stockholders are more likely to be directly impacted by the reduced access to public information. In addition, affiliates will no longer be restricted by the Exchange Act’s short-swing profit recapture rules, which are intended to protect non-affiliated investors.

Business of the Company after the Reverse Stock Split

Following the Reverse Stock Split, we intend for the Company to continue existing operations in the same manner as now conducted. Management of the Company will not change as a result of the Reverse Stock Split. The Company’s bylaws will remain in effect and unchanged by the transaction.

Other than as described in this Proxy Statement, we do not have any current plans to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; to sell or transfer any material amount of the Company’s assets; to change its board of directors or management; to change materially its indebtedness or capitalization; or otherwise to effect any material change in its corporate structure or business.

The shares of the Company’s common stock converted in the transaction into the right to receive $78 per share in cash will, after the Reverse Stock Split, be included in the Company’s authorized but unissued shares and will be available for issuance in the future.

United States Federal Income Tax Consequences

Presented below are the material federal income tax consequences of the Reverse Stock Split to: (i) stockholders (including any affiliated stockholders) who will receive cash in the Reverse Stock Split, (ii) stockholders (including any affiliated stockholders) who will retain shares of the Company’s common stock after the Reverse Stock Split and (iii) the Company itself.

The discussion does not address all U.S. federal income tax considerations that may be relevant to certain Company stockholders in light of their particular circumstances. The discussion assumes that the Company stockholders hold their shares of the Company’s common stock as capital assets (generally for investment). In addition, the discussion does not address any foreign, state, or local income tax consequences of the Reverse Stock Split. The following summary does not address all U.S. Federal income tax considerations applicable to certain classes of stockholders, including:

•	financial institutions;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to mark-to-market;

•	persons that hold the Company’s common stock as part of a hedge, straddle or conversion transaction;

•	persons who are considered foreign persons for U.S. federal income tax purposes;

•	persons who acquired or acquire shares of the Company’s common stock pursuant to the exercise of employee stock options or otherwise as compensation;

•	persons who acquired or acquire shares of the Company’s common stock pursuant to the exercise of stock warrants; and

•	persons who do not hold their shares of the Company’s common stock as a capital asset.

Accordingly, we recommend that the Company stockholders consult their own tax advisors as to the specific tax consequences of the Reverse Stock Split, including applicable federal, foreign, state and local tax consequences to them of the Reverse Stock Split in light of their own particular circumstances.

Federal Income Tax Consequences to Stockholders Receiving Cash in the Reverse Stock Split. The receipt by a stockholder of cash in the Reverse Stock Split will be a taxable transaction for federal income tax purposes under the United States Internal Revenue Code of 1986, as amended, or Code.

Under Section 302 of the Code, a stockholder will recognize a gain or loss upon receiving cash in the Reverse Stock Split if:

•	the Reverse Stock Split results in a “complete redemption” of all of the shares held by a stockholder immediately prior to the Reverse Stock Split;

•	the receipt of cash is “substantially disproportionate” with respect to the stockholder; or

•	the receipt of cash is “not essentially equivalent to a dividend” with respect to the stockholder.

These three tests are applied by taking into account not only shares that a stockholder actually owns, but also shares that the stockholder constructively owns pursuant to Section 318 of the Code, as described below.

If any one of the three tests is satisfied, the stockholder will recognize gain or loss on the difference between the amount of cash received by the stockholder pursuant to the Reverse Stock Split and the tax basis in the shares held by such stockholder immediately prior to the Reverse Stock Split. Provided that these shares constitute a capital asset in the hands of the stockholder, this gain or loss will be long-term capital gain or loss if the eligible shares are held for more than one year and will be short-term capital gain or loss if such shares are held for one year or less.

Under the constructive ownership rules of Section 318 of the Code, a stockholder is deemed to constructively own shares owned by certain related individuals and entities in addition to shares directly owned by the stockholder. For example, an individual stockholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren and parents, or family attribution. In addition, a stockholder is considered to own a proportionate number of shares owned by estates or certain trusts in which the stockholder has a beneficial interest, by partnerships in which the stockholder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such stockholder. Similarly, shares directly or indirectly owned by beneficiaries of estates or certain trusts, by partners of partnerships and, under certain circumstances, by stockholders of corporations may be considered owned by these entities, or entity attribution. A stockholder is also deemed to own shares which the stockholder has the right to acquire by exercise of an option.

The receipt of cash by a stockholder in the Reverse Stock Split will result in a “complete redemption” of all of the stockholder’s Company shares held immediately prior to the Reverse Stock Split so long as the stockholder does not constructively own any shares of the Company stock immediately after the Reverse Stock Split. However, a stockholder may qualify for gain or loss treatment under the “complete redemption” test even though such stockholder constructively owns shares of the Company stock provided that (1) the stockholder constructively owns shares of stock as a result of the family attribution rules (or, in some cases, as a result of a combination of the family and entity attribution rules), and (2) the stockholder qualifies for a waiver of the family attribution rules (such waiver being subject to several conditions, one of which is that the stockholder has no interest in the Company immediately after the Reverse Stock Split, including as an officer, director or employee, other than a creditor).

It is anticipated that most stockholders who receive cash in the Reverse Stock Split will qualify for capital gain or loss treatment as a result of satisfying the “complete redemption” requirements. However, if the constructive ownership rules prevent compliance with these requirements, such stockholder may nonetheless qualify for capital gain or loss treatment by satisfying either the “substantially disproportionate” or the “not essentially equivalent to a dividend” requirements. In general, the receipt of cash in the Reverse Stock Split will be “substantially disproportionate” with respect to the stockholder if the percentage of the Company shares of voting stock directly and constructively owned by the stockholder immediately after the Reverse Stock Split is less than 80% of the percentage of the Company shares of voting stock directly and constructively owned by the stockholder immediately before the Reverse Stock Split (giving effect to the difference in number of outstanding shares due to the Reverse Stock Split), and the stockholder does not own directly and constructively 50% or more of the Company’s outstanding voting stock after the Reverse Stock Split. Alternatively, the receipt of cash in the Reverse Stock Split will, in general, be “not essentially equivalent to a dividend” if the Reverse Stock Split results in a “meaningful reduction” in the stockholder’s proportionate interest in the Company.

If none of the three tests described above is satisfied, the stockholder will not recognize any gain or loss, but instead will be treated as having received a taxable dividend in an amount equal to the entire amount of cash received by the stockholder pursuant to the Reverse Stock Split.

No ruling has been or will be obtained from the Internal Revenue Service in connection with the Reverse Stock Split.

Federal Income Tax Consequences to Stockholders Who Do Not Receive Cash in the Reverse Stock Split. Affiliated and unaffiliated stockholders who remain Company stockholders following the Reverse Stock Split and do not receive any cash in the Reverse Stock Split will not recognize gain or loss as a result of the Reverse Stock Split. The Reverse Stock Split will not affect the adjusted tax basis or holding period of any shares of the Company’s stock that a stockholder continues to own after the Reverse Stock Split.

Federal Income Tax Consequences to the Company. The Company will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Stock Split.

Backup Withholding. Non-corporate stockholders of the Company may be subject to backup withholding at a rate of 28% on cash payments received in the Reverse Stock Split. Backup withholding will not apply, however, to a stockholder who (i) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal, (ii) who provides a certificate of foreign status on an appropriate Form W-8, or (iii) who is otherwise exempt from backup withholding. A stockholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the Internal Revenue Service.

The preceding discussion does not purport to be a complete analysis or discussion of all potential tax effects relevant to the Reverse Stock Split. Thus, stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Reverse Stock Split, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

DESCRIPTION OF THE AMENDMENT AND REVERSE STOCK SPLIT

The following is a description of the material terms and effects of the Reverse Stock Split. A copy of the Articles of Amendment effecting the Reverse Stock Split is attached as Appendix A to this Proxy Statement. This discussion does not include all of the information that may be important to you. You should read the proposed Amendment, this Proxy Statement and the other related appendices attached to this Proxy Statement before deciding how to vote at the Special Meeting.

Structure of the Transaction

The board of directors has determined that it is advisable to amend the Company’s Articles of Incorporation (i) to effect a 1-for-50 Reverse Stock Split of common stock, (ii) to provide for the cash payment of $78.00, without interest, per pre-split share in lieu of fractional shares of new common stock that would otherwise be issued following the Reverse Stock Split. The board has proposed the Reverse Stock Split to the stockholders for approval at the Special Meeting.

The board will have the discretion to determine if and when to effect the Reverse Stock Split if it is approved by the stockholders, and we reserve the right to abandon the Reverse Stock Split even if it is approved by the stockholders if the board of directors deems it inadvisable to consummate the Reverse Stock Split. We expect that, if the stockholders approve and the board of directors elects to implement the Reverse Stock Split, the Reverse Stock Split would be completed within 2 days of the date of the Special Meeting.

If the Reverse Stock Split is approved by the stockholders and is implemented by the board of directors, the Reverse Stock Split is expected to occur after the Amendment to the Company’s Articles of Incorporation is filed with the North Carolina Secretary of State. The effective time for the Reverse Stock Split will be set forth in the Amendment and is currently anticipated as being 6:00 p.m. Eastern Standard Time on April 25, 2006. The form of the proposed Amendment to the Company’s Articles of Incorporation is attached to this Proxy Statement as Appendix A. Upon consummation of the Reverse Stock Split, you will automatically be entitled to one share of the Company’s common stock for each 50 shares of common stock you hold of record. Any fractional shares held by you will be cashed out after the Reverse Stock Split.

Stockholders will not actually receive new certificates or cash payments on the effective date of the Reverse Stock Split. Rather, it will take the Company several weeks to address the administrative tasks associated with sending letters of transmittal, receiving old certificates, issuing new certificates and paying out the fractional shares which are redeemed, as further discussed below.

Stockholders who retain stock after the Reverse Stock Split will not be able to transfer their shares on the Company’s books until their old certificates are properly surrendered.

Conversion of Shares in the Transaction

Upon the effectiveness of the Effective Time of the Reverse Stock Split, all outstanding shares of our common stock will be converted as follows:

•	Record holders holding fewer than 50 shares of the Company’s common stock immediately prior to the Reverse Stock Split will be cashed out at the Redemption Price of $78.00 per pre-split share; and

•	Record holders holding 50 or more shares of the Company’s common stock will be converted on a 1-for-50 basis. Any record holder who does not beneficially own a number of shares evenly divisible by 50 will receive a cash payment in the amount of the Redemption Price in lieu of a fraction of a share of each new share of common stock that would otherwise be issued following the Reverse Stock Split.

We (along with any other person or entity to whom we may delegate or assign any responsibility or task with respect thereto) shall have full discretion and exclusive authority (subject to its right and power to so delegate or assign such authority) to:

•	make such inquiries, whether of any stockholder(s) or otherwise, as we may deem appropriate for purposes of effecting the Reverse Stock Split; and

•	resolve and determine, in our sole discretion, all ambiguities, questions of fact and interpretive and other matters relating to such provisions, including, without limitation, any questions as to the number of shares held by any holder immediately prior to the effective time of the Reverse Stock Split. Our determinations shall be final and binding on all parties, and no person or entity shall have any recourse against the Company or any other person or entity with respect thereto.

For purposes of effecting the Reverse Stock Split, we may, in our sole discretion, but shall not have any obligation to do so:

•	presume that any shares of the Company’s common stock held in a discrete account (whether record or beneficial) are held by a person distinct from any other person, notwithstanding that the registered or beneficial holder of a separate discrete account has the same or a similar name as the holder of a separate discrete account; and

•	aggregate the shares held (whether of record or beneficially) by any person or persons that we determine to constitute a single holder for purposes of determining the number of shares held by such holder.

Exchange of Certificates

Assuming the stockholders approve the Reverse Stock Split, we anticipate filing the Amendment to our Articles of Incorporation, substantially in the form of Appendix A attached to this Proxy Statement, with the Office of the North Carolina Secretary of State. The Reverse Stock Split will become effective at the time identified in the Amendment, which is anticipated as being 6:00 p.m. Eastern Standard Time on April 25, 2006.

FCB, the Company’s transfer agent, has been appointed the exchange agent to carry out the exchange of certificates for new shares of common stock and/or cash. As soon as practicable after the effective date of the Reverse Stock Split, the stockholders will be notified and asked to surrender their currently issued stock certificates to the exchange agent. In exchange, those record holders beneficially owning 50 or more shares immediately prior to the Reverse Stock Split will receive certificates representing the new number of shares of common stock held by that stockholder after the Reverse Stock Split. In cases where a record holder does not beneficially own a number of shares evenly divisible by 50, the record holder will receive the Redemption Price for each pre-split share in lieu of any fractional shares of new common stock following the Reverse Stock Split. Record holders owning fewer than 50 shares of the Company’s common stock immediately prior to the Reverse Stock Split will receive a cash payment equal to the Redemption Price for each pre-split share owned by them and will no longer have any rights with respect to the common stock of the Company, except the right to be paid in cash, as described in this Proxy Statement. No interest will be paid or accrued on the cash payable to record holders after the Reverse Stock Split is effected.

You will not pay any service charges in connection with the exchange of your certificates or the payment of cash. All of these expenses will be borne by the Company.

Nominees (such as a bank or broker) may have required procedures, and if you hold common stock in street name you should contact your nominee to determine how the Reverse Stock Split will affect you. If you are a beneficial owner of fewer than 50 shares of the Company’s common stock, and you want to have your shares exchanged for cash, you should instruct your nominee to transfer your shares into a record account in your name in a timely manner so that you will be considered a holder of record immediately prior to the effective time of the Reverse Stock Split, which is anticipated as being 6:00 p.m. on April 25, 2006. If you hold less than 50 shares of common stock in street name and do not transfer shares into a record account in a timely manner, you may not have your shares redeemed in connection with the Reverse Stock Split; however, you should contact your bank or broker to determine the impact of the Reverse Stock Split on your Company holdings.

You will not receive a new stock certificate and/or cash payment, as applicable, pursuant to the Reverse Stock Split until our transfer agent receives your currently issued stock certificate(s) or appropriate affidavits and indemnity assurances in accordance with the instructions outlined in the letters of transmittal to be delivered to stockholders. In the event that any certificate representing shares of common stock is not presented for cash upon request by the Company, the cash payment will be administered in accordance with the relevant state abandoned property laws. Until the cash payments have been delivered to the public official pursuant to the abandoned property laws, such payments will be paid to the holder thereof or his or her designee, without interest, at such time as the payment has been properly presented for exchange.

You should not send your stock certificates now. You should send them only after you receive a letter of transmittal from the Company. Letters of transmittal will be mailed soon after the Reverse Stock Split is completed.

Timing of Closing of Reverse Stock Split

If the transaction is approved by the Company’s stockholders, the Reverse Stock Split will become effective on the date and at the time specified in the Amendment filed with the North Carolina Secretary of State. It is currently anticipated that the effective time of the Reverse Stock Split will be 6:00 p.m. on April 25, 2006. In the event that the Board of Directors changes the effective date, it will notify stockholders via a press release.

Anticipated Accounting Treatment

We anticipate all shares of common stock purchased pursuant to the Reverse Stock Split will be accounted for as retired stock. The shares of the Company’s common stock converted in the Reverse Stock Split into the right to receive the Redemption Price will, after the Reverse Stock Split, be included in the Company’s authorized but unissued shares and would be available for issuance in the future.

Fees and Expenses

We have estimated that the total number of shares that will be purchased by the Company pursuant to this Reverse Stock Split is approximately 13,048. Assuming all the fractional shares are purchased at the price of $78.00 per pre-split share, the total cost to us would be approximately $1,018,000. This amount does not include our expenses associated with this transaction, which we estimate to be $112,000, as discussed below. We anticipate that we will pay for all fractional shares, as well as of the costs and expenses of this transaction, with cash on hand and cash generated by the sale of certain assets, as described in the Source and Amount of Funds section below.

We will pay all fees and expenses associated with this Reverse Stock Split. We estimate that Reverse Stock Split related fees and expenses will be $112,000, consisting of the following:

Howe Barnes advisory fees and expenses	$20,000
Legal fees and expenses	$75,000
Accounting fees and expenses	$2,500
Printing, solicitation and mailing costs	$9,500
SEC filing and Edgar fees	$3,500
Miscellaneous expenses	$1,500

Total estimated expenses	$112,000

Although we do not currently expect to do so, we may engage one or more proxy solicitation firms to assist in the delivery of proxy materials and solicitation of completed proxies and compensate those firms for doing so.

In the event a stockholder has lost his stock certificate(s) and is required to surrender those certificate(s) to receive the cash payment for his fractional shares, we will also pay the fee charged by our transfer agent for lost certificates, provided that the stockholder promptly executes the requisite affidavit and indemnity instruments.

Source and Amount of Funds

We expect to pay approximately $1,130,000 in the aggregate with respect to the Reverse Stock Split. We anticipate paying all costs associated with the Reverse Stock Split with cash on hand and by liquidating our entire position in 5,631 shares of non-voting common stock of Bancorporation held by the Company. We expect to receive gross proceeds of $2,871,810 as a result of completing such sale. As a result of using such proceeds to fund the expenses associated with the Reverse Stock Split, the value of the assets shown on our balance sheets in the future will be reduced by the value of the cash used to fund the Reverse Stock Split. The value of such non-voting stock of Bancorporation as reflected on our September 30, 2005 balance sheet was $2,871,810. The value of such stock as adjusted to reflect changes in the value of such security through March 24, 2006 is $2,871,810. Due to timing considerations, we may obtain short term loans under our line of credit in order to pay costs of the Reverse Stock Split pending consummation of the sale of such stock.

Dissenters’ Rights

Section 55-13-02 of the North Carolina Business Corporation Act, or the NCBCA, provides that a stockholder is entitled to dissent from and obtain payment for the fair value of his or her shares under certain conditions in the event of specified corporate actions. One such action which triggers these “dissenters’ rights” is an amendment to the Company’s Articles of Incorporation which materially and adversely affects the dissenters’ shares by reducing the number of shares owned to a fraction of a share and acquiring such fraction for cash. Therefore, the stockholders of the Company who, under the terms of the Reverse Stock Split, would receive cash for some or all of their stock and take the necessary steps to perfect their rights are entitled to dissent from the Reverse Stock Split and Amendment and obtain payment for the fair value of their shares which are being acquired pursuant to the Reverse Stock Split under Article 13 of the NCBCA, or Article 13. A copy of Article 13 is attached as Appendix C.

A Company stockholder who wishes to assert dissenters’ rights must follow the very specific requirements set forth in Article 13. In addition to certain other requirements, a dissenting stockholder must give the Company, and the Company must actually receive before the Special Meeting, a written notice, or the Intent Notice, of that stockholder’s intent to demand payment for his shares if the Reverse Stock Split is effectuated. The dissenting stockholder must also not vote his shares in favor of the proposed Reverse Stock Split. Failure to comply with these and other requirements set forth in Article 13 will constitute a waiver of the stockholder’s right to dissent.

If the Reverse Stock Split is approved by the Company’s stockholders, and the Reverse Stock Split is consummated, the Company will mail by registered or certified mail, return receipt requested, a written notice to all stockholders who properly delivered an Intent Notice and satisfied the requirements of a dissenting stockholder set out in Article 13, or a Dissenters’ Notice. The stockholder who receives a Dissenters’ Notice must demand payment and deposit his or her certificates for the shares of the Company’s common stock in accordance with the terms of the Dissenters’ Notice. A stockholder who does not satisfy the foregoing requirements is not entitled to payment for his or her shares under Article 13.

Upon receipt of the dissenting stockholder’s payment demand(s), we will offer to pay each dissenter, who properly demanded payment and deposited his share certificates, the amount we estimate to be the fair value of the Company’s common stock owned by such stockholders, plus interest accrued to the date of payment, and we will pay this amount to the dissenters. The board of directors has determined such fair value to be $78.00, without interest, per pre-split share of common stock owned by such stockholder.

Under certain terms and conditions specified in Article 13, a dissenter may notify the Company in writing of his own estimate as to the fair value of his shares and the amount of interest due, and that dissenter may demand payment of the excess amount over the Company’s payment and interest due. The stockholder waives the right to demand payment if he fails to demand additional payment in accordance with Article 13.

Article 13 also sets forth the procedure to be followed in the event that a demand for payment remains unsettled. This procedure involves an appraisal proceeding in which the court may appoint one or more persons as an appraiser to receive evidence and recommend a decision on the question of fair value.

A beneficial owner who is not the record owner may assert dissenters’ rights as to any shares held on his behalf only if (i) we receive the record stockholder’s written consent to the dissent prior to or simultaneously with the beneficial stockholder’s assertion of dissenters’ rights and (ii) he does so with respect to all shares of which he is the beneficial owner.

The foregoing is only a summary of the rights of dissenting stockholders under the NCBCA. Because Article 13 contains more detailed provisions and requirements, each dissenting stockholder should carefully review the text of Article 13 attached hereto as Appendix C and should also consult with his or her own legal counsel concerning the specific procedures and available remedies under Article 13. Any failure to follow this specific procedure set forth in Article 13 may result in a stockholder losing the right to claim fair value as described above.

As discussed above, you are advised that any notice of intent to demand payment pursuant to Article 13 must be in writing and must be received by the Company prior to the vote at the Special Meeting. If you desire to mail your Intent Notice to demand payment, you should mail such notice to the Company at the address set forth at the beginning of this Proxy Statement.

As previously stated, in order to exercise dissenters’ rights, you must not vote in favor of the Reverse Stock Split and must give the written notice required by Article 13. You should note that the return of a signed unmarked proxy will be considered a vote in favor of the Reverse Stock Split, and your vote against the Reverse Stock Split alone will not satisfy the written notice requirement. You must deliver a separate written notice to the Company.

Reservation of Rights

The board of directors reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the filing of the necessary amendment to our Articles of Incorporation with the North Carolina Secretary of State, even if the Reverse Stock Split has been approved by our stockholders at the Special Meeting, if, in the board’s opinion, consummation of the Reverse Stock Split is inadvisable. The board may deem consummation inadvisable for a number of reasons, including if the number of shareholders perfecting dissenters’ rights or voting against the Reverse Stock Split is too high. By voting in favor of the Reverse Stock Split you also are expressly authorizing the board of directors to determine not to proceed with the Reverse Stock Split if it should decide on that course of action.

ADDITIONAL SPECIAL MEETING INFORMATION

Time and Place

This Proxy Statement is being furnished to the Company stockholders in connection with the Company’s board of directors’ solicitation of proxies to be used at the Special Meeting on April 24, 2006 and at any adjournment of that meeting. The Special Meeting is scheduled to be held at the Company’s principal office at 4300 Six Forks Road, Raleigh, North Carolina, at 10:00 a.m. local time. The telephone number of the Company’s principal office in Raleigh, North Carolina is (919) 716-2266. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about March 30, 2006.

Purposes of Special Meeting

Our board of directors has authorized, and recommends for your approval at the Special Meeting, the adoption of the Amendment to our Articles of Incorporation that will result in the Reverse Stock Split. This transaction is comprised of:

•	the Reverse Stock Split, in which each 50 shares of our common stock held in the record name of a stockholder at the effective time of the Reverse Stock Split will be converted into one share of the Company’s common stock.

Those stockholders holding fractional shares upon after the Reverse Stock Split will receive cash equal to the Redemption Price of $78.00 for each pre-split share comprising the fractional interest.

Our board of directors will have the discretion to determine if and when to effect the Reverse Stock Split and reserves the right to abandon the Reverse Stock Split even if it is approved by the stockholders if the board deems it inadvisable to consummate the Reverse Stock Split. The Reverse Stock Split will become effective at the time set forth in the Amendment and after the filing of the Amendment to our Articles of Incorporation with the North Carolina Secretary of State. The form of the Amendment is attached to this Proxy Statement as Appendix A.

We expect that if our stockholders approve and the board elects to effect the Reverse Stock Split, the transaction will be completed as soon as practicable after the Special Meeting.

Stockholders are also being asked to consider and vote upon any other matters that may properly be submitted to a vote at the Special Meeting or any adjournment or postponement of the Special Meeting. Other than the matters listed on the attached Notice of Special Meeting of Stockholders, the board is not aware of any other business to be conducted at the Special Meeting.

Who Can Vote at the Special Meeting

Holders of record of common stock at the close of business on the Record Date will be entitled to vote at the Special Meeting. As of the Record Date, the Company had a total of 180,598 shares of outstanding common stock. Each share of common stock entitles its owner to one vote on each matter calling for a vote of stockholders at the Special Meeting. As of the Record Date, our executive officers, directors and other affiliates have the power to vote a total of 63.8% of the Company’s issued and outstanding shares and they have indicated that they intend to vote all of those shares in favor of the Amendment. If they vote as they have indicated they will, the Reverse Stock Split will be approved.

Voting and Revocation of Proxies

You may vote your shares in person by attending the Special Meeting, or by mailing us your completed proxy if you are unable or do not wish to attend. If the enclosed proxy is properly completed, signed, dated and returned, and not revoked, it will be voted in accordance with the instructions given. If a proxy is returned with no instructions given, the proxy will be voted FOR the proposal to adopt the Amendment as stated in this Proxy Statement. Execution of a proxy gives the designated proxies discretionary authority to vote the shares represented by the proxy in accordance with their best judgment on any other business, if any, that may properly come before the Special Meeting or any adjournments of that meeting.

Brokerage houses and nominees have been requested to forward these proxy materials to the beneficial owners of shares held of record by such persons, and upon request, the Company will reimburse such persons for their reasonable out-of-pocket expenses in doing so.

You can revoke your proxy at any time before the Company takes a vote at the meeting by:

•	delivering to our Secretary at our corporate offices on or before the business day prior to the Special Meeting, a signed proxy card bearing a later date or a written revocation of the proxy;

•	delivering to us at the Special Meeting but prior to the taking of the vote a signed proxy card dated a later date or a written revocation; or

•	attending the Special Meeting and voting in person.

If, however, you are a beneficial owner of shares of the Company’s outstanding common stock that are not registered in your own name, you will need appropriate documentation from the holder of record of your shares to vote personally at the Special Meeting.

Revoking a proxy will not affect the vote once it has been taken. Attendance at the Special Meeting will not, in itself, constitute a revocation of a proxy. You must vote in person at the Special Meeting if you wish to change a vote that you have previously made by submitting a signed proxy.

Vote Required for Approval

The presence, in person or by proxy, of the holders of at least a majority of shares of the Company’s common stock entitled to vote at the Special Meeting is necessary to constitute a quorum. Because many of our stockholders cannot attend the Special Meeting, it is necessary that a large number be represented by proxy. Accordingly, the board of directors has designated proxies to represent those stockholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient stockholders present, in person or by proxy, to constitute a quorum or to approve or ratify any proposal at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit the further solicitation of proxies.

Approval of the Amendment to the Company’s Articles of Incorporation which will affect a 1-for-50 Reverse Stock Split of the Company’s common stock requires the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock. If you do not vote your shares, it will have the same effect as a vote “against” the Amendment and Reverse Stock Split.

The proposal to approve the Reverse Stock Split is a “non-discretionary” item, meaning that brokerage firms cannot vote shares in their discretion on your behalf if you have not given the broker instructions to vote your shares held in “street” name. Accordingly, shares held in street name that have been designated by brokers on proxy cards as not voted with respect to that proposal, or broker non-vote shares, will not be counted as votes cast in favor of the Reverse Stock Split and, as a result, will have the same effect as a vote against it. Broker non-votes will also not be counted for purposes of determining whether a quorum is present.

Abstentions will be counted for purposes of determining whether a quorum is present at the Special Meeting. However, like broker non-votes, abstentions will not be counted in tabulating the votes cast on any proposal submitted to the stockholders. As a result, abstentions will have the same effect as a vote against the Reverse Stock Split.

As of the Record Date, the directors and executive officers of the Company beneficially owned a total of 15,842 (approximately 8.77%) of the outstanding shares of common stock entitled to vote at the Special Meeting.

Solicitation of Proxies

The Company will pay the cost of preparing, assembling and mailing this Proxy Statement and other related proxy solicitation expenses, if any. Solicitation of proxies will be made initially by mail. Directors and executive officers of the Company also may solicit proxies in person, by telephone or other means without additional compensation. The board reserves the right to engage a firm to assist the board in the solicitation of proxies in connection with this Special Meeting.

We are mailing this proxy material to our stockholders on or about March 30, 2006.

Other Matters

Our board of directors is currently not aware of any business to be brought before the Special Meeting other than that described in this Proxy Statement. However, if other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Recommendation of the Board of Directors

The Amendment and Reverse Stock Split have been approved by the Company’s board of directors. Your board of directors recommends a vote “FOR” adoption of the proposed Amendment to the Articles of Incorporation which will implement a 1-for-50 Reverse Stock Split of our common stock.

INFORMATION ABOUT YADKIN VALLEY COMPANY

General

The Company was incorporated under the laws of North Carolina during 1979. Its primary activity is the ownership of all the outstanding capital stock, and serving as the parent holding company, of Yadkin Valley Life which is incorporated under the laws of Arizona and is engaged in the business of reinsuring credit life insurance policies.

Yadkin Valley Life’s reinsurance activities currently are limited to assuming risks associated with credit life policies, up to a maximum risk of $25,000 on any one insured, issued only by Triangle Life, and sold only in North Carolina by Southern, Fidelity and Heritage Bank. Triangle Life is a wholly owned subsidiary of FCB. The Company is affiliated with Southern, Fidelity, Heritage and FCB through certain common control relationships. (See page 42). In consideration of its assumption of risk, Yadkin Valley Life receives a portion of the premium income on policies it reinsures, less the amount of claims paid.

Southern, Fidelity and Heritage sell credit life policies pursuant to insurance contracts between them and Triangle Life and pursuant to which they each receive commissions from Triangle Life on policies sold. These policies provide life insurance coverage, subject to the amount, age and other limitations specified in the insurance contracts. The policies are written on the lives of customers of Southern, Fidelity and Heritage in connection with various extensions of credit to those customers, including consumer and commercial loans (installment and term), overdraft and equity lines of credit, and credit card accounts. Yadkin Valley Life, pursuant to a Reinsurance Agreement between it and Triangle Life, reinsures certain of these policies. The Reinsurance Agreement provides that Triangle Life will automatically cede to Yadkin Valley Life, and Yadkin Valley Life will accept from Triangle Life, 100% of the rights, obligations, liabilities and risks on credit life policies up to a maximum of $25,000 of insurance in force on any one life. At December 31, 2004 and December 31, 2003, respectively, there were 1,862 and 2,573 policies in force which were reinsured by Yadkin Valley Life.

Yadkin Valley Life’s revenues are derived primarily from premium income received in connection with the reinsurance of credit life insurance and income on its investments. On a monthly basis, Triangle Life pays to Yadkin Valley Life, on a net basis, 100% of the amount of premiums on reinsured credit life policies written, less the amount of “reinsurance commissions” owed by Yadkin Valley Life pursuant to the Reinsurance Agreement. Reinsurance commissions are equal to 5% of the gross premiums received on the reinsured policies, plus the amount of all (i) premium taxes and regulatory charges which Triangle Life is required to pay on such policies, (ii) all commissions or service fees, including any contingent compensation or other compensation, paid to creditors or agents with respect to such policies, and (iii) all guaranty association assessments or payments attributable to such policies.

Southern, Fidelity and Heritage report claims on policies reinsured by Yadkin Valley Life to Triangle Life as they arise and those claims are investigated and paid by the claims department of Triangle Life. Yadkin Valley Life reimburses Triangle Life monthly for claims paid up to the limits of its risk. Yadkin Valley Life maintains a reserve for claims, the amount of which is set and changed from time to time by management. The reserve is reviewed annually by a certified consulting actuary and adjusted based on industry standard methodologies.

Neither the Company nor Yadkin Valley Life employs any personnel. Subject to the supervision and control of the Company’s board of directors, all managerial, administrative and operational services necessary in carrying on the Company’s insurance holding company business and Yadkin Valley Life’s reinsurance business are provided to the Company and Yadkin Valley Life by American Guaranty, pursuant to the Administration Agreements. American Guaranty is a wholly owned subsidiary of BancShares. See “Past Contracts, Transactions, Negotiations and Agreements” below.

The Company is not significantly affected by competition in that Yadkin Valley Life does not seek to reinsure policies issued by any insurer other than Triangle Life or sold by any other creditors. Also, premium rates for credit life insurance sold in North Carolina are the prima facie rates promulgated by the North Carolina Department of Insurance, and regulation of the terms of credit life insurance policies results in the policies offered by various issuers being substantially the same. The volume of Yadkin Valley Life’s business does vary from year to year based on the volume of loans originated by the banks that are eligible for credit life insurance and the amount of those loans on which the banks are able to write insurance. However, historically, Yadkin Valley Life’s reinsurance business has not demonstrated any seasonality or dependency on a few purchasers of policies. Yadkin Valley Life does depend on sales of credit life policies by Fidelity, Heritage and Southern for all of its business.

Officers and Directors

The following table sets forth certain information with respect to members of the board of directors and executive officers of the Company. The address of each director and executive officer listed below is Post Office Box 18747, Raleigh, N.C. 27619.

Name and Age	Position (1)	First Elected	Principal Occupation and Business Experience (3)
Hope Holding Connell (2) (42)	Director and Chairperson of the Board	1998	Executive Vice President First-Citizens Bank & Trust Company, Raleigh, NC

Denton F. Lee, Jr. (55)	Vice President, Secretary and Director	2003	Group Vice President and Manager of Central Bank Operations, First-Citizens Bank & Trust Company, Raleigh, NC

David S. Perry (61)	President, Treasurer and Director	1988	Our executive officer; President and director, American Guaranty Insurance Company (property and casualty insurer) and Triangle Life Insurance Company (credit life and accident and health insurer), Raleigh, NC

(1)	Each director also serves as a director of our operating subsidiary, Yadkin Valley Life.
(2)	Ms. Connell also serves as a director of Southern BancShares (N.C.), Inc.
(3)	We are affiliated with First-Citizens Bank & Trust Company, American Guaranty and Triangle Life through common control relationships described under the caption “Past Contracts, Transactions, Negotiations and Agreements.”

Other Affiliates of the Company

Name and Age	Business Experience

Lewis R. Holding (77)	Chairman and CEO of First Citizens BancShares, Inc. and First-Citizens Bank & Trust Company, Raleigh, North Carolina

Frank B. Holding, Jr. (43)	President of First Citizens BancShares, Inc. and First-Citizens Bank & Trust Company, Raleigh, North Carolina

Olivia B. Holding (41)	President of Twin State Farms, Inc. (farming and real estate)

Peter M. Bristow (39)	President and COO of First Citizens Bank & Trust Company, Inc. Columbia, South Carolina

Frank B. Holding, Sr. (76)	Executive Vice Chairman of First Citizen BancShares, Inc. and First-Citizens Bank & Trust Company, Raleigh, North Carolina

All of the Company’s affiliates are U.S. citizens. During the past five years, none of them had been a party in any judicial or administrative proceeding that resulted in a judgment, decree, or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation with respect to such laws. In addition, none of the Company’s affiliates have been convicted in any criminal proceeding during the past five years, excluding traffic violations and similar misdemeanors. Except as provided above, the address and telephone number of the employers of the directors and executive officers are the same as those of the Company.

Security Ownership of Executive Officers, Directors and 5% Stockholders

The following table sets forth, as of the Record Date, the names and addresses of all beneficial owners of 5% or more of our common stock and shows the amount and nature of that beneficial ownership.

Name and address beneficial owner	Amount of beneficial ownership (1)		Percentage before stock split	Percentage after stock split
Peter M. Bristow 1225 Lady Street Columbia, South Carolina 29201	16,518		9.15%	9.86%

Hope Holding Connell 3128 Smoketree Court Raleigh, North Carolina 27604	15,403		8.53%	9.19%

Frank B. Holding, Jr. 3128 Smoketree Court Raleigh, North Carolina 27604	20,021	(2)	11.09%	11.95%

Lewis R. Holding Columbia Road Lyford Cay, Bahamas	49,927	(2)	27.65%	29.80%

Olivia B. Holding 2700 Cambridge Road Raleigh, NC 27608	9,292		5.15%	5.55%

(1)	Except as otherwise noted, and to the best of our knowledge, the named individuals exercise sole voting and investment power with respect to all listed shares. They may be considered to exercise shared voting and investment power with respect to certain of the listed shares as follows: Ms. Connell—101 shares; Mr. F. Holding, Jr.—1,871 shares; and Mr. L. Holding—2,764 shares. They disclaim beneficial ownership of the following numbers of listed shares that are held by or for family members or other persons: Mr. Bristow— 4,786 shares; Ms. Connell—9,402 shares; Mr. F. Holding, Jr.—4,100 shares; and Mr. L. Holding—1,814 shares.
(2)	Includes 1,770 shares which are included in the shares listed for both Mr. F. Holding, Jr. and Mr. L. Holding.

Management. The following table describes the beneficial ownership of our common stock on the Record Date by our current directors and executive officers individually, and by all directors and executive officers as a group.

Name	Amount of beneficial ownership (1)	Percentage before stock split	Percentage after stock split
Denton F. Lee, Jr.	100	0.06%	0.06%
Hope Holding Connell	15,403	8.53%	9.19%
David S. Perry	339	0.19%	0.19%

Total:	15,842	8.77%	9.44%

(1)	Except as otherwise noted, and to the best of our knowledge, the individuals named and included in the group exercise sole voting and investment power with respect to all listed shares. Individuals named and included in the group exercise shared voting and investment power with respect to certain of the listed shares as follows: Ms. Connell—101 shares; and Mr. Perry—339 shares. Ms. Connell disclaims beneficial ownership of 9,402 of the listed shares.

Past Contacts, Transactions, Negotiations and Agreements

We and our operating subsidiary, Yadkin Valley Life, are parties to the Administration Agreements with American Guaranty, a subsidiary of BancShares. Under the Administration Agreements, American Guaranty provides the managerial, administrative and operational services necessary in carrying on our insurance holding company business and the reinsurance business of Yadkin Valley Life, subject to the supervision and control of our board of directors. American Guaranty is compensated for its services and reimbursed for expenses it incurs that are reasonable and properly attributable to the management and conduct of Yadkin Valley Life’s and our business affairs. The Administration Agreements may be terminated by either party at any time upon written notice to the other. Aggregate fees paid by us and Yadkin Valley Life to American Guaranty pursuant to the Administration Agreements during 2004 were $24,687. David S. Perry, who is our President, Treasurer and director, also serves as President and a director of American Guaranty, and Frank B. Holding, Jr., one of our principal stockholders, serves as Chairman of American Guaranty. It is expected that American Guaranty will continue to provide services to us and Yadkin Valley Life under the Administration Agreements during 2006 and for the foreseeable future.

Our reinsurance business consists solely of assuming risks, through Yadkin Valley Life, on credit life insurance policies (up to a maximum of $25,000 on any one insured) issued by Triangle Life, which is a subsidiary of FCB. In consideration of our assumption of risk, we receive a portion of the premium income on policies that we reinsure, net of the amounts of claims, insurances taxes, and fees paid on those policies. For that reason, our premium income is derived totally from policies issued by Triangle Life. David S. Perry also serves as President and a director of Triangle Life, and Frank B. Holding, Jr. serves as Chairman of Triangle Life.

As noted above, American Guaranty is a subsidiary of BancShares and Triangle Life is a subsidiary of FCB. Frank B. Holding, Jr., Lewis R. Holding and Hope H. Connell, our principal stockholders, each is a principal stockholder of FCB’s parent company, BancShares. Also, Frank B. Holding, Jr. and Lewis R. Holding serve as directors and executive officers of FCB and BancShares, and Hope H. Connell serves as an executive officer of FCB.

The credit life insurance policies issued by Triangle Life and reinsured by Yadkin Valley Life are sold through Southern, Fidelity, and Heritage Bank. Each of those banks has an arrangement with Triangle Life whereby it receives a commission on credit life insurance policies it sells to its loan customers. Hope H. Connell, one of our directors and principal stockholders, also serves as a director of Southern and its parent holding company, and she is a principal stockholder of Heritage Bank’s parent holding company. Frank B. Holding, Jr., one of our principal stockholders, also is a principal stockholder of Southern’s parent holding company, and

Lewis R. Holding, one of our principal stockholders, also is a principal stockholder of Southern’s and Fidelity’s parent holding companies. The amounts of commissions received by Southern, Fidelity and Heritage Bank, respectively, in connection with those policies during 2004 were $20,630, $19,873, and $7,814.

Substantially all of our assets are represented by our investments in equity securities of BancShares, Bancorporation, and Heritage BancShares. We are affiliated with BancShares and Heritage BancShares as a result of the relationships described above. Additionally, Lewis R. Holding, one of our principal stockholders, also is a principal stockholder of Bancorporation, and Peter M. Bristow, one of our principal stockholders, also is a principal stockholder and an executive officer of Bancorporation.

Except as described herein, during the past two years, neither the Company nor Yadkin Valley Life has engaged in significant transactions with any of their affiliates, executive officers or directors, nor have we engaged in negotiations regarding such types of transactions.

The Company is not aware of any arrangements that may result in a change in control of the Company. Presently, the Company has no plans, proposals or negotiations that relate to or would result in: (i) any purchase, sale or transfer of a material amount of the assets of the Company or any of its subsidiaries; (ii) any material change in the present dividend rate or policy, or indebtedness or capitalization of the Company; (iii) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board or to change any material term of the employment contract of any executive officer; or (iv) any other material change in the Company’s corporate structure or business.

Common Stock of Yadkin Valley Company

The Company’s common stock is traded in the over-the-counter market on the OTC Bulletin Board under the trading symbol “YAVL.PK,” but the trading market is very inactive. As of the Record Date, the Company’s outstanding common stock was held by an aggregate of approximately 722 stockholders of record.

The following table lists the high and low closing bid prices for the Company’s common stock in the over-the-counter market for the periods indicated. This information was supplied by FCB, which serves as transfer agent for the Company’s common stock, and was obtained by it from Financial Technologies, Inc. It should not be taken as an indication of the existence of any established trading market. The following quotations represent prices between dealers and do not include retail markup, markdown or commissions, and they may not represent actual transactions.

	High Price	Low Price
2005
First Quarter	56.45	40.00
Second Quarter	62.00	51.00
Third Quarter	60.30	54.00
Fourth Quarter	91.00	54.00

2004
First Quarter	48.30	44.55
Second Quarter	52.10	48.30
Third Quarter	53.80	50.00
Fourth Quarter	54.85	40.00

2003
First Quarter	45.50	36.75
Second Quarter	53.50	36.75
Third Quarter	53.80	42.00
Fourth Quarter	44.55	42.75

The Company has never paid cash dividends on its common stock and does not anticipate any change in its existing dividend policy or practice. Cash dividends may be authorized as and when declared by its board of directors, provided that no such distribution results in its insolvency on a going concern or balance sheet basis.

Historically, the Company has been funded primarily by dividends paid by Yadkin Valley Life. The amount of dividend payments by Yadkin Valley Life during any 12-month period, without prior approval by the Arizona Department of Insurance, is limited by statute to the lesser of 10% of its statutory capital and surplus or the amount of its gain from operations for the previous fiscal year.

After the Reverse Stock Split, we intend to deregister our common stock so that the Company is no longer an Exchange Act reporting company. As a result, we anticipate that our common stock will no longer be quoted on the OTC Bulletin Board or be eligible for trading on any exchange or automated quotation system operated by a national securities association. The common stock may be quoted in the over-the-counter market, on the “pink sheets.” The “pink sheets” is a centralized quotation service that collects and publishes market maker quotes in real time primarily through its website, www.Pinksheets.com, which provides stock and bond price quotes, financial news and information about securities traded.

As of the Record Date, the Company had no compensation plans authorized to issue equity securities and no outstanding options, warrants or rights.

The Company has not made an underwritten public offering of the Company’s common stock for cash during the past three years that was registered under the Securities Act of 1933 or exempt from registration under Regulation A (Securities Act Rule 251 through 263).

Prior Stock Purchases. During the past two (2) years, the Company has not repurchased any shares of its common stock except for the following transactions:

Date	No. of Shares	Price per Share
4/26/04	25	$50.00
5/28/04	1	$50.00
7/1/04	149	$50.00
7/26/04	1	$50.00
8/13/04	247	$53.00
10/5/04	7	$53.00
4/20/05	2	$53.00
5/19/05	36	$54.00
6/21/05	62	$60.00

Recent Affiliate Transactions. The following table shows all transactions in Company common stock for which consideration was paid involving the Company and its executive officers, directors and affiliates during the past sixty (60) days or since becoming an affiliate, whichever is later. Unless otherwise indicated, each transaction listed was a private purchase from an unaffiliated stockholder. No executive officer, director, or affiliate has sold any shares of the Company’s common stock during the past sixty (60) days.

Name	Date	No. of Shares	Price per share
Olivia B. Holding	January 23, 2006	28	$78.00
Connell Minor Child*	January 23, 2006	20	$78.00
Connell Minor Child*	January 23, 2006	4	$78.00

Name	Date	No. of Shares	Price per share
Holding Minor Child**	January 23, 2006	48	$78.00
Holding Minor Child**	January 23, 2006	19	$78.00
Holding Minor Child**	January 23, 2006	9	$78.00
Frank B. Holding, Jr.	January 23, 2006	2	$78.00
Bristow Minor Child***	January 23, 2006	2	$78.00
Bristow Minor Child***	February 17, 2006	5	$78.00
Bristow Minor Child***	February 17, 2006	5	$78.00
Bristow Minor Child***	February 17, 2006	5	$78.00
Bristow Minor Child***	February 17, 2006	17	$78.00
Peter M. Bristow	February 17, 2006	25	$78.00
Denton F. Lee, Jr.	March 23, 2006	3	$78.00
Denton F. Lee, Jr.****	March 23, 2006	43	$78.00
Bristow Minor Child***	March 24, 2006	105	$78.00
Peter M. Bristow	March 24, 2006	13	$78.00
Frank B. Holding	March 24, 2006	30	$78.00

*	Shares beneficially owned by Hope Holding Connell
**	Shares beneficially owned by Frank B. Holding, Jr.
***	Shares beneficially owned by Peter M. Bristow
****	Shares purchased from David S. Perry

Description of Common Stock. The Company is authorized to issue 500,000 shares of common stock, $1 par value. As of the Record Date, there were 180,598 shares of our common stock outstanding. Each share of our common stock has equal voting rights, preferences and privileges.

Number of Record Stockholders. As of the Record Date, the Company had approximately 722 record stockholders.

Voting Rights. Each share of the Company’s common stock has the same voting rights and is identical in all respects to every other share of common stock. The holders of common stock possess all voting rights with respect to the Company. Each holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of holders of our common stock.

CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated balance sheet as of September 30, 2005 (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of earnings for the nine months ended September 30, 2005 and for the year ended December 31, 2004 (the “Pro Forma Statements of Income”) show the pro forma effect of the Reverse Stock Split. Pro forma adjustments to the Pro Forma Balance Sheet are computed as if the Reverse Stock Split occurred at September 30, 2005, while the pro forma adjustments to the Pro Forma Statements of Income are computed as if the Reverse Stock Split were consummated on January 1, 2004, in the case of the Statement of Income for the year ended December 31, 2004, or on January 1, 2005, in the case of the Statement of Income for the nine months ended September 30, 2005. The following financial statements do not reflect any anticipated cost savings that may be realized by the Company after consummation of the Reverse Stock Split.

The pro forma information does not purpose to represent that the Company’s results of operations actually would have been if the Reverse Stock Split had occurred on January 1, 2004.

YADKIN VALLEY COMPANY AND SUBSIDIARY

Pro Forma Balance Sheet

As of 9/30/2005

(UNAUDITED)

		Pro Forma Adjustments
	Company	Debit		Credit		Pro forma combined
Assets
Cash and investments:
Cash	$65,336	$2,871,810	(1)	$1,129,744	(2)	$1,807,402
Investments in equity securities	30,765,784			2,871,810	(1)	27,893,974
Certificates of deposit	327,475					327,475

Total cash and investments	$31,158,595	2,871,810		4,001,554		30,028,851
Accrued investment income	1,340					1,340
Other assets	100					100

Total assets	$31,160,035	$2,871,810		$4,001,554		$30,030,291

Liabilities and Stockholders’ Equity
Liabilities:
Life policy claims reserve	$19,077					$19,077
Current taxes payable				$705,420	(3)	705,420
Deferred income taxes	10,985,157	$890,124	(4)			10,095,033
Accrued interest payable	3,772					3,772
Notes payable	899,205					899,205

Total liabilities	11,907,211	890,124		705,420		11,722,507

Stockholders’ equity:
Common stock, 3,617 shares issued and outstanding pro forma (180,598 historical) $50.00 par value pro forma ($1.00 par value historical)	$180,598	13,048	(5)			167,550
Retained earnings	1,693,910			656,657	(6)	2,350,567
Accumulated other comprehensive income	17,378,316	1,588,649	(6)			15,789,667

Total stockholders’ equity	19,252,824	1,601,697		656,657		18,307,784
Total liabilities and stockholders’ equity	$31,160,035					$30,030,291

(1)	Represents proceeds of sale of 5,631 shares of First Citizens Bancorporation, Inc. non-voting common stock and corresponding reduction in Investments.
(2)	Represents use of cash to purchase 13,048 shares at $78.00 per share and expenses of the Reverse Stock Split.
(3)	Represents net tax liability resulting from gain on sale of investments, expenses of Reverse Stock Split and adjustments for recapture of loss carryforwards.
(4)	Represents adjustment resulting from gain on sale of investments and recapture of loss carryforwards.
(5)	13,048 shares (historical) cashed out in Reverse Stock Split.
(6)	Represents adjustment for net gain on sale of investment securities.

YADKIN VALLEY COMPANY AND SUBSIDIARY

Pro Forma Consolidated Statements of Income (Loss)

9 months ended 9/30/05

(UNAUDITED)

	Company	Debit		Credit		Pro forma Combined
Premiums and other revenue:
Life premiums	$74,858					$74,858
Dividend income	60,887	5,913	(1)			54,974
Interest income	4,724					4,724
Realized investment gains				$1,949,733	(2)	1,949,733

Benefits and expenses:
Death benefits	23,270					23,270
Increase (decrease) in reserve for life policy claims	12,703					12,703

Operating expenses:
Commissions	31,132					31,132
Interest	29,448					29,448
Professional fees	58,105	97,500	(3)			155,605
Management fees	20,769					20,769
General, administrative, and other	46,236	14,500	(3)			60,736

Income (loss) before income taxes	(81,194)	117,913		1,949,733		1,750,626

Income tax expense (benefit)	(42,071)	696,053	(4)			653,982

Net income (loss)	$(39,123)	813,966		1,949,733		1,096,644

Net income (loss) per share	$(11.68)					327.26

(1)	Represents dividends on 5,631 shares of First Citizens Bancorporation, Inc. non-voting common stock sold to fund the Reverse Stock Split.
(2)	Represents gain on sale of 5,631 shares of First Citizens Bancorporation, Inc. non-voting common stock based on value as of January 1, 2005.
(3)	Represents expenses of Reverse Stock Split.
(4)	Represents estimated net tax liability from gain on sale of investment securities, expenses of the Reverse Stock Split and recapture of loss carryforwards.

See accompanying notes to consolidated financial statements.

YADKIN VALLEY COMPANY AND SUBSIDIARY

Pro Forma Consolidated Statements of Income (Loss)

Year ended 12/31/04

(UNAUDITED)

	Company	Debit		Credit		Pro forma Combined
Premiums and other revenue:
Life premiums	$128,208					128,208
Dividend income	105,442	7,883	(1)			97,559
Interest income	3,598					3,598
Realized investment gains				1,928,618	(2)	1,928,618

Benefits and expenses:
Death benefits	14,983					14,983
Increase (decrease) in reserve for life policy claims	(4,273)					(4,273)

Operating expenses:
Commissions	57,311					57,311
Interest	25,905					25,905
Professional fees	48,047	97,500	(3)			145,547
Management fees	24,687					24,687
General, administrative, and other	46,883	14,500	(3)			61,383

Income (loss) before income taxes	23,705	119,883		1,928,618		1,832,440

Income tax expense (benefit)	(17,001)	710,451	(4)			693,450

Net income (loss)	$40,706	830,334		1,928,618		1,138,990

Net income (loss) per share	$12.15					339.90

(1)	Represents dividends on 5,631 shares of First Citizens Bancorporation, Inc. non-voting common stock sold to fund the Reverse Stock Split.
(2)	Represents gain on sale of 5,631 shares of First Citizens Bancorporation, Inc. non-voting common stock based on value as of January 1, 2004.
(3)	Represents expenses of Reverse Stock Split.
(4)	Represents estimated net tax liability from gain on sale of investment securities, expenses of the Reverse Stock Split and recapture of loss carryforwards.

YADKIN VALLEY COMPANY AND SUBSIDIARY

Notes to Consolidated Pro forma Financial Statements

September 30, 2005 and December 31, 2004

PRO FORMA ADJUSTMENTS

(Unaudited)

(A)	The unaudited pro forma consolidated balance sheet as of September 30, 2005 has been prepared based on the historical consolidated balance sheet, which gives effect to the Reverse Stock Split as if it had occurred on September 30, 2005. The unaudited pro forma consolidated statements of income for the nine months ended September 30, 2005 and the year ended December 31, 2004 have been prepared based on the historical consolidated statements of income, which give effect to the Reverse Stock Split as if it had occurred on January 1, 2005 and 2004, respectively.

(B)	In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and results for the periods presented have been included. Adjustments, if any, are normal and recurring in nature.

Note: Management has reviewed the requirements for disclosure of a ratio of earnings to fixed charges and has determined that disclosure is not required because the Company does not have any “fixed charges” within the meaning of Item 503(d) of Regulation S-K.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Any proposal of a shareholder which is intended to be presented at our 2006 Annual Meeting must be received by us in writing at our office in Raleigh, North Carolina, no later than April 30, 2006, to be considered timely received for inclusion in the proxy statement and form of appointment of proxy that we will distribute in connection with that meeting. In order for a proposal to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value of shares of our Common Stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

Written notice of a shareholder proposal intended to be presented at our 2006 Annual Meeting, but which is not intended to be included in our proxy statement and form of appointment of proxy, must be received by us at our office in Raleigh, North Carolina, no later than April 30, 2006, in order for that proposal to be considered timely received for purposes of the Proxies’ discretionary authority to vote on other matters presented for action by shareholders at that meeting.

ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy, at the prescribed rates, this information at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549.

The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, including the Company, who file electronically with the SEC. The address of that website is http:\\www.sec.gov.

The Company has filed a transaction statement on Schedule 13E-3 with the SEC in connection with the transaction described in this proxy statement. As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part thereof, is available for inspection or copying as set forth above or is available electronically at the SEC’s website.

By Order of the Board of Directors,

/s/ DENTON F. LEE, JR.
Denton F. Lee, Jr.
Secretary

Raleigh, North Carolina

January 24, 2006

APPENDIX A

AMENDMENT TO ARTICLES OF INCORPORATION

OF

THE COMPANY

A-1

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

YADKIN VALLEY COMPANY

Pursuant to the provisions of Section 55-10-66 of the North Carolina Business Corporation Act, the undersigned submits these Articles of Amendment for the purpose of amending its Articles of Incorporation with the North Carolina Secretary of State:

1. The name of the corporation is Yadkin Valley Company.

2. The Articles of Incorporation of the undersigned corporation shall be amended such that new Section 8 shall be added at the end of the Articles, and that such added provision shall be read in its entirety as follows:

8. Reverse Stock Split: On April 25, 2006 at 6:00 p.m. (the “Effective Time”) each holder of record of 50 or more shares of the Company’s common stock immediately prior to the Effective Time will be issued new shares of common stock. These stockholders will receive one new share of common stock for every 50 shares of common stock held immediately prior to the Effective Time (the “Reverse Stock Split”). Each holder will also receive cash in lieu of any fractional share to which they would otherwise be entitled. Each holder of record of fewer than 50 shares of common stock immediately prior to the Effective Time will only be entitled to receive cash in lieu of any fractional share to which they would otherwise be entitled. Fractions of shares resulting from the Reverse Stock Split will be immediately cancelled and exchanged for cash in the amount of $78.00 for each pre-split share (the “Redemption Price”) comprising the fraction. Thereafter, the par value of each share of common stock shall be $50.00.

3. The Reverse Stock Split will be effected as follows:

(a) First-Citizens Bank and Trust Company, the Company’s transfer agent, has been appointed the exchange agent to carry out the exchange of certificates for new shares of common stock and/or cash. As soon as practicable after the Effective Time of the Reverse Stock Split, the stockholders will be delivered a letter of transmittal and asked to surrender their currently issued stock certificates to the exchange agent. In exchange, those record holders beneficially owning 50 or more shares immediately prior to the Reverse Stock Split will receive certificates representing the new number of shares of common stock held by that stockholder after the Reverse Stock Split. In cases where a record holder does not beneficially own a number of shares evenly divisible by 50, the record holder will receive the Redemption Price for each pre-split share in lieu of any fractional shares of new common stock following the Reverse Stock Split. Record holders owning fewer than 50 shares of the Company’s common stock immediately prior to the Reverse Stock Split will receive a cash payment equal to the Redemption Price for each pre-split share owned by them. No interest will be paid or accrued on the cash payable to record holders after the Reverse Stock Split is effected.

4. The amendments to the Articles of Incorporation of the Company were (i) adopted by the members of the Company’s board of directors on March 10, 2006 and (ii) adopted by its shareholders on April 24, 2006 in the manner prescribed by the North Carolina Business Corporation Act.

5. These Articles of Amendment will become effective at 5:59 p.m. on April 25, 2006.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be the Amended Articles of Incorporation to be signed by it’s duly authorized officer, this              day of April 2006.

YADKIN VALLEY COMPANY

By:
Denton F. Lee, Jr.
Secretary

A-2

APPENDIX B

OPINION OF INDEPENDENT FINANCIAL ADVISOR

September 28, 2005

Board of Directors

4300 Six Forks Road

P.O. Box 18747

Raleigh, NC 27609

Ladies and Gentlemen:

You have asked us to render our opinion as to the fairness, from a financial point of view, to holders of the outstanding shares of common stock of Yadkin Valley Company (“Yadkin”) of the cash consideration to be paid to certain holders of Yadkin’s common stock in connection with a proposed going private transaction (the “Recapitalization”) pursuant to and in accordance with the terms more fully set forth in the Resolutions by Board of Directors (the “Resolutions”) dated September 28, 2005.

Howe Barnes Investments, Inc., as part of its investment banking business, is regularly engaged in performing financial analyses of financial institutions and their securities in connection with mergers and acquisitions, initial and secondary offerings, corporate transactions, valuations, and for other purposes. We have acted as financial advisor to Yadkin in connection with the Recapitalization as set forth in the Resolutions. We expect to receive compensation for our services in connection with the Recapitalization, including a fee that is contingent upon rendering this opinion. Yadkin also has agreed to reimburse our reasonable expenses and indemnify us against certain liabilities arising out of our engagement including liabilities under federal securities laws. We may provide financial advisory services to Yadkin in the future.

You have advised us that, in accordance with the Resolutions, Yadkin will undergo a 1-for-50 reverse stock split (the “Reverse Stock Split”). In connection with the Reverse Stock Split a stockholder will receive one share for each fifty shares of Yadkin common stock held immediately prior to the Reverse Stock Split. Each fractional share resulting from the Reverse Stock Split, will receive a cash payment from Yadkin in the amount equal to $78.00, without interest (the “Conversion Price”), for each pre-split share comprising that fractional share interest. If Yadkin’s stockholders approve the Recapitalization, each stockholder:

•	Holding fewer than 50 shares of Yadkin common stock at the effective time of the Reverse Stock Split will receive the Conversion Price, for each pre-split share of Yadkin common stock owned by that stockholder; or

•	Holding 50 or more common shares at the effective time of the Reverse Stock Split will be issued a new share of Yadkin common stock for every 50 pre-split shares held. Each fractional share resulting from the Reverse Stock Split, will receive the Conversion Price, for each pre-split share comprising that fractional share interest.

In the course of our engagement we have reviewed and analyzed:

i.	The Resolutions;

ii.	Yadkin’s annual reports to stockholders and its financial statements for each of the three years ended December 31, 2002, December 31, 2003, and December 31, 2004;

iii.	Yadkin’s quarterly reports filed on from 10-QSB for the quarters ended March 31, 2005 and June 30, 2005;

iv.	Information regarding the historical record of reported prices, trading activity and lack of dividend payments of Yadkin’s common stock;

v.	Certain reported financial terms of selected recent transactions which we deemed to be relevant;

vi.	The consideration proposed to be paid as set forth in the Resolutions;

vii.	Discussions with Yadkin’s board of directors regarding the background of the Recapitalization and reasons and basis for the Recapitalization and the board of director’s opinion of the future business prospects for Yadkin; and

viii.	Other studies, analyses and investigations, particularly of the financial services industry, and such other information as we deemed appropriate.

In addition we held discussions with members of senior management of Yadkin, including without limitation, its legal advisors, and others about the background to the Recapitalization, reasons and basis for the Recapitalization, the past and current results of operations and the business of Yadkin and Yadkin’s management’s opinion of its future financial performance and prospects.

For purposes of this opinion, we have assumed and relied on, without independent verification, the accuracy and completeness of the financial, accounting, business, legal, tax, and other information discussed with or furnished to us by Yadkin and the material otherwise made available to us, including information from published sources, and we have not independently verified such data. With respect to the financial information, including information relating to certain strategic, financial and operational benefits anticipated by Yadkin management from the Recapitalization, which we received from Yadkin, we have assumed (with your consent) that they have been reasonably prepared reflecting the best currently available estimates and good faith judgment of the management of Yadkin. We express no view as to such forecasts or projected information. We have also assumed that all government, regulatory, and other consents necessary for the consummation of the Recapitalization will be obtained without any adverse affect on Yadkin or the benefits of the Recapitalization expected by Yadkin management in any way material to our analysis. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Recapitalization to be consummated.

We have not made, obtained, or been provided with (i) any independent appraisals or valuations of the assets or liabilities, and potential and/or contingent liabilities of, Yadkin or (ii) any independent analysis or valuation of the rights of stockholders, creditors, or any other holders of claims or rights against Yadkin or any of its affiliates. We are not experts in the evaluation of allowances for policy losses and have not independently verified such allowances, and have relied on and assumed that the aggregate allowances for policy losses set forth on the balance sheet of Yadkin are adequate to cover losses and fully comply with sound insurance practices as of its respective date. We have further relied on the assurances of the management of Yadkin that they are not aware of any facts that would make any information reviewed by us inaccurate or misleading. No opinion is expressed as to whether any alternative transaction might be more favorable to Yadkin. We express no opinion as to Yadkin’s future business, assets, liabilities, operations or prospects. We were not requested to and did not solicit any expressions of interest from any other parties with respect to the actions contemplated in connection with the Recapitalization.

Our opinion is based on the market, economic and other relevant considerations as they exist and have been evaluated by us on the date hereof. We have assumed that there has been no material change in Yadkin’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us other than those changes discussed with Yadkin’s Board of Directors. In rendering our opinion, we have assumed that the Recapitalization, including the transactions contemplated in the Resolutions, will be consummated according to the terms described in the Resolutions.

This opinion does not address the underlying business decision of Yadkin to engage in the Recapitalization. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to revise or reaffirm this opinion. In addition, we express no opinion or recommendation as to how the stockholders or creditors of or any claimants against Yadkin or any of its affiliates should view or regard the Recapitalization. We render no opinion with respect to the relative rights and benefits or detriments of stockholders, creditors, or any other holders of claims or rights against Yadkin or any of its affiliates in connection with the Recapitalization. No opinion is rendered with respect to Yadkin or any of its affiliates. Our opinion is rendered in regard to the Conversion Price and does not take into account or give effect to any adjustment or increase to the Conversion Price that may occur subsequent to the date hereof. This opinion does not address the prices at which the capital stock of Yadkin or any of its respective affiliates has traded in the past or at which such stock of Yadkin or any of its affiliates may trade after the date hereof or after the consummation of the Recapitalization.

Except as hereinafter provided, this opinion may not be disclosed, communicated, reproduced, disseminated, quoted or referred to at any time (in whole or part), to any third party or in any manner or for any purpose whatsoever without our prior written consent, which consent shall not be unreasonably withheld, based upon review by us of the content of any such public reference, which shall be satisfactory to us in our reasonable judgment, and which review shall be completed by us as soon as practicable, although this opinion may be included in its entirety in the proxy statement of Yadkin used to solicit stockholder approval of the Recapitalization so long as any description of or reference to us or this opinion and the related analysis in such filing is in a form acceptable to us and our counsel. It is understood that this letter is addressed and directed to the Board of Directors of Yadkin in its consideration of the Recapitalization and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Recapitalization. The opinion herein expressed is intended solely for the benefit of the Board of Directors in connection with the matters addressed herein and may not be relied upon by any other person or entity, or for any other purpose.

Subject to the foregoing, and based upon our experience as investment bankers, our activities described above, and other matters as we deemed relevant, we are of the opinion that as of the date hereof the Conversion Price to be paid in the Recapitalization is fair, from a financial point of view, to the holders of Yadkin’s common stock.

Very truly yours,

HOWE BARNES INVESTMENTS, INC.

By	/s/ WILLIAM J. WAGNER
William J. Wagner
First Vice President and Managing Director

APPENDIX C

ARTICLE 13 OF THE

NORTH CAROLINA BUSINESS CORPORATION ACT

Article 13.

Dissenters’ Rights.

Part 1. Right to Dissent and Obtain Payment for Shares.

§ 55-13-01. Definitions.

In this Article:

(1)	“Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2)	“Dissenter” means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

(3)	“Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4)	“Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.

(5)	“Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6)	“Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7)	“Shareholder” means the record shareholder or the beneficial shareholder.

§ 55-13-02. Right to dissent.

(a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(1)	Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger whose shares are not affected under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

(2)	Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

(2a)	Consummation of a plan of conversion pursuant to Part 2 of Article 11A of this Chapter;

(3)	Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

(4)

An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter’s shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than an amendment of the articles of incorporation permitting action without meeting to be taken by less than all shareholders entitled to vote, without advance notice, or both, as provided in G.S. 55-7-04; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization; or

(5)	Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(c) Notwithstanding any other provision of this Article, there shall be no right of shareholders to dissent from, or obtain payment of the fair value of the shares in the event of, the corporate actions set forth in subdivisions (1), (2), or (3) of subsection (a) of this section if the affected shares are any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held by at least 2,000 record shareholders. This subsection does not apply in cases in which either:

(1)	The articles of incorporation, bylaws, or a resolution of the board of directors of the corporation issuing the shares provide otherwise; or

(2)	In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for the shares anything except:

a.	Cash;

b.	Shares, or shares and cash in lieu of fractional shares of the surviving or acquiring corporation, or of any other corporation which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held by at least 2,000 record shareholders; or

c.	A combination of cash and shares as set forth in sub-subdivisions a. and b. of this subdivision.

§ 55-13-03. Dissent by nominees and beneficial owners.

(a) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters’ rights as to shares held on his behalf only if:

(1)	He submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(2)	He does so with respect to all shares of which he is the beneficial shareholder.

§§ 55-13-04 through 55-13-19. Reserved for future codification purposes.

Part 2. Procedure for Exercise of Dissenters’ Rights.

§ 55-13-20. Notice of dissenters’ rights.

(a) If proposed corporate action creating dissenters’ rights under G.S. 55-13-02 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this Article and be accompanied by a copy of this Article.

(b) If corporate action creating dissenters’ rights under G.S. 55-13-02 is taken without a vote of shareholders or is taken by shareholder action without meeting under G.S. 55-7-04, the corporation shall no later than 10 days thereafter notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in G.S. 55-13-22. A shareholder who consents to shareholder action taken without meeting under G.S. 55-7-04 approving a corporate action is not entitled to payment for the shareholder’s shares under this Article with respect to that corporate action.

(c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters’ rights under G.S. 55-13-02 unless he voted for such corporate action.

§ 55-13-21. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters’ rights under G.S. 55-13-02 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights:

(1)	Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2)	Must not vote his shares in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article.

§ 55-13-22. Dissenters’ notice.

(a) If proposed corporate action creating dissenters’ rights under G.S. 55-13-02 is approved at a shareholders’ meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters’ notice to all shareholders who satisfied the requirements of G.S. 55-13-21.

(b) The dissenters’ notice must be sent no later than 10 days after shareholder approval, or if no shareholder approval is required, after the approval of the board of directors, of the corporate action creating dissenters’ rights under G.S. 55-13-02, and must:

(1)	State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2)	Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3)	Supply a form for demanding payment;

(4)	Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

(5)	Be accompanied by a copy of this Article.

§ 55-13-23. Duty to demand payment.

(a) A shareholder sent a dissenters’ notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this Article.

§ 55-13-24. Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

(b) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

§ 55-13-25. Payment.

(a) As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation shall pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment.

(b) The payment shall be accompanied by:

(1)	The corporation’s most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

(2)	An explanation of how the corporation estimated the fair value of the shares;

(3)	An explanation of how the interest was calculated;

(4)	A statement of the dissenter’s right to demand payment under G.S. 55-13-28; and

(5)	A copy of this Article.

§ 55-13-26. Failure to take action.

(a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under G.S. 55-13-22 and repeat the payment demand procedure.

§ 55-13-27. Reserved for future codification purposes.

§ 55-13-28. Procedure if shareholder dissatisfied with corporation’s payment or failure to perform.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G.S. 55-13-25 for the fair value of his shares and interest due, if:

(1)	The dissenter believes that the amount paid under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

(2)	The corporation fails to make payment under G.S. 55-13-25; or

(3)	The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation made payment for his shares or (ii) under subdivisions (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

§ 55-13-29. Reserved for future codification purposes.

Part 3. Judicial Appraisal of Shares.

§ 55-13-30. Court action.

(a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of (i) the date payment is made under G.S. 55-13-25, or (ii) the date of the dissenter’s payment demand under G.S. 55-13-28 by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.

(a1) Repealed by Session Laws 1997-202, s. 4.

(b) Reserved for future codification purposes.

(c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the superior court in which the proceeding is commenced under subsection (a) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. The proceeding shall be tried as in other civil actions. However, in a proceeding by a dissenter in a corporation that was a public corporation immediately prior to consummation of the corporate action giving rise to the right of dissent under G.S. 55-13-02, there is no right to a trial by jury.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

§ 55-13-31. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

(b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1)	Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or

(2)	Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

APPENDIX D

FINANCIAL STATEMENTS AND MANAGEMENT’S DISCUSSION AND ANALYSIS FOR

THE YEAR ENDED DECEMBER 31, 2004

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion is presented to assist shareholders in understanding Yadkin’s consolidated financial condition and results of operations and should be read in conjunction with the audited consolidated financial statements appearing elsewhere in this report.

Management has determined that the Registrant’s critical accounting policies requiring more significant judgments and estimates used in the preparation of the consolidated financial statements are the valuation of investments and claim reserve determination. For further discussion refer to Use of Estimates in Note 1 of the Notes to Consolidated Financial Statements.

The Company restated its consolidated financial statements for the fiscal years December 31, 2004 and December 31, 2003. See Restatement of Financial Statements in Note 2 of the notes to the consolidated financial statements.

Results of Operations. Yadkin’s operations in 2004 resulted in a net income of $40,706 compared to a net loss of $43,405 for 2003. The primary factors contributing to the change in net income between 2004 and 2003 were (i) a $112,891 decrease in claims expense and (ii) an increase of $38,920 in dividends. The aforementioned revenue increase was offset by a $19,638 aggregate increase in interest expense, professional fees, management fees and general expenses.

Life premiums continued to decline during 2004. Premiums declined 20.6% during 2004, which follows a 15.9% decrease in 2003 and an 8.7% decrease in 2002. The decline was due to a decrease in premium writings by producers for the company from whom Yadkin Valley Life assumes business. Since Yadkin Valley Life does not directly solicit business from customers, its revenue from life premiums is dependent on the volume generated by the ceding insurance company. Accordingly, these decreases may continue in future periods to the extent that the producers do not generate additional volume. As described above under the caption “Related Party Transactions” and in Note 7 to the Consolidated Financial Statements, the ceding insurance company is related through common ownership to Yadkin.

During 2004, dividend income increased $38,920 (58.5%) as a result of receiving a one time dividend in the amount of $27,461 from Bancorporation on the 5,631 shares of nonvoting common stock.

The increase in interest paid on outstanding loans was due to an increase in interest rates throughout 2004 when compared to 2003. There were no additional borrowings in 2004. Any future decrease or increase in interest paid will depend on the interest rate environment and Yadkin’s ability to reduce loans or the need for additional borrowings.

Professional and management fees paid increased by $9,748 (15.5%) during 2004 to provide for internal control and regulation compliance.

Total death benefit claims paid in 2004 were $14,983, a decrease of $105,813 when compared to death benefit claims paid of $120,796 in 2003. The percentage of paid claims in 2004 is significantly lower than in 2003 and is more in line with Yadkin’s historical levels. The increase in 2003 is not specifically attributable to any known events, as there have been no changes in operations, underwriting or any other procedures. The estimate of Yadkin Valley Life’s life policy claim reserves at December 31, 2004 decreased $4,273 from December 31, 2003. The estimate of life policy claim reserves will vary from period to period based on actuarial development and the amount of known claims at the period reporting date.

Yadkin’s investments in equity securities experienced an increase in their net unrealized gains during 2004 of $485,180 (3.8%), net of income taxes. This follows an increase of $3,552,872 (38.0%), net of income taxes, during 2003. Substantially all of these unrealized gains arise from investments in equity securities issued by banking organizations, all of which are related to Yadkin through common ownership as described above under the caption “Related Party Transactions.” Decreases in the fair values of these investments in future periods will result in reductions of shareholders’ equity. Further discussion of the liquidity of these investments is contained under the caption “Liquidity” below.

Financial Condition. During 2004, total assets increased 3.4% from $23,886,064 at December 31, 2003, to $24,687,100 at December 31, 2004, primarily due to the increase in unrealized gains on equity securities. There were no other material changes in assets during 2004.

During 2004, total liabilities increased 3.3% from $9,085,323 at December 31, 2003, to $9,382,735 at December 31, 2004. The increase in deferred federal income taxes resulting from unrealized gains on investments was $316,965 while total liabilities increased $297,412.

Commitments and Contractual Obligations. As a normal part of its business, Yadkin and Yadkin Valley Life may enter into various contractual obligations and have other commitments. At December 31, 2004, Yadkin had one contractual obligation in the amount of $902,407 for a one-year loan obligation, due June 5, 2005, and accrued interest thereon. There were no other commitments.

Off Balance Sheet Arrangements. During 2004, Yadkin had no off balance sheet arrangements and have none to report at December 31, 2004 and December 31, 2003.

Liquidity. Management views liquidity as a key financial objective. Management relies on the operations of Yadkin Valley Life as the principal source of liquidity. Further, borrowings from a commercial bank have allowed Yadkin to fund asset growth and maintain liquidity.

Management believes the liquidity of Yadkin is adequate as evidenced by a ratio of assets to liabilities of 2.63 at December 31, 2004 and 2.63 at December 31, 2003. Additionally, investments in equity securities had a carrying value at December 31, 2004 and December 31, 2003 of $24,218,928 and $23,416,783 respectively, of which $21,446,647 are classified as available for sale and portions of which could be sold as a source of cash. Factors which could impact Yadkin’s financial position and liquidity are significant increases or decreases in the market values of these equity securities. While management considers $21,446,647 of the securities to be readily marketable, Yadkin’s ability to sell a substantial portion of these investments may be inhibited by the limited trading in most of these issuances. As a result, Yadkin could realize substantial losses on any such sales. In the event the need for additional liquidity arises, management believes that, as an alternative to selling investment securities, Yadkin has the ability to borrow additional funds from outside sources, using its investment securities as collateral if necessary.

Capital Resources. There are no material commitments for capital expenditures and none are anticipated. At December 31, 2004, Yadkin had outstanding borrowings of $899,205 secured by 10,000 voting common shares of Bancorporation and 18,139 shares of Class A Common Stock of BancShares with an aggregate fair market value of approximately $7,939,107. Any funds needed to satisfy loan repayments will be derived from dividends from Yadkin Valley Life and the sale of or repositioning of investments.

Forward-Looking Statements. The foregoing discussion may contain statements that could be deemed forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” or other statements concerning opinions or judgment of the Company and its management about future events. Factors that could influence the accuracy of such forward looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, actions of government regulators, the level of market interest rates, the market for and values of the equity securities held by Yadkin, and general economic conditions.

Market for Common Equity and Related Stockholders Matters

Yadkin’s common stock is traded in the over-the-counter market on the OTC Bulletin Board under the trading symbol “YAVL.OB,” but the trading market is very inactive. As of December 31, 2004, Yadkin’s outstanding common stock was held by an aggregate of approximately 767 shareholders of record.

The following table lists the high and low closing bid prices for Yadkin’s common stock in the over-the-counter market for the periods indicated. This information was supplied by First-Citizens Bank & Trust Company, which serves as transfer agent for Yadkin’s common stock, and was obtained by it from Financial Technologies, Inc. It should not be taken as an indication of the existence of any established trading market. The above quotations represent prices between dealers and do not include retail markup, markdown or commissions, and they may not represent actual transactions.

Year	Quarterly period	High Bid	Low bid
2004	Fourth Quarter	$54.50	$40.00
	Third Quarter	53.80	50.00
	Second Quarter	52.10	48.30
	First Quarter	48.30	44.55

2003	Fourth Quarter	44.55	42.75
	Third Quarter	53.80	42.00
	Second Quarter	53.50	36.75
	First Quarter	45.50	36.75

Yadkin has never paid cash dividends on its common stock and does not anticipate any change in its existing dividend policy or practice. Cash dividends may be authorized as and when declared by its Board of Directors, provided that no such distribution results in its insolvency on a going concern or balance sheet basis.

Historically, Yadkin has been funded primarily by dividends paid by Yadkin Valley Life. The amount of dividend payments by Yadkin Valley Life during any 12-month period, without prior approval by the Arizona Department of Insurance (the “Department”), is limited by statute to the lesser of 10% of its statutory capital and surplus or the amount of its gain from operations for the previous fiscal year.

[DIXON HUGHES LETTERHEAD]

Report of Independent Registered Public Accounting Firm

Yadkin Valley Company and Subsidiary

We have audited the accompanying consolidated balance sheets of Yadkin Valley Company and subsidiary (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of income (loss), changes in shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 2, the accompanying consolidated financial statements have been restated.

/s/ Dixon Hughes PLLC

Raleigh, North Carolina

December 22, 2005

YADKIN VALLEY COMPANY AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2004 and 2003

	2004 (as restated, See Note 2)	2003 (as restated, See Note 2)
Assets
Cash and investments:
Cash	$108,783	98,945

Investments in equity securities	24,218,928	23,416,783
Certificates of deposit	358,951	370,000

Total cash and investments	24,686,662	23,885,728

Accrued investment income	338	236
Other assets	100	100

Total assets	$24,687,100	23,886,064

Liabilities and Shareholders’ Equity
Liabilities:
Life policy claims reserve	$6,374	10,647

Deferred income taxes	8,473,954	8,173,990
Accrued interest payable	3,202	1,481
Notes payable	899,205	899,205

Total liabilities	9,382,735	9,085,323

Shareholders’ equity:
Common stock, par value $1 per share. Authorized 500,000 shares, issued and outstanding 180,700 shares in 2004 and 181,130 in 2003	180,700	181,130
Retained earnings	1,738,931	1,720,057
Accumulated other comprehensive income	13,384,734	12,899,554

	15,304,365	14,800,741

Total liabilities and shareholders’ equity	$24,687,100	23,886,064

See accompanying notes to consolidated financial statements.

YADKIN VALLEY COMPANY AND SUBSIDIARY

Consolidated Statements of Income (Loss)

Years ended December 31, 2004 and 2003

	2004	2003
Premiums and other revenue:
Life premiums	$128,208	161,549
Dividend income	105,442	66,522
Interest income	3,598	3,929

	237,248	232,000

Benefits and expenses:
Death benefits	14,983	120,796
Increase (decrease) in reserve for life policy claims	(4,273)	2,805
Operating expenses:
Commissions	57,311	72,735
Interest	25,905	22,036
Professional fees	48,047	45,260
Management fees	24,687	17,726
General, administrative, and other	46,883	40,862

	213,543	322,220

Income (loss) before income taxes	23,705	(90,220)

Income tax benefit	(17,001)	(46,815)

Net income (loss)	$40,706	(43,405)

Net income (loss) per share	$0.23	(0.24)
Weighted average shares outstanding	180,911	181,228

See accompanying notes to consolidated financial statements.

YADKIN VALLEY COMPANY AND SUBSIDIARY

Consolidated Statements of Changes in Shareholders’ Equity

Years ended December 31, 2004 and 2003

	Common stock	Retained earnings	Accumulated other comprehensive income (as restated)	Total shareholders’ equity (as restated)
Balance at December 31, 2002	$181,295	1,770,197	9,346,682	11,298,174

Comprehensive income:
Net loss	—	(43,405)	—	(43,405)
Net unrealized gains on equity securities, net of income taxes of $2,269,727 (as restated, see Note 2)	—	—	3,552,872	3,552,872

Comprehensive income				3,509,467

Redemption of 165 shares of common stock	(165)	(6,735)	—	(6,900)

Balance at December 31, 2003 (as restated)	181,130	1,720,057	12,899,554	14,800,741

Comprehensive income:
Net income	—	40,706	—	40,706
Net unrealized gains on equity securities, net of income taxes of $316,965 (as restated, see Note 2)	—	—	485,180	485,180

Comprehensive income				525,886

Redemption of 430 shares of common stock	(430)	(21,832)	—	(22,262)

Balance at December 31, 2004 (as restated)	$180,700	1,738,931	13,384,734	15,304,365

See accompanying notes to consolidated financial statements.

YADKIN VALLEY COMPANY AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years ended December 31, 2004 and 2003

	2004	2003
Operating activities:
Net income (loss)	$40,706	(43,405)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred tax benefit	(17,001)	(40,155)
Increase (decrease) in reserve for life policy claims	(4,273)	2,805
(Increase) decrease in accrued investment income	(102)	360
Increase (decrease) in accrued interest payable	1,721	(592)
Increase in other liabilities	—	(1,028)

Net cash provided by (used in) operating activities	21,051	(82,015)

Investing activities:
Purchases of certificates of deposit	(1,400,015)	(1,994,195)
Maturities of certificates of deposit	1,411,064	2,074,803

Net cash provided by investing activities	11,049	80,608

Financing activities:
Purchases and retirement of common stock	(22,262)	(6,900)

Net cash used by financing activities	(22,262)	(6,900)

Net increase (decrease) in cash	9,838	(8,307)
Cash at beginning of year	98,945	107,252

Cash at end of year	$108,783	98,945

Cash payments for:
Interest	$24,184	22,628
Income taxes	—	—

Non cash investing and financing activities:
Unrealized gain on equity securities, net of applicable income taxes of $316,965 and $2,269,727 respectively (as restated).	$485,180	3,552,872

See accompanying notes to consolidated financial statements.

YADKIN VALLEY COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2004 and 2003

(1)	Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts and operations of Yadkin Valley Company (the Parent) and its wholly owned subsidiary, Yadkin Valley Life Insurance Company, hereinafter collectively referred to as the Company. Inter-company accounts and transactions have been eliminated. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America which, as to the insurance subsidiary, may vary in some respects from the statutory accounting practices which are prescribed or permitted by the Insurance Department of the State of Arizona. The insurance subsidiary is domiciled in Arizona.

Line of Business

The Parent, which was organized as a North Carolina holding company, manages the operations of Yadkin Valley Life Insurance Company, which is in the business of assuming credit life insurance. All reinsurance is assumed from Triangle Life Insurance Company (TLIC), which is an affiliate through common ownership. TLIC issues credit life insurance policies on loans made by three banks located in North Carolina: Southern Bank and Trust Company (Southern), The Heritage Bank (Heritage) and The Fidelity Bank (Fidelity). The Company and the three aforementioned banks are also related through certain common ownership (see note 7).

Yadkin Valley Life Insurance Company’s assumption limit, which has been determined by management, is $25,000 per policy.

Recognition of Premium Revenues

The credit life insurance is written on a group basis which allows premium payments to be collected by the financial institution monthly from an individual insured. Pursuant to a group policy and an agency agreement between TLIC and the financial institutions, the premiums are paid by the financial institution to TLIC in the month following the month which the premiums are collected from the individual insured. TLIC pays the premium to the Company in the month TLIC receives it. Premium revenue is recognized based on premiums collected from TLIC and is based on the reinsurance coverage provided for the month. Since reinsurance coverage is provided prior to the receipt of premiums, there is no deferral of revenue to future periods.

Liabilities for Policy and Contract Claims

The reserve for life policy claims includes estimates of losses on reported claims and claims incurred but not reported, based on information provided by the ceding company and on the Company’s historical experience. Although management believes that the liability for life policy claims is adequate, the ultimate amount of such claims may vary, perhaps significantly, from the estimated amounts in the financial statements.

Investments

Investments in marketable equity securities are classified as available-for-sale in accordance with SFAS 115, Accounting for Certain Investments in Debt and Equity Securities, and are accounted for at fair value as determined by quoted market prices. Non-marketable equity securities are accounted for under SFAS 60, Accounting and Reporting by Insurance Enterprises, as amended, at fair value as determined by

YADKIN VALLEY COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

December 31, 2004 and 2003

management as quoted market prices are not available. The unrealized holding gains and losses on both marketable and non-marketable equity securities are reported net of deferred income taxes as a component of accumulated other comprehensive income.

A decline in the fair value of securities which is deemed to be other than temporary is recognized in earnings.

Realized gains and losses on equity securities are recognized in earnings using the specific identification method.

Income Taxes

Income tax provisions are based on income reported for financial statement purposes. Deferred federal income taxes are recorded based on temporary differences between the financial reporting basis and the tax basis of assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance is provided to reduce the deferred tax assets to the amount that is more likely than not to be recovered.

Fair Value of Financial Instruments

The Company’s on-balance sheet financial instruments are cash, investments in equity securities, certificates of deposit, accrued investment income, accrued interest payable and notes payable. Fair values of investments in equity securities are discussed below and in note 3. The carrying values of other on-balance sheet financial instruments approximate fair value.

The fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holding of a particular financial instrument. In cases where quoted market prices are not available, fair value estimates are based on judgments regarding current economic conditions, risk characteristics of financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates. Finally, the fair value estimates presented herein are based on pertinent information available to management as of December 31, 2004 and 2003, respectively. Such amounts have not been comprehensively revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

Other Comprehensive Income

Other comprehensive income consists solely of unrealized gains on equity securities net of related income taxes. For the periods ending 2004 and 2003, there have been no realized gains.

Net Income (Loss) Per Share

Net income (loss) per share is computed based on the weighted average number of common shares outstanding during the year and represents basic and diluted net income per share, respectively, for 2004 and 2003, as the Company has no potentially dilutive common stock.

YADKIN VALLEY COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

December 31, 2004 and 2003

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the consolidated balance sheets and the reported amounts of income and expense included in the consolidated statements of income. Actual results could differ from those estimates.

The most significant estimates the Company makes in preparing its consolidated financial statements relate to: (i) the determination of fair market value of First Citizens Bancorporation, Inc. (“Bancorporation”) nonvoting common stock and Heritage BancShares, Inc. (“HBI”) common stock, and (ii) the life policy claims reserve.

(i)	The fair value of the Bancorporation nonvoting common stock is reported using a 25% discount from the fair value of Bancorporation’s voting common stock, which is determined by quoted market prices. There are only four shareholders of the nonvoting stock, and there have been no transfers in the last five years. There is no known market for the stock. The 25% discount was determined by management of the Company based on a comprehensive evaluation by an independent third party and discussions with management of the issuer. Refer also to Note 8 regarding subsequent events.

The fair value of the HBI stock is reported using a buy back price determined annually by management of HBI. This stock is thinly traded and there is no known market.

If there are changes in the market price of Bancorporation’s voting common stock, or the buy back price of HBI’s common stock, materially different amounts may be reported in the Company’s consolidated balance sheet.

(ii)	The life policy claim reserves reported at December 31, 2004 and 2003, respectively were $6,374 and $10,674. The reserve amount was developed by using a 3 year average of claims paid from reserves as it relates to the total in force amount of insurance plus case reserves. The information used in developing reserves is received directly from producing units. Trends, adequacy of the reserves and catastrophic events are reviewed by a qualified independent actuary. Corrections and/or adjustments are made based on the trends, historical adequacy and catastrophic events. For the years 2004 and 2003, all of the reported reserves were Incurred But Not Reported (“IBNR”). Additionally, the historical nature of the registrant’s credit insurance business is such that the timing of reported claims are of a short duration, generally less than 60 days which results in a more accurate estimate in that a significant amount of the estimate is known prior to reporting date. At December 31, 2004 and 2003, respectively, and, subsequently, there were and have been no additional losses known to the Company, and no case reserves were established.

Other Than Temporary Impairment of Investment Securities

Our policy regarding other than temporary impairment of investment securities requires continuous monitoring. Individual investment securities with a fair market that is less than 80% of original cost over a continuous period of two quarters are evaluated for impairment during the subsequent quarter. The evaluation includes an assessment of both qualitative and quantitative measures to determine whether, in management’s judgment, the investment is likely to recover its original value. If the evaluation concludes that the investment is not likely to recover its original value, the unrealized loss is reported as an other than

YADKIN VALLEY COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

December 31, 2004 and 2003

temporary impairment, and the loss is recorded as a securities transaction on the Consolidated Statement of Income. If the evaluation indicates a loss of asset value, management may elect to record an other than temporary impairment immediately.

(2)	Restatement of Financial Statements

On August 24, 2005, the Company received a notice from the Division of Corporation Finance of the Securities and Exchange Commission (“SEC”), addressing its views regarding the valuation of certain equity securities under generally accepted accounting principles in the United States of America (“GAAP”). In response to the notice, the Company’s management discussed with the current and prior auditors and the SEC the accounting and valuation of certain equity securities held by the Company and determined that the Company’s method of accounting for nonmarketable equity securities was not consistent with GAAP. As a result, the Company is restating its consolidated financial statements for the fiscal years December 31, 2004 and December 31, 2003.

The effect of this accounting change on the Company’s consolidated balance sheets and consolidated statements of changes in shareholders’ equity for the years ended December 31, 2004 and 2003, is summarized as follows:

Consolidated Balance Sheet December 31, 2004	As previously reported	Adjustments	As restated

Investments in equity securities	$22,170,052	$2,048,876	$24,218,928
Total assets	22,638,224	2,048,876	24,687,100
Deferred income taxes	7,674,892	799,062	8,473,954
Total liabilities	8,583,673	799,062	9,382,735
Accumulated other comprehensive income	12,134,920	1,249,814	13,384,734
Total shareholders’ equity	14,054,551	1,249,814	15,304,365
Total liabilities and shareholders’ equity	22,638,224	2,048,876	24,687,100

Consolidated Statement of Changes in Shareholders’ Equity December 31, 2004	As previously reported	Adjustments	As restated

Net unrealized gains on equity securities, net of income taxes	$449,727	$35,453	$485,180
Accumulated other comprehensive income	12,134,920	1,249,814	13,384,734
Total shareholders’ equity	14,054,551	1,249,814	15,304,365

Consolidated Statement of Cash Flow December 31, 2004	As previously reported	Adjustments	As restated

Noncash investing and financing activities:
Unrealized gain on equity securities, net of applicable income taxes	$449,727	$35,453	$485,180

YADKIN VALLEY COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

December 31, 2004 and 2003

Consolidated Balance Sheet December 31, 2003	As previously reported	Adjustments	As restated

Investments in equity securities	$21,426,028	$1,990,755	$23,416,783
Total assets	21,895,309	1,990,755	23,886,064
Deferred income taxes	7,397,596	776,394	8,173,990
Total liabilities	8,308,929	776,394	9,085,323
Accumulated other comprehensive income	11,685,193	1,214,361	12,899,554
Total shareholders’ equity	13,586,380	1,214,361	14,800,741
Total liabilities and shareholders’ equity	21,895,309	1,990,755	23,886,064

Consolidated Statement of Changes in Shareholders’ Equity December 31, 2003	As previously reported	Adjustments	As restated

Net unrealized gains on equity securities, net of income taxes	$3,169,759	$383,113	$3,552,872
Accumulated other comprehensive income	11,685,193	1,214,361	12,899,554
Total shareholders’ equity	13,586,380	1,214,361	14,800,741

Consolidated Statement of Cash Flow December 31, 2003	As previously reported	Adjustments	As restated
Noncash investing and financing activities:
Unrealized gain on equity securities, net of applicable income taxes	$3,169,759	$383,113	$3,552,872

(3)	Investments

Investments at December 31, 2004 and 2003, consisted of certificates of deposit and equity securities.

Certificates of deposit of $358,951 and $370,000 at December 31, 2004 and 2003, respectively, are carried at cost. These certificates of deposit have maturities of less than one year. The cost of these securities approximates fair value. Included in certificates of deposit on the consolidated balance sheets are $100,000 in certificates of deposit owned by Yadkin Valley Life Insurance Company which are held on deposit with the Arizona Department of Insurance.

The shares of common stock of Heritage BancShares, Inc. are reported at fair values using a buy back price determined annually by management of the issuer. The shares of nonvoting common stock of First Citizens Bancorporation of South Carolina, Inc. are reported at fair values determined by the Company based on an independent comprehensive analysis provided by Equity Research, Raleigh North Carolina, and discussions with management of the issuer. There are only four holders of Bancorporation’s nonvoting common stock, and there have been no transfers in the last five years. HBI’s common stock is very thinly traded. There is no known market for either stock. See Use of Estimates in Note 1 of Notes to Consolidated Financial Statements.

YADKIN VALLEY COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

December 31, 2004 and 2003

Equity securities at December 31, 2004 consist of the following securities (as restated):

Description	Number of shares	Cost	Unrealized gain	Fair value
First Citizens Bancorporation of South Carolina, Inc.—voting common stock – par value $5 per share	35,000	$455,000	17,920,000	18,375,000

First Citizens BancShares, Inc.—class A common stock—par value $1 per share	18,845	1,013,748	1,780,024	2,793,772

First Citizens BancShares, Inc.—Class B common stock—par value $1 per share	1,900	84,590	193,285	277,875

Total marketable securities	55,745	1,553,338	19,893,309	21,446,647

Heritage BancShares, Inc. common stock—par value $1 per share	7,401	455,932	99,143	555,075

First Citizens Bancorporation of South Carolina, Inc.—nonvoting common stock—par value $5 per share	5,631	267,473	1,949,733	2,217,206

Total non-marketable securities	13,032	723,405	2,048,876	2,772,281

Total equity securities		$2,276,743	21,942,185	24,218,928

Equity securities at December 31, 2003 consist of the following securities (as restated):

Description	Number of Shares	Cost	Unrealized gain	Fair value
First Citizens Bancorporation of South Carolina, Inc.—voting common stock—par value $5 per share	35,000	$455,000	17,745,000	18,200,000

First Citizens BancShares, Inc.—Class A common stock—par value $1 per share	18,845	1,013,748	1,257,075	2,270,823

First Citizens BancShares, Inc.—Class B common stock—par value $1 per share	1,900	84,590	147,210	231,800

Total marketable securities	55,745	1,553,338	19,149,285	20,702,623

Heritage BancShares, Inc. common stock—par value $1 per share	7,401	455,932	62,137	518,069

First Citizens Bancorporation of South Carolina, Inc.—nonvoting common stock—par value $5 per share	5,631	267,473	1,928,618	2,196,091

Total non-marketable securities	13,032	723,405	1,990,755	2,714,160

Total equity securities		$2,276,743	21,140,040	23,416,783

YADKIN VALLEY COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

December 31, 2004 and 2003

(4)	Notes Payable

Notes payable at December 31, 2004 and 2003 consist of the following:

	2004	2003
Advances under line of credit expiring June 5, 2005, interest payable monthly at LIBOR plus 1.25%	$899,205	899,205

The line of credit, which is with an unrelated bank, is secured by 10,000 voting common shares of First Citizens Bancorporation of South Carolina, Inc. (FCB-SC) which have a carrying value of $5,250,000 and 18,139 shares of First Citizens BancShares, Inc. of North Carolina (FCB) Class A Common Class, which have a carrying value of $2,689,107. The Company may borrow up to $1,000,000 under the line of credit. The interest rate for this line of credit at December 31, 2004 and 2003 is 3.67% and 2.39%, respectively.

(5)	Shareholders’ Equity and Restrictions

Prior approval by state regulators is required for insurance companies to pay dividends to their shareholders in excess of certain limitations. In addition, shareholders’ equity and minimum capital requirements, as defined by statute, are restricted and cannot be distributed by insurance subsidiaries without approval of the state insurance department. The amount which the insurance subsidiary can pay in dividends during any twelve-month period without prior approval is limited by statute to the lesser of 10% of statutory surplus, or statutory gain from operations of the previous fiscal year. In 2005, the subsidiary may not pay dividends without approval of the Arizona Department of Insurance. In 2004 and 2003, the subsidiary paid dividends to the parent of $50,000 and $46,000, with approval of the Arizona Department of Insurance.

Statutory surplus at December 31, 2004, and net income for the year then ended of the insurance subsidiary, as computed in accordance with statutory accounting practices, were $373,979 and $43,523, respectively. Statutory surplus at December 31, 2003, and net loss for the year then ended of the insurance subsidiary, as computed in accordance with statutory accounting practices, were $396,339 and $48,097, respectively.

(6)	Income Taxes

The Company has elected to file a consolidated federal income tax return. Income tax benefit for the years ended December 31, 2004 and 2003 is composed of the following:

	2004	2003
Current:
Federal	$0	(6,660)
State	0	0

	0	(6,660)

Deferred:
Federal	(17,001)	(40,155)
State	0	0

	(17,001)	(40,155)

Total	$(17,001)	(46,815)

YADKIN VALLEY COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

December 31, 2004 and 2003

At December 31, 2004 and 2003, deferred tax assets (liabilities) consist of the following components:

	2004	2003
Deferred tax assets:
Tax loss and credit carryforwards	$90,982	75,695

Gross deferred tax assets	90,982	75,695

Valuation allowance	(7,485)	(9,200)

Net deferred tax asset	83,497	66,495

Deferred tax liabilities:
Unrealized gain on equity securities (previously reported)	(7,758,389)	(7,464,091)

Adjustments due to restatement	(799,062)	(776,394)

Net deferred tax liability	$(8,473,954)	(8,173,990)

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considered the scheduled reversal of deferred tax liabilities in making this assessment.

The reasons for the difference between total income tax benefit and the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes are as follows:

	2004	2003
Income tax expense (benefit) at federal statutory rates	$8,060	(30,675)
Effect of dividends received deduction and other	(25,061)	(16,140)

Income tax benefit	$(17,001)	(46,815)

At December 31, 2004, the Company has a net operating loss carry-forward (NOL) for federal income tax purposes of $241,292 that expires in 2021 through 2024. At December 31, 2004, the Company has an NOL for state income tax purposes of $164,336 that expires between 2014 and 2019.

The Tax Reform Act of 1986 contains provisions which limit the ability to utilize net operating loss carry-forwards in the case of certain events including significant changes in ownership interests. If the Company’s NOL’s are limited and the Company has taxable income which exceeds the permissible yearly NOL, the Company would incur a federal income tax liability even though NOL’s would be available in future years. The North Carolina general statutes require that carried forward losses must be reduced or offset by any income not taxable received in succeeding years.

(7)	Related Parties

Certain significant shareholders of the Company are also significant shareholders of First Citizens BancShares, Inc. (FCB), First Citizens Bancorporation of South Carolina, Inc. (FCB-SC), Heritage, Southern and Fidelity. All of these entities are related through common ownership. American Guaranty Insurance Company (AGI) and First-Citizens Bank & Trust Company (FCB&T) are wholly owned subsidiaries of FCB, and TLIC is wholly owned by FCB&T.

YADKIN VALLEY COMPANY AND SUBSIDIARY

Notes to Consolidated Financial Statements—(Continued)

December 31, 2004 and 2003

The Company has no employees. AGI provides all managerial, administrative and operational services necessary in carrying out the Company’s business. Management fees for such services were $24,687 in 2004 and $17,726 in 2003. The amount of management fees is a fee mutually agreed upon for services rendered and expenses incurred which are reasonable and properly attributed to the management and conduct of the Company’s business.

The Company holds stock in FCB, FCB-SC and Heritage (refer to note 3). At December 31, 2004 and 2003, the Company had $258,951 and $270,000, respectively, invested in First-Citizens Bank & Trust Company (FCB&T), a subsidiary of FCB, certificates of deposit. The interest rates on the certificates of deposit range from 1.10% to 1.20% at December 31, 2004. The cash balance of $108,783 at December 31, 2004 and $98,945 at December 31, 2003 is represented by deposit accounts at FCB&T.

Yadkin Valley Life provides reinsurance under a reinsurance agreement entered into on August 1, 1994, to TLIC, a subsidiary of FCB&T. The agreement is on a coinsurance basis according to Yadkin’s share, subject to the terms and conditions of the original policy issued by TLIC for the reinsured policy. Reinsurance amounts are calculated in terms of coverages on a per certificate basis. The maximum amount allowed for a single certificate is $25,000. The agreement provides that TLIC shall maintain a certificate of deposit in an amount no less than any reserve established for the Company.

The policies reinsured are sold through Southern, Fidelity, and Heritage. Amounts related to business assumed from TLIC for 2004 and 2003 follows:

	2004	2003
Premiums assumed	$128,208	161,549
Death benefits assumed	14,983	120,796
Life policy claim reserves assumed	6,374	10,647
Commissions paid	57,311	72,735

(8)	Subsequent Events

Subsequent to December 31, 2004, First Citizens Bancorporation, Inc., Columbia, South Carolina announced its intentions to pursue voluntary de-registration with the Securities and Exchange Commission. The announcement stated that record holders of 170 and fewer voting common stock would receive $735.00 in cash for each voting common stock. This announcement is expected to have a material impact on the fair market value of these securities and the non-marketable equity securities of Bancorporation in subsequent reporting periods. Using this fair value would increase investments in equity securities by $8,236,882 and increase other comprehensive income by $5,024,498 from the December 31, 2004 values.

Subsequent to December 31, 2004, the Company filed an 8-K with the Securities and Exchange Commission in which it announced its intentions to pursue voluntary de-registration by means of a reverse stock-split. Shareholders will receive 1 share for each 50 shares held immediately prior to the reverse stock-split. In lieu of fractional shares, shareholders will receive $78.00 in cash for each pre-split share comprising a fraction of a newly issued share.

APPENDIX E

FINANCIAL STATEMENTS AND MANAGEMENT’S DISCUSSION AND ANALYSIS FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2005

PART I—FINANCIAL INFORMATION

Item 1.	Financial Statements

YADKIN VALLEY COMPANY AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

UNAUDITED

	September 30, 2005	December 31, 2004
		(as restated, see Note 2)
ASSETS
Cash and investments:
Cash	$65,336	108,783
Investments in equity securities	30,765,784	24,218,928
Certificates of deposit	327,475	358,951

Total cash and investments	31,158,595	24,686,662
Accrued investment income	1,340	338
Other assets	100	100

Total assets	$31,160,035	24,687,100

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Life policy claims reserves	19,077	6,374
Deferred income taxes	10,985,157	8,473,954
Notes payable	899,205	899,205
Accrued interest payable	3,772	3,202

Total liabilities	11,907,211	9,382,735

Shareholders’ equity:
Common stock, par value $1 per share; authorized 500,000 shares, issued and outstanding 180,598 shares in 2005 and 180,700 shares in 2004	180,598	180,700
Retained earnings	1,693,910	1,738,931
Accumulated other comprehensive income	17,378,316	13,384,734

Total shareholders’ equity	19,252,824	15,304,365

Total liabilities and shareholders’ equity	$31,160,035	24,687,100

See accompanying notes to consolidated financial statements.

YADKIN VALLEY COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

UNAUDITED

	For the three months ended Sept. 30, 2005	For the three months ended Sept. 30, 2004	For the nine months ended Sept. 30, 2005	For the nine months ended Sept. 30, 2004
Premiums and other revenue:
Life premium	$23,002	$30,975	74,858	99,933
Dividend income	19,926	19,926	60,887	84,406
Interest income	1,813	918	4,724	2,472

	44,741	51,819	140,469	186,811

Benefits and expenses:
Death benefits	9,493	10,874	23,270	14,983
Increase in reserve for life policy claims	12,703	—	12,703	—

Operating expenses:
Commissions	8,514	13,851	31,132	44,663
Interest	11,155	7,011	29,448	18,192
Professional fees	7,521	12,540	58,105	42,335
Management fees	6,923	3,442	20,769	17,764
General, administrative and other	1,806	1,353	46,236	45,522

	58,115	49,071	221,663	183,459

Income (loss) before income taxes	(13,374)	2,748	(81,194)	3,352

Income tax benefit	(4,547)	(3,799)	(42,071)	(18,923)

Net income (loss)	$(8,827)	$6,547	(39,123)	22,275

Net income (loss) per share	$(0.05)	$0.04	(0.22)	0.12

Weighted average shares outstanding	180,598	180,710	180,645	180,980

See accompanying notes to consolidated financial statements.

YADKIN VALLEY COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2005

UNAUDITED

	Common Stock	Retained earnings	Accumulated other comprehensive income	Total shareholders’ equity
Balance at December 31, 2004 (as restated)	$180,700	1,738,931	13,384,734	15,304,365

Comprehensive income:
Net loss	—	(39,123)	—	(39,123)
Net unrealized gains on equity securities, net of income taxes of $2,553,274	—	—	3,993,582	3,993,582

Comprehensive income				3,954,459
Redemption of 102 shares of common stock	(102)	(5,898)	—	(6,000)

Balance at September 30, 2005	$180,598	1,693,910	17,378,316	19,252,824

See accompanying notes to consolidated financial statements.

YADKIN VALLEY COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

UNAUDITED

	2005	2004
Operating activities:
Net income (loss)	$(39,123)	22,275
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Deferred tax benefit	(42,071)	(18,923)
Increase in life policy claim reserves	12,703	—
Increase in accrued investment income	(1,002)	(355)
Increase in accrued interest payable	570	1,263

Net cash provided (used) by operating activities	(68,923)	4,260

Investing activities:
Purchases of certificates of deposit	(1,001,475)	(926,064)
Maturities of certificates of deposit	1,032,951	950,477

Net cash provided by investing activities	31,476	24,413

Financing activities:
Purchases and retirement of common stock	(6,000)	(21,891)

Net cash used by financing activities	(6,000)	(21,891)
Net increase (decrease) in cash	(43,447)	6,782
Cash at beginning of reporting period	108,783	98,945

Cash at end of reporting period	$65,336	105,727

Cash payments for:
Interest	$28,878	16,930

Income taxes	—	—

Non-cash investing and financing activities:
Increase (decrease) in unrealized gain on equity securities, net of applicable income taxes of $2,553,274 and $(209,520) (as restated)	$3,993,582	(338,292)

See accompanying notes to consolidated financial statements.

YADKIN VALLEY COMPANY AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Basis of Presentation

The accompanying condensed consolidated financial statements include the accounts and operations of Yadkin Valley Company (the “Parent”) and its wholly owned subsidiary, Yadkin Valley Life Insurance Company, hereinafter collectively referred to as the Company. Inter-company accounts and transactions have been eliminated. The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America which, as to the insurance subsidiary, may vary in some respects from statutory accounting practices which are prescribed or permitted by the Insurance Department of the State of Arizona. All adjustments considered necessary for a fair presentation of the results for the interim periods have been included (such adjustments are normal and recurring in nature).

The information contained in the footnotes to the Company’s condensed consolidated financial statements included in the Company’s Form 10-KSB/A should be referenced when reading these unaudited condensed interim financial statements. Operating results for the interim periods presented herein are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

For the nine months ended September 30, 2005 and 2004, total comprehensive income (loss) consisting of net income (loss) and unrealized gains (losses) on equity securities, net of taxes, was $3,954,459 and ($316,017), respectively.

Note 2: Restatement of Financial Statements

On August 24, 2005, the Company received a notice from the Division of Corporation Finance of the Securities and Exchange Commission (“SEC”), addressing its views regarding the valuation of certain equity securities under generally accepted accounting principles in the United States of America (“GAAP”). In response to the notice, the Company’s management discussed with the current and prior auditors and the SEC the accounting and valuation of certain equity securities held by the Company. As a result, the Company has restated its financial statements for the fiscal years December 31, 2004 and 2003 and quarterly periods ended March 31, 2005 and June 30, 2005.

The effect of this accounting change on the Company’s consolidated balance sheet as of December 31, 2004 and the consolidated statement of cash flow for the nine months ended September 30, 2004, is summarized as follows:

Consolidated Balance Sheet

	As previously reported	Adjustments	As restated
December 31, 2004
Investments in equity securities	$22,170,052	2,048,876	24,218,928
Total assets	22,638,224	2,048,876	24,687,100
Deferred income taxes	7,674,892	799,062	8,473,954
Total liabilities	8,583,673	799,062	9,382,735
Accumulated other comprehensive income	12,134,920	1,249,814	13,384,734
Total shareholders’ equity	14,054,551	1,249,814	15,304,365
Total liabilities and shareholders’ equity	22,638,224	2,048,876	24,687,100

YADKIN VALLEY COMPANY AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Consolidated Statement of Cash Flow

	As previously reported	Adjustments	As restated
September 30, 2004
Noncash investing and financing activities:
Decrease in unrealized gain on equity securities, net of applicable income taxes	$(307,378)	(30,914)	(338,292)

Note 3: Related Parties

Certain significant shareholders of the Company are also significant shareholders of First Citizens BancShares, Inc., Raleigh, North Carolina (“FCB”), First Citizens Bancorporation, Inc., Columbia, South Carolina (“FCB-SC”), Heritage BancShares, Inc., Lucama, North Carolina (“HBI”), The Heritage Bank, Lucama, North Carolina (“Heritage”), Southern Bank & Trust Company, Mount Olive, North Carolina (“Southern”), and The Fidelity Bank, Fuquay-Varina, North Carolina (“Fidelity”). All of these entities are related through common ownership. American Guaranty Insurance Company (“AGI”) and First-Citizens Bank & Trust Company (“FCB&T”) are wholly owned subsidiaries of FCB, and Triangle Life Insurance Company (“TLIC”) is wholly owned by FCB&T. The Company holds stock in FCB, FCB-SC and HBI. At September 30, 2005 and December 31, 2004, the Company had $227,475 and $258,951 respectively, invested in certificates of deposit in FCB&T.

The Company has no employees. AGI provides all managerial, administration and operational services necessary in carrying out the Company’s business. AGI is a subsidiary of FCB and provides management services to the Company. Management fees were $20,769 for the nine months ending September 30, 2005 and $17,764 for the corresponding period in 2004.

Yadkin Valley Life provides reinsurance to TLIC, a subsidiary of FCB&T. The policies reinsured are sold through Southern, Fidelity and Heritage. Amounts related to business assumed from TLIC for the nine months ended September 30, 2005 and the corresponding period in 2004 are as follows:

	2005	2004
Premiums assumed	$74,858	$99,933
Death benefits assumed	23,270	14,983
Commissions assumed	31,132	44,663

At September 30, 2005 and December 31, 2004, the Company’s balance sheet reflected assumed life policy claim reserves of $19,077 and $6,374, respectively.

Note 4: Other Matters

On September 13, 2005 First Citizens Bancorporation, Inc., Columbia, South Carolina announced its intentions to pursue voluntary de-registration with the Securities and Exchange Commission. The announcement stated that record holders of 170 and fewer shares of voting common stock would receive $735.00 in cash for each voting common stock. This announcement had a material impact on the fair market value of these securities resulting in a fair market value of $680.00 per share as of September 30, 2005. The Company owns 35,000 shares of Bancorporation’s voting common stock and 5,631 shares of non voting common stock.

YADKIN VALLEY COMPANY AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion is presented to assist shareholders in understanding Yadkin’s consolidated financial condition and results of operations and should be read in conjunction with the consolidated financial statements appearing elsewhere in this report.

The Company restated its consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 and the quarterly periods ended March 31, 2005 and June 30, 2005. See Note 2 of the Notes to Consolidated Financial Statements for additional discussion.

RESULTS OF OPERATIONS. The Company realized a consolidated loss before income taxes of $81,194 during the first nine months of 2005 compared to a consolidated net income before income taxes of $3,352 during the corresponding period in 2004. The loss was primarily due to a decrease in life premium of $25,075, a decrease in dividend income received of $23,519, an increase in death benefits incurred of $20,990, an increase in professional fees of $15,770 and an increase in interest expense on notes of $11,256. Consolidated net loss during the period was $39,123 compared to a consolidated net income of $22,275 during the corresponding period of 2004.

The main source of operating funds for the period reported was from Yadkin Valley Life Insurance Company’s (“Yadkin Valley Life”) operation. Revenue from Yadkin Valley Life’s operation continued to decline primarily as a result of a decrease in sales of credit life insurance by producing banks. Premiums have decreased $25,075 (25.1%) from the corresponding period in 2004 and management expects the decline may continue for the remainder of the year as the products being reinsured are not being actively marketed. The premium volume of Yadkin Valley Life does vary from year to year based on the volume and eligibility of loans for credit life insurance in producing banks.

The primary outflows of the Company’s funds are for claim payments, commission payments and general expenses. Incurred claims increased $20,990 (140.1%) from the corresponding period in 2004. The change is not specifically attributable to any known events as there have been no changes in operations, underwriting or any other procedure. Management believes all claims filed and paid to be proper and paid according to provisions in the various policies issued and the increase is not indicative of a trend. While the policyholder mortality experience represents the primary uncertainty of Yadkin Valley Life’s operations, claim reserves have proven to be adequate. The life policy claim reserves reported at September 30, 2005 and December 31, 2004 were $19,077 and $6,374, respectively. The reserve amount was developed by using a 3 year average of claims paid from reserves as it relates to the total in force amount of insurance plus case reserves. Trends, adequacy of the reserves and catastrophic events are reviewed by a qualified independent actuary. Corrections and/or adjustments are made based on the trends, historical adequacy and catastrophic events. At September 30, 2005 there were $5,443 of IBNR and $13,634 of case reserves; and at December 31, 2004 there were $6,374 of IBNR and $0 case reserves. Additionally, the historical nature of the registrant’s credit insurance business is such that the timing of reported claims are of a short duration, generally less than 60 days.

The decline in commission payments in 2005 versus 2004 is directly correlated to the decline in assumed premium written. For the nine month period ended September 30, 2005, operating expenses, excluding commissions, increased by $30,745 (24.8%) from the corresponding period of 2004, primarily due to an increase in professional fees of $15,770 (37.3%) and an increase in interest expense of $11,256 (61.9%). The professional fees have increased primarily due to expenses related to the change in auditors, restatement of financials and going private initiative. The increase in interest expense was due to the increase in the LIBOR rate.

INVESTMENTS. During 2005, the Company’s investments in equity securities experienced an increase in fair values of $6,546,856 (27.0%) from December 31, 2004. The primary reason for the increase in fair value of

YADKIN VALLEY COMPANY AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the Company’s investments as of September 30, 2005 is the announcement of First Citizens Bancorporation, Inc. (“Bancorporation”) on September 13, 2005 that it intended to pursue voluntary deregistration with the Securities and Exchange Commission. The announcement stated that record holders of 170 and fewer shares of Bancorporation’s voting common stock would receive $735.00 in cash for each voting common stock. This announcement had a material impact on the fair market value of these securities resulting in a fair market value of $680.00 per share as of September 30, 2005 which is a 25.9% increase in the fair market price of Bancorporation’s voting common stock from June 30, 2005 and a 29.5% increase from December 31, 2004. The Company owns 35,000 shares of Bancorporation’s voting common stock.

The most significant estimate the Company makes, related to its investment portfolio, is the determination of fair market value of Bancorporation’s non voting stock and Heritage BancShares, Inc. (“HBI”) common stock owned by the Company. The fair value of the Bancorporation non voting common stock is reported using a 25% discount from the fair value of Bancorporation’s voting common stock, which is determined by quoted market prices. There are only four shareholders of the non voting common stock and there have been no transfers in the last five years. There is no known market for the stock. The 25% discount was determined by management of the Company based on a comprehensive evaluation by an independent third party and discussions with management of the issuer. The fair value of the HBI common stock is reported using a buy back price determined annually by management of HBI. This stock is thinly traded and there is no known market.

If there are changes in the market price of Bancorporation’s voting common stock or the buy back of HBI’s common stock, materially different amounts may be reported in the Company’s consolidated balance sheet.

There can be no assurances that the current fair values of either of these securities will be sustained in future periods and continued fluctuations in the fair values of these investments in future periods will result in fluctuations in the Company’s shareholders’ equity.

LIQUIDITY. Management views liquidity as a key financial objective. Management relies on the operations of Yadkin Valley Life as the principal source of liquidity. Further, limited borrowings have allowed the Company to fund asset growth and maintain liquidity. A factor which could impact the Company’s financial position and liquidity is a significant increase or decrease in the market values of the securities held in the investment portfolio.

Management believes the liquidity of the Company to be adequate as evidenced by ratios of assets to liabilities of 2.62 at September 30, 2005 and 2.63 at December 31, 2004, which ratio continues to remain constant. Investments in equity securities had a carrying value at September 30, 2005 and December 31, 2004 of $30,765,784 and $24,218,928, respectively. At September 30, 2005, $27,338,899 are classified as available for sale and portions of which could be sold as a source of cash. Factors which could impact the Company’s financial position and liquidity are significant increases or decreases in the market values of these equity securities. The primary reason for the 27% increase in equity securities was the deregistration announcement of Bancorporation which resulted in a 29.5% increase in the fair value of Bancorporation’s voting common stock. While management considers $27,338,899 of these securities to be readily marketable, the Company’s ability to sell a substantial portion of these investments may be inhibited by the limited trading of most of these securities, and may result in the Company realizing substantial losses on any such sales.

On October 5, 2005 Registrant announced its intentions to pursue voluntary de-registration by means of a reverse stock-split. Shareholders will receive 1 share for each 50 shares held immediately prior to the reverse stock-split. In lieu of fractional shares, shareholders will receive $78.00 in cash for each pre-split share comprising a fraction of a newly issued share. The estimated cost of this transaction is $1,130,000 (3.67% of

YADKIN VALLEY COMPANY AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

equity securities) and the Company expects to fund the transaction by selling equity securities or, borrowing funds. The cost of this transaction is not expected to have a material impact on future revenues.

FINANCIAL CONDITION. The increase in total assets from December 31, 2004 was primarily due to an increase in unrealized gains on equity securities. There were no other material changes in financial condition during the third quarter of 2005.

CAPITAL RESOURCES. There are no material commitments for capital expenditures other than as reported under the caption LIQUIDITY above. At September 30, 2005, Registrant had outstanding borrowings, which is with an unrelated bank, of $899,205 secured by 18,139 shares of the Class A Common Stock of First Citizens BancShares, Inc., Raleigh, North Carolina which have a carrying value of $3,095,420 and 10,000 voting common shares of First Citizens Bancorporation, Inc., Columbia, South Carolina which have a carrying value of $6,800,000. Any funds needed to satisfy loan repayments would be derived from the sale of or repositioning of investments and dividends from Yadkin Valley Life.

REGULATORY MATTERS. The Sarbanes-Oxley Act of 2002 is sweeping federal legislation that was signed into law on July 30, 2002 and that addresses accounting, corporate governance and disclosure issues relating to public companies. Some of the provisions of the Act became effective immediately, while others are still in the process of being implemented.

In general, the Act mandates important new corporate governance, financial reporting and disclosure requirements intended to enhance the accuracy and transparency of public companies’ reported financial results. It establishes new responsibilities for corporate chief executive officers and chief financial officers and boards of directors in the financial reporting process, and it creates a new regulatory body to oversee auditors of public companies.

The economic and operational effects of the Act on public companies, including the Company, have been and will continue to be significant in terms of the increased time, resources and costs associated with complying with the new law. Because the Act, for the most part, applies equally to larger and smaller public companies, it will present the Company with particular challenges, and increased audit fees and compliance costs associated with the Act could have a negative effect on our results of operations.

FORWARD-LOOKING STATEMENTS. The foregoing discussion may contain statements that could be deemed forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” or other statements concerning opinions or judgment of the Company and its management about future events. Factors that could influence the accuracy of such forward looking statements include, but are not limited to, the market value and marketability of the Company’s investment securities, changing levels of life insurance claims, the financial success or changing strategies of banks that sell credit life insurance, actions of government regulators, the level of market interest rates, and general economic conditions.

PROXY

YADKIN VALLEY COMPANY

SPECIAL MEETING OF STOCKHOLDERS

APPOINTMENT OF PROXY SOLICITED BY OUR BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints David S. Perry, Denton F. Lee, Jr. and Hope Holding Connell (the “Proxies”) or any of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Yadkin Valley Company (the “Company”), which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at the Main Office of the Company, 4300 Six Forks Road, Raleigh, North Carolina, on Monday, April 24, 2006 at 10:00 a.m., and at any adjournment or postponement thereof (the “Special Meeting”) upon the proposals described in the Proxy Statement and the Notice of Special Meeting of Stockholders, dated March 30, 2006, the receipt of which is acknowledged in the manner specified below.

1.	To approve the Amendment to the Articles of Incorporation, attached as Appendix A to the Proxy Statement, to Effect a 1-for-50 reverse stock split of the Company’s common stock.

FOR  ☐            AGAINST  ☐            ABSTAIN  ☐

2.	In the discretion of the proxies on such other matters that are unknown to the Company’s board of directors as of a reasonable time prior to the date of this solicitation and are properly brought before the Special meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS THAT ARE UNKNOWN TO THE COMPANY’S BOARD OF DIRECTORS AS OF A REASONABLE TIME PRIOR TO THE DATE OF THE SOLICITATION AND ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

Do not send stock certificates to the Company for exchange at this time. If the Amendment is approved, the Company will send you a transmittal letter with instructions on exchanging your stock certificate(s).

Please sign this proxy exactly as your name appears herein. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:________________________________, 2006

__________________________________
Signature

__________________________________ Signature if held jointly

THIS PROXY IS SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS AND MAY

BE REVOKED PRIOR TO ITS EXERCISE.

Optional: I              do              do not plan to attend the Special Meeting.